AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON *

                              REGISTRATION NO. 333-

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           Brilliant Sun Industry Co.
             (Exact name of registrant as specified in its charter)


-------------------------------------------- ----------------------------------------- ------------------------------------------
                  Florida                                      6770                                   Applied For

-------------------------------------------- ----------------------------------------- ------------------------------------------
State or other jurisdiction of               PRIMARY STANDARD INDUSTRIAL               I.R.S. Employer Identification No.
incorporation or organization                CLASSIFICATION CODE NUMBER
-------------------------------------------- ----------------------------------------- ------------------------------------------


                              2503 W. Gardner Ct.,
                                 Tampa, FL 33611
                                  813. 831-9348

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               Michael T. Williams
                                    PRESIDENT
                           Brilliant Sun Industry Co.
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]
                            ------------------------
 CALCULATION OF REGISTRATION FEE

========================= ==================== ======================== ========================= ====================
 Title of each class of                                                     Proposed maximum
    securities to be                              Proposed maximum      aggregate offering price
       registered            Amount to be      offering price per unit                                 Amount of
                              registered                                                           registration fee
========================= ==================== ======================== ========================= ====================

Common Stock, $0.01 per
    share par value           15,960,444                 N/A                $25,132,570 (2)          $6,635.00 (3)
========================= ==================== ======================== ========================= ====================

(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Yi Wan Group pursuant to the merger described herein

(2) The registration fee has been calculated pursuant to Rule 457(f)(2). As of October 31, 1999, Yi Wan Group had a book value of the shares to be registered is $25,132,570. In addition, Yi Wan Group common stock has a par value of $0.01 per share. Accordingly, the maximum offering price has been determined to be the book value of the securities to be registered.

(3) This fee has been calculated pursuant to Section 6(b) of the Securities Act, as .0264 of one percent of $25,132,570.


                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                               YI WAN GROUP, INC.

                     INFORMATION STATEMENT FOR SHAREHOLDERS

                           BRILLIANT SUN INDUSTRY CO.

                                   PROSPECTUS

     The board of directors of Yi Wan Group has unanimously approved a merger between Yi Wan Group and Brilliant Sun Industry Co. Brilliant Sun Industry Co. has committed to file to have its stock is quoted on the over-the-counter bulletin board of the Nasdaq Stock Market Inc., under the symbol "*BBB symbol." Because Brilliant Sun Industry Co. is a company whose securities will be quoted on the bulletin board, each of the Yi Wan Group board believes that the merger will

o Increase the visibility in the United States of Yi Wan Group's business, which could be helpful in further developing and commercializing Yi Wan Group's products.

o       Facilitate Yi Wan Group's ability to raise capital in the public markets

o Potentially improve Yi Wan Group's shareholders' ability to sell their shares in the over-the-counter market.

     Your board of directors has determined that the merger is fair to you and in your best interests. In addition, shareholders owning ***% of your common stock have executed a written consent voting to approve the merger. No further consent of you or the shareholders of Yi Wan Group is necessary to approve the merger under the laws of the state of Florida.

     The merger will close as soon as practicable after the SEC declares this Information Statement/Prospectus effective. When the merger is completed, you will receive the following number of shares of Brilliant Sun Industry Co. common stock for each share of Yi Wan Group stock that you own: ***

     Brilliant Sun Industry Co. was formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

     The total number of shares of common stock that Brilliant Sun Industry Co. will issue to all of the Yi Wan Group shareholders in the merger is *total shares. We estimate that this number will represent 96% the outstanding Brilliant Sun Industry Co. common stock after the merger. Following the merger, the surviving company will continue to file reports with the SEC as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

    The proposed merger is a very complex transaction with a number of risks and uncertainties associated with it. This document provides you with detailed information about the proposed merger. We strongly urge you to read and consider carefully this document in its entirety, especially the matters referred to under "risk factors" beginning on *insert page #.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Brilliant Sun Industry Co. common stock to be issued in the merger or indicated if this information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this information statement/prospectus is *date of statement, and it is first being mailed to Yi Wan Group shareholders on or about *date mailed.

Other Information for Yi Wan Group Stockholders:

o The prospectus incorporates important business and financial information that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. **Give the name, address, and telephone number to which security holders must make this request:

o Do not send in your Yi Wan Group of Companies stock certificates now. If the merger is completed, we will send you written instructions for exchanging your share articles.

o The merger has been structured as a tax-free reorganization. The tax basis in your Yi Wan Group of Companies common stock will carryover and become the tax basis in your new shares of Brilliant Sun Industry Co. common stock.

o    Like Yi Wan Group, Brilliant Sun Industry Co. has never paid any dividends.

o If you have any questions about the merger, please call *specify, at Yi Wan Group, at *your number.

Dealer prospectus delivery obligation

     Until , all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus.

                                                                SUMMARY

     This summary highlights selected information from this information statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you.

     In the merger, Yi Wan Group's shareholders will merger shares with Brilliant Sun Industry Co., and Brilliant Sun Industry Co. will be the surviving company Yi Wan Group.

     The merger agreement is attached as annex A to this document. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

The companies.

      Brilliant Sun Industry Co.
     2503 W. Gardner Ct.
     Tampa, FL  33611

     We were organized under the laws of the state of Florida in ****, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Yi Wan Group, Inc.
2503 W. Gardner Ct.
Tampa, FL  33611

The Sino-Foreign companies:

Jiaozuo Yi Wan Hotel Co., Ltd. -
189 Min Zhu Road
Jioazuo, Henan - P.R. China
Tel:  0086-0391-2623227

Shun De Yi Wan Communication Equipment Plant Co., Ltd. -
No 3., 5th Street
Flying Horse Industrial Zone, Daliang District
Shun De, Guangdong - P.R. China
Tel:  0086-765-2220984, 2222097

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. - Zhandian, Wubu County
Jiaozuo, Henan - P.R. China
Tel:  0086-391-7591632


Yi Wan Group was incorporated in Florida in 1999.

The Sino-Foreign Joint Ventures were formed in China in the following years:

Jiaozuo Yi Wan Hotel Co., Ltd. in 1996
Shun De Yi Wan Communication Equipment Plant Co., Ltd. in 1993
Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in 1997

Yi Wan Group is owns an 80% in three Sino-Foreign Joint Ventures which sell the following products and services:

Jiaozuo Yi Wan Hotel Co., Ltd. Sell service for upscale lodging, food and beverage, entertainment and conference and meeting services.

Shun De Yi Wan Communication Equipment Plant Co., Ltd. Sells telephone distribution switching equipment.

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. sells specialty Freshwater Livestock, Vegetables

Yi Wan Group's reasons for the merger

o Increase the visibility in the United States of Yi Wan Group's business, which could be helpful in further developing and commercializing Yi Wan Group's products.

o Facilitate Yi Wan Group's ability to raise capital in the public markets.

o Potentially improve Yi Wan Group's shareholders' ability to sell their shares in the over-the-counter market.


Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger.

     *specify percent of Brilliant Sun Industry Co.'s shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Shareholders owning ***% of our common stock have executed a written consent voting to approve the merger. No further consent of you or the shareholders of Brilliant Sun Industry Co. is necessary to approve the merger under the laws of the state of Florida.

     The percent of Yi Wan Group's shares are held by its directors, executive officers and their affiliates is as follows: **** A majority vote of the issued and outstanding shares is required to approve the merger. Shareholders owning *** of your common stock have executed a written consent voting to approve the merger No further consent of you or the shareholders of Yi Wan Group is necessary to approve the merger under the laws of the state of Florida.

No regulatory approval required.

     *** are we certain no Chinese government approval is required???? Neither Brilliant Sun Industry Co. nor Yi Wan Group is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Florida, the filing with the Commission of the registration statement on Form S-4 registering the shares and this information statement/prospectus, and compliance with all applicable state securities laws regarding the offering and issuance of the shares.

Under the New structure should be done in USA, apply for the US law

Dissenters' rights

     Dissenters' rights of appraisal exist. See page * for further information.

Federal income tax consequences.

     Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you. Yi Wan Group and Brilliant Sun Industry Co. have structured the merger so that neither Yi Wan Group nor its shareholders should recognize gain or loss for federal income tax purposes as a result of the merger.

                     SELECTED HISTORICAL FINANCIAL INFORMATION - TBPBA

     The following selected historical financial information of Yi Wan Group and Brilliant Sun Industry Co. has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes , which are included in this information statement/prospectus.

    The three Sino-Foreign Joint Ventures in which Yi Wan owns an 80% interest maintain their books of account in Renminbi, the national currency of the People's Republic of China. They believe that it is easier for current and potential investors to understand our financial statements if the United States dollar is used as our currency for financial statement presentations. Accordingly, the Consolidated Financial Statements are stated in United States dollars ("US$"). All balance sheet accounts have been translated from RMB to US$ using the exchange rates in effect at December 31 of the applicable balance sheet date. All income statement amounts have been translated using the average exchange rate for the applicable year. The conversion rates used herein for currency translations are those quoted by the People's Bank of China on or after January 1, 1994.

        The following table sets forth the RMB/US$ conversion rates which were used for currency translations provided herein:


Year                     RMB Equivalent of US$1
- ----                     ----------------------
                        As at 12/31  Average Rate
                        -----------  ------------

1998                         8.30      8.31


Yi Wan Group SELECTED HISTORICAL FINANCIAL INFORMATION - TBPBA

Brilliant Sun Industry Co. SELECTED HISTORICAL FINANCIAL INFORMATION- TBPBA

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF Yi Wan Group AND Brilliant Sun Industry Co.- TBPBA

UNAUDITED PRO FORMA COMBINED BALANCE SHEET - TBPBA

COMPARATIVE PER SHARE DATA- TBPBA

                        RISK FACTORS

You should carefully consider the risks described below before making an investment decision in our company. In addition, you should keep in mind that the risks described below are not the only risks that we face. The risks described below are all the risks that we currently believe are material risks of this offering. However, additional risks not presently known to us, or risks that we currently believe are immaterial, may also impair our business operations. Moreover, you should refer to the other information contained in this prospectus for a better understanding of our business.

Our business, financial condition, or results of operations could be adversely affected by the following risks. If we are adversely affected by such risks, then the trading price of our common stock could decline, and you could lose all or part of your investment.

This proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties. Yi Wan Group's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences, include, but are not limited to, those discussed in the following section and in Yi Wan Group's Management's Discussion and Analysis Of Financial Condition and Results of Operations and Yi Wan Group Business.

The merger agreement contains a number of conditions that must be satisfied in order for the merger to take place. If these conditions aren't satisfied, the merger will not close and Yi Wan Group will have suffered a delay in reaching its objective of becoming a listed, trading company on the bulletin board.

The conditions include:

o The shareholders of Yi Wan Group must approve the merger, which condition has been satisfied;

o The holders of no more than 10% of the outstanding shares of common stock of Yi Wan Group shall have exercising dissenters' rights;

o The Securities and Exchange Commission must declare this registration statement effective;

o Brilliant Sun Industry Co. must have filed an application to have its stock quoted on the bulletin board; and

o Yi Wan Group must have satisfactorily completed their due diligence review of Brilliant Sun Industry Co.

     Yi Wan Group is not to complete the merger if the other conditions are not satisfied. Please understand that there is no guarantee that these conditions will be satisfied, or that the merger will occur in the time frame contemplated, or occur at all.

     Shareholders of Yi Wan Group will incur immediate dilution of percentage of ownership in the amount of 4% as a result of the merger, as follows:

Dilution refers to a decrease in the percentage ownership interest of a company that a share of stock represents. In connection with the merger, the shareholders of Yi Wan Group will receive *** share of Brilliant Sun Industry Co. common stock in merger for each share of Yi Wan Group common stock they own, as follows:

Jiaozuo Yi Wan Hotel Co., Ltd. - ***
Shun De Yi Wan Communication Equipment Plant Co., Ltd. - ***
Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. - ***

Because of the *specify number shares in the surviving company after the merger are being retained by our stockholders, the Yi Wan Group's shareholders' percentage ownership interest in Brilliant Sun Industry Co. will be less than their ownership interest in each of Yi Wan Group on a pro-rata basis prior to the merger.

There has been no prior market for our common stock. If we don't get our stock listed for trading after the merger, we will not have satisfied the primary objective of the merger transaction.

Prior to this offering, you could not buy or sell our common stock publicly. We may not be able to secure a market maker to file an application to have our stock listed for trading. Even if we do, an active public market for our common stock may not develop or be sustained after the offering.

We expect the price of our common stock to be volatile. You may not be able to sell your stock for more than you paid for it.

The market price of the common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

o        Quarterly variations in operating results
o        Changes in financial estimates by securities analysts
o        Changes in market valuation of *your industry  companies
o Announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments
o        Loss of a major customer
o        Additions  or  departures  of key  personnel
o Any shortfall in revenue or net income or any increase in losses from levels expected by analysts;
o        Future sales of common stock
o Stock market price and volume fluctuations, which are particularly common among highly volatile securities of companies with foreign operations.

     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, which could have a material adverse effect on our business, operating results and financial condition.

We will be subject to penny stock rules that may make it more difficult for you to sell your shares..

             Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

         These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following the closing of the merger and listing of our stock be subject to subject to such penny stock rules, our shareholders will in all likelihood find it more difficult to sell their securities.

The following risks relate to the three Sino-Foreign Joint Ventures in which Yi Wan has an 80% interest.

TELECOMMUNICATIONS

We may not be able to successfully market our telecommunications products and services or keep up with technological changes in the telecommunications industry.

If the telecommunications products and services we provide are not accepted for any reason, our business will be adversely affected. The market for our products may grow more slowly than we expect. Technologies, customer requirements and industry standards may change rapidly. We must improve our products to keep up with these changes. New or improved products from competitors could make our products less competitive or obsolete.

We need to expand or we will not be able to service our growing user base, which could cause us to lose existing or potential customers and thus materially adverse affect our business and operations. We expect operating expenses will increase and this could adversely affect us.

We expect our expenses will increase substantially as we:

o Increase our sales and marketing activities by adding 12 additional sales people.

o Develop new products and technologies to keep up with the changes in the telecommunications industry.

o    Expand our local markets and move into the north-central province region.

o    Improve the quality of the existing products.

o    Increase the after-sale customer service.

o     Maintain our product quality while, at the same time, lowering the prices.

o     Continue our research and development.

We may not be successful in expanding our markets and our activities may be more expensive than we currently expect. We may not experience any revenue growth in the future, and, in fact, our revenue could decline. As a result, we cannot predict our future operating results with any degree of certainty.

We cannot grow successfully if we do not increase sales to existing customers.

We plan to grow by selling additional products and services to our existing customers. We will also introduce new products and services to our customers.

Our marketplace is extremely competitive.

We face an extremely competitive environment. Nationwide, there are 60 companies licensed to produce telephone distribution switching equipment. Our competitors compete chiefly on the basis of price and technological capabilities; we have an approximate 10% market share. If we do not remain competitive price-wise or with our own technological capabilities, we may not be able to continue to compete successfully.

We depend on short-term contracts that may not be renewed, which would reduce our revenues and increase our losses.

Our principal customers are either local or national government entities. We derive a significant portion of our revenues from the sale of our telephone distribution switching equipment through contracts that may be easily cancelled or not renewed. Many of our telephone distribution switching equipment customers could cease purchasing our product quickly and without penalty. As a result, our quarterly operating results will depend heavily on revenues from contracts. If customers cancel or defer existing contracts or if we fail to obtain new contracts, our business, results of operations and financial condition for that quarter and future periods will be adversely affected.

Our contracts can be cancelled for our failing to meet a quality requirement or for failing to deliver on time.

Should we fail to maintain the quality of our telephone distribution switching equipment, or should we fail to deliver our telephone distribution switching equipment on time, our customers can cancel their contracts without penalty.

A single customer, the city of Shenzheng Huawei in Guangdong province, generates 17.6% of consolidated our revenue.

Should we lose Shenzheng Huawei as a customer, our business would suffer.

We could be found to infringe on the property rights of our competitors.

Although we take all precautionary measures necessary in our opinion to observe competitors trademarks and patents, there can be no assurance that we will not be found to infringe on the property rights of competitors. Infringement may expose us to substantial litigation costs.

We might not be able to obtain the patents and trademarks necessary for us to remain competitive.

Although we've been successful in the past in obtaining patent and trademark registration for select products, there can be no assurance that future petitions for patent and trademark registration will be granted. Due to the rapid rate of development and technological change in the telephone distribution frame industry and the substantial costs of research and development, failure to obtain patent and trademark registration may cause us to have difficulty competing in the marketplace.

We could be subject to substantial product liability claims.

We maintain no product liability insurance. Product liability claims may cause us to have difficulty competing in the marketplace.

We could be harmed if any of our employees released proprietary information.

We have no confidentiality agreements with our employees. Consequently, we could lose valuable proprietary information, which would hinder our ability to compete.

We could be harmed by a failure to be Year 2000 compliant, or by other facilities' lack of Year 2000 compliance.

The Year 2000 issue presents a number of other risks and uncertainties that could impact us, such as public utilities failures, potential claims against it for damages arising from products and services that are not Y2K compliant. While we continue to believe the Y2K issues described above will not materially affect our financial position or operation, it remains uncertain as to what extent, if any, we may be impacted.

Although we maintain a good relationship with our suppliers, there is no guarantee that our relationships will continue.

We have no long-term contracts with our suppliers. Should we be unable to obtain the supplies we need in the marketplace, our business could suffer.

We are dependent on the Chinese government renewing telecommunications as a Favored Industry.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced the telecommunications industry as a favored industry for national growth and development, there can be no assurance that this status will not be revoked. Revocation of this status may cause us to have difficulty competing in the market place.

China may enter into the World Trade Organization, which might have an effect our business.

If China is admitted into the World Trade Organization, under current entrance requirements, it would be required to relinquish its monopoly of the telecommunication industry and reduce import tariffs on telecommunication products, currently at more than 10% to zero. These actions may have the effect of increasing competition in the market place and may cause us to have difficulty competing.

The Chinese government could shift its priorities in regional development, which could effect our business.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause us to have difficulty competing in the marketplace.

The Chinese government could change its policy on purchasing telecommunications equipment, which could have a significant effect on our business.

The Ministry of Post and Telecommunication has government-affiliated telephone main distribution frame production facilities The government could require ministries and agencies to purchase products from government entities. This purchase requirement would cause us to have difficulty competing in the marketplace.


AQUACULTURE

We need to expand or we will not be able to service our growing user base, which could cause us to lose existing or potential customers and thus materially adverse affect our business and operations. We expect operating expenses will increase and this could adversely affect us.

We expect our expenses will increase substantially as we:

o        Expand our facilities to take advantage of growth opportunities.

o Create new techniques to raise our own aquaculture products as opposed to buying the product s and raising them.

o        Expand our transportation to market network.

Poor quality aquaculture stock would adversely affect our company

We must be able to get enough consistent stock on reasonable terms and at reasonable prices in order to succeed. We are dependent on our suppliers, with whom we have no long-term contracts, to provide our stock. Should we not be able to obtain sufficient stock, our business could be adversely impacted.

Unhealthy stock could adversely affect our success.

Although we take cares to guarantee the health of our stock, there is no guarantee that we will be able to avoid stock health problems. Problems with health or diseases could substantially effect our ability to compete.

Volatile supply costs could hurt operations.

Our profitability is sensitive to changes in the cost of supplies because the cost of feed and other supplies are a large part of the cost of producing our stock.. These costs are affected by regional and seasonal availability and demand. Weather conditions and other factors may make feed and supplies more expensive. Increased expense or a large decline in the availability of these supplies could have a negative effect on our profitability.

Strong competition may hurt our operations.

Many of our current and potential competitors have much more financial, technical and personnel resources than we do.

Many  of  our   competitors   have   long-standing   reputations   and  business
relationships with existing customers. These relationships may cause the company to have difficulty competing in the marketplace.

We can not guarantee that our competitors will not be more successful in developing and improving aquaculture production technologies and raising consistently high quality aquaculture products that are more economical to raise than ours. Also, as additional competitors begin operations, aquaculture products may exceed demand and result in lower market prices.

Failure of our research and development projects in aquaculture breeding could adversely effect our business.

We are involved in a number of research and development projects, but there is no guarantee that any other those projects will be successful.

We experience substantial seasonal variations in the demand for our products, which may effect our profitability.

Revenue from the sale of aquatic products peaks during the period of January through April, the time in the lunar calendar traditionally associated with Chinese New Year. Revenue from the sale of land-based vegetable products peaks during the growing season of April through November.

We are required by the marketplace to keep a large amount of "inventory" on hand.

We endeavors to provide products upon customer demand. Because of the inability to "rush" production of aquaculture products to meet that demand, we must keep a sizable volume of product in the "work in process" stage of production. This large amount of product on hand could effect our profitability.

We depend on a single customer for a large portion of our revenue.

We generates 12% of our revenue from sales to the Henan Department of Seafood Distribution. Should we no longer supply the Henan Department of Seafood Distribution, our business could be adversely effected.

We will be adversely affected if the market taste changes.

Our primary products-- fresh water shrimp, fresh water crab, soft-shell turtle and perch--are considered traditional gourmet items in the Chinese culinary palette. There is no guarantee that the market will continue to value these products.

We rely on outside vendors to transport a substantial portion of our product to market.

If our vendors failed or ceased to provide satisfactory service, competing in the market place may become more difficult.

We are dependent on clean water, which might not remain available.

Since we obtain all of the water used in the production of its products from a subterranean reservoir source, contamination of this water source may effect our profitability and ability to compete.

We are at risk from soil contamination.

Although there is no indication of present soil contaminates or reason to believe soil contaminates, whether of natural origin or from industrial operations in proximity to our production facilities, will enter our soil, there is no assurance this will remain true in the future. Contamination of the soil used for vegetable production may cause us to have difficulty competing in the marketplace.

Our business is at risk from flooding.

Although the national and local governments have increased flood control efforts within the past year, there can be no assurance that our facility, due to its close proximity to the Yellow River, will not experience flooding in the future Facility damage or destruction from flooding could effect our profitability and our ability to compete.

Failure to comply with government regulation may adversely affect us.

We are subject to government regulations. We can not guarantee that we will satisfy all regulations or obtain all required approvals. Changes in or additions to applicable regulations could also have a negative effect on our business.

We must obtain licenses and franchises from the Chinese government.

We operate under a business license granted by the Chinese government. The term of our business license is from August 1998 to August 2009, and there is no guarantee that our license will be renewed. We also have a land use permit from the government for three parcels of land comprising 231 acres. The franchise is valid for 50 years, but there is no guarantee that the franchise will be renewed or that the terms of the franchise will not be changed.

We are dependent on the Chinese government renewing advanced technology agriculture as a Favored Industry.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced the advanced technology agricultural production industry as a favored industry for national growth and development, there can be no assurance that this status will be revoked. Revocation of this status may cause to have difficulty competing.

The Chinese government could shift its priorities in regional development, which could effect our business.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause us to have difficulty competing.

China may enter into the World Trade Organization, which might have an effect our business.

If China is admitted into the World Trade Organization, import tariffs on a wide variety of agricultural products would be reduced by and average of 10% - 12%. The reductions of these import tariffs could cause the effect of greater competition and may cause us to have difficulty competing in the marketplace.

Local   government   may  not  follow   through  with  promised   infrastructure
improvements.

Although the provincial and local governments in their tenth five year plans (2001-2005) announced intentions for extensive infrastructure development, there can be no assurance these plans will occur. Absence of this infrastructure development may cause us to have difficulty competing.


HOTEL

We need to expand or we will not be able to service our growing user base, which could cause us to lose existing or potential customers and thus materially adverse affect our business and operations. We expect operating expenses will increase and this could adversely affect us.

We expect our expenses will increase substantially as we:

o        Improve our customer service.

o        Improve our infrastructure.

o        Increase the volume of customers.

o        Put in place a better management team.

o        Put in place control systems for overhead.

o Increase the size of the entertainment department, bringing in more expensive artists.


Our hotel is subject to all of the operating risks common to the hotel industry.

o        Changes in room availability.

o        Changes in room rates.

o Changes in travel patterns due to increases in travel expenses and other factors.

o        Changes in leisure travel patterns because of weather.

o        Changes in national, regional and local economic conditions.

o Changes in culinary trends, which could impact our food and beverage operations.

All of these risks could adversely affect our average occupancy and average daily room rates, our convention businesses or our food and beverage operations, which could reduce our revenues.

The hotel industry in our area is intensely competitive.

We face competition on factors such as room rates, quality of accommodations, name recognition, service levels, convenience of location, available meeting space and the quality and scope of other amenities including food and beverage facilities.

Within the primary market, there are nine hotels licensed by the government to accept foreign guests. This is a price sensitive market, and some of our competitor's room rates are less than ours.

We are competing with government-owned hotels.

Two hotels considered to be competition in our primary market are government owned and operated. The government could require ministries and agencies to conduct all travel, conference and entertainment-related business with government-owned entities. This requirement could cause us to have difficulty competing.

By virtue of their government ownership status, these hotels are not subject to the same profit and loss operating requirements as we as a privately owned entity are. This may also cause us to have difficulty competing.

Our competitors could substantially upgrade their product offerings.

Although at present, our competitors' facilities are in lower physical condition than ours, there can be no assurance that the owners, including the government-owned hotels, will not invest in substantial physical facility renovation. Physical facility renovation of the competitor's facilities could cause us to have difficulty competing.

We are subject to government regulation.

The company is subject to certain city government environmental regulations concerning the disposal of waste water and noise emission levels. Should we fail to comply with these regulations, our ability to profit will suffer.

We may not be able to successfully implement our plan for growth.

We have a number of expansion projects under way. These projects may not be completed, or may be completed and not provide us with the increase in revenue we anticipated.

We cannot assure you that our systems, procedures and controls, and management, financial and other resources will be adequate to support our expansion.

We must obtain licenses and franchises from the Chinese government.

We have registered the Yiwan Group Hotel name and the Yiwan hotel operations logo with the Ministry of Administration and Trademarks. The term of our business license is from January 1997 to January 2012, and our trademark is registered in perpetuity provided yearly fees are paid. Should we be unable to renew our business license or fail to pay for our trademark, our business could suffer.

We rely on a favorable tax policy from the national and local government.

We currently have no income tax for two years and 1/2 tax for 3 years. We also have a favorable tax policy from the Jiaozuo city government, valid for three years. If we lose our favorable tax position, we may have trouble competing in the marketplace.

We have seasonal variations, which may effect our profitability.

Lodging revenue peaks during the period of April through October, coinciding with peak vacation travel season, and the period (April through June) when most companies hold bi-annual company meetings.

Food and beverage revenues peak during the period of January through April, the time in the lunar calendar traditionally associated with Chinese New Year.

Conference and meeting revenue peak during April through June and November through December, when most companies hold bi-annual meetings and product shows.

A failure of local governments to follow through with infrastructure upgrades could effect our profitability.

Although the provincial and local governments in their tenth five year plans (2001-2005) announced plans for extensive infrastructure development, there can be no assurance these plans will be executed.

Our continued growth is dependent on local government bringing new business to the region.

Although local government has been successful in the past attracting new large industry and businesses to our primary area, there can be no assurance this success will continue. Absence of additional new large industry and businesses to the local economy could effect our revenue..

We are  dependent  on the  Chinese  government  renewing  tourism  as a  Favored
Industry.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced tourism as a favored industry for national growth and development, there can be no assurance that this status will be revoked. Revocation of this status may cause to have difficulty competing.

The Chinese government could shift its priorities in regional development, which could effect our business.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause us to have difficulty competing.

ALL OPERATING SEGMENTS

We are dependent on key personnel.

Cheng Wanming is the president of all three of our operating segments. His leadership and management skills in this position are necessary to our on-going operations. In the event Cheng Wanming is not able to, or chooses not to, function in this position, we may have difficulty competing in the market place.

We must obtain a license each year which allows us to sell our products to government agencies.

If we are not able to obtain our annual business license, we would not be able to sell our products to government agencies, which represent the majority of our customers. This would adversely effect our business. In China, unlike the United States, business licenses are granted for a relatively short period of time and renewed based on a series of operational criteria. If we fail to meet those criteria, we may not be granted an extension of our business license.

CHINESE OPERATIONS

There are risks related to operating in China which are applicable to our three operating segments.

All of our facilities are located in the People's Republic of China and, as a result, our operations and assets are subject to significant political, economic, legal and other uncertainties.

These risks include:

o        Political and trade relations with the United States.

o        Economic reform issues.

o        Uncertain legal system and application of laws.

o        Government control of currency conversion and exchange.

Political and Trade Relations with the United States

Political and trade relations between the United States and the Chinese government within the past five years been considered volatile and may continue to be volatile in the future. Although the major causes of volatility, the United States' considered revocation of China's Most Favored Nation trade status, illegal transshipments of textiles from China to the United States, issues surrounding the sovereignty of Taiwan and the United States' bombing of the Chinese embassy in Yugoslavia have no direct connection to our operations, other on-going causes of volatility including the protection of intellectual property rights within China and sensitive technology transfer from the United States to China have closer potential connection to our operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause us to have difficulty operating in the marketplace.

Economic Reform Issues

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the Chinese government has implemented economic reform measures that emphasize decentralization and the encouragement of private economic activity. Such economic reform measures may be inconsistent or ineffectual, and we might not be able to capitalize on all such reforms. Further, there can be no assurance that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, that such policies will not be significantly altered from time to time or that business operations in China would not become subject to the risk of nationalization, which could result in the total loss of investment.

Since 1978, the Chinese government has been reforming its economic systems. Many reforms are unprecedented or experimental and are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could also lead to further readjustment of the reform measures. This refining and readjustment process may not always have a positive effect on our operations.

Our business is dependent to a certain extent upon the allocation of funds in the government's budgeting processes. Since these processes are not necessarily subject to fixed time schedules, our operations may be adversely affected by extended periods of budgeting freezes or restraints and our quarterly revenues and operating results may fluctuate in accordance with these budgeting processes.

In addition, our business also is dependent to a certain extent upon the availability of credit to our customers from the banking system in China. Recently, in response to inflationary concerns and other economic factors, the Chinese government imposed restrictions on the funds available for lending by the banking system. In addition, we don't know whether the restrictions on the availability of credit will ease and, if so, the nature and timing of such changes.

Over the last few years, China's economy has registered a high growth rate and there have been recent indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb the excessive expansion of the economy. These measures have included devaluations of the Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of our customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy in general. To further combat inflation, the Chinese government may adopt additional measures, including the establishment of freezes or restraints on certain projects or markets, which may have an adverse effect on the our operations.

Although reforms to China's economic system have not adversely impacted our operations in the past and are not expected to adversely impact its operations in the foreseeable future, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad and reduction in tariff protection and other import restrictions.

Uncertain Legal System and Application of Laws

The Chinese legal system is based on written statutes and is a system, unlike common law systems, in which decided legal cases have little presidential value. The Chinese system is similar to civil law systems in this regard. In 1979, China began the process of modernizing its legal system by creating a comprehensive system of laws. On December, 1993, the National People's Congress promulgated the Company Law of the People's Republic of China (the "Company Law"), which became effective in July, 1994. In addition, China has published a number of laws and regulations governing the establishment and operations of foreign invested enterprises. In general, laws on foreign invested enterprises encourage foreign investment in China and provide certain preferential treatment to foreign investors, such as tax reduction or exemption. However, there can be no assurance that preferential treatment provided by these laws will not change or be withdrawn. In addition, because the these new laws and regulations relevant to foreign investors are relatively recent, their interpretation and enforcement involve significant uncertainty.

Government Control of Currency Conversion and Exchange

The lawful unit of currency in the PRC is the Renminbi, or yen.

We receive almost all of its revenues in Renminbi, which is mot freely convertible into foreign exchange. However, we may require foreign currency to meet foreign currency obligations, such as for future purchases of certain equipment. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports.

In December 1996, Renminbi has become fully convertible based on rates (previous day's PRC inter-bank foreign exchange rate and current world market exchange rates) determined by the Foreign Currency Control System for all current account transactions. Foreign exchange which is required for current account transactions can be bought freely at authorized Chinese banks so long as the procedural requirements prescribed by law are met. Payment of dividends to foreign investors holding equity interests in Chinese companies, including Foreign Investment Enterprises, is considered a current account transaction. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks. Purchase of foreign exchange for capital account transactions still requires prior approval of the State Administration for Foreign Exchange.

Although the Renminbi/United States dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the Renminbi will not be officially devalued by direction of the Chinese government against the United States dollar.

Exchange  rate  fluctuations  may  adversely  affect our  financial  performance because of its foreign currency denominated liabilities and may materially adversely affect the value, translated or converted as applicable into United States dollars, of our net fixed assets, our earnings and our declared dividends.  We may  not be  able  to  obtain  all  required  approvals  for  the conversion and remittance abroad of foreign currency necessary for the operations of our businesses. However, even if we obtain these approvals, such approvals do not guarantee the availability of foreign currency. We can't be certain that we will be able to convert sufficient amounts of foreign currency in the PRC's foreign exchange markets in the future at acceptable rates, or at all, for the repayment of debt, payments of interest, purchases of equipment or payment of dividends, if any, and payments for services and other contracts. To the extent that the subsidiaries are restricted from distributing dividends and profits to us, our business, results of operations and financial condition could be hurt. We currently does not engage in any hedging activities in order to minimize the effect of exchange rate risks.




                                                           MERGER APPROVALS

Approval of the merger

     On *date , 1999, Michael T. Williams as the sole member of our board of directors approved the merger proposal. The majority of our stockholders approved the merger proposal on the same date.

     On the following date, the boards of directors of Yi Wan unanimously approved the merger proposal: The majority of your stockholders approved the merger proposal on the same date.

                                                          MERGER TRANSACTIONS

     The merger agreement provides that each outstanding share of Yi Wan Group stock, other than dissenting shares, as defined later in this document, will be exchanged for shares of Brilliant Sun Industry Co. common stock, as follows:


Immediately after the closing of the merger, the former holders of Yi Wan Group common stock will hold in the aggregate *total shares shares of Brilliant Sun Industry Co. common stock, or approximately 96% of the shares of Brilliant Sun Industry Co. common stock to be outstanding immediately after the closing of the merger, calculated assuming the issuance of *total issuance shares of Brilliant Sun Industry Co. common stock to the Yi Wan Group's shareholders in the merger.

The agreement provides that at the closing of the merger, Brilliant Sun Industry Co. will elect, effective upon the effectiveness of the merger, a new board of directors to consist of *you select people.

     The agreement provides that Yi Wan Group's shareholders who vote against the merger are entitled to dissenters' rights with respect to the proposed the receipt shares of Brilliant Sun Industry Co. common stock as set forth in Florida law.

     None of the shares of Brilliant Sun Industry Co. common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of such shares not otherwise returned to us as provided in the merger agreement will be outstanding capital stock of Brilliant Sun Industry Co. after the closing of the merger.

     The merger will be consummated promptly after this information statement/prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Florida. Thereafter, each shareholder of Yi Wan Group will become a subsidiary of Brilliant Sun Industry Co., with the result that Brilliant Sun Industry Co. will be the surviving corporation in the merger.

Fractional shares.

     As of the date of this information statement/prospectus, there were no fractional shares of Yi Wan Group's common stock outstanding. Because each outstanding share of Yi Wan Group's common stock will be entitled to receive *specify shares of Brilliant Sun Industry Co.'s common stock under the terms of the merger agreement, there will be no fractional shares issued in the merger.

Bulletin board listing

     Brilliant Sun Industry Co. will be subject to the reporting requirements of the Securities Exchange Act of 1934 after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

     Upon closing of the merger, Brilliant Sun Industry Co. will seek to become listed on the over the counter bulletin board under the symbol "*symbol". If and when listed, the Yi Wan Group's shareholders will hold shares of a publicly-traded Florida corporation subject to compliance with the reporting requirements of the exchange act. Because the state of incorporation, articles and bylaws of Brilliant Sun Industry Co. will be the same as those of Yi Wan Group prior to the merger, the rights of shareholders of Yi Wan Group will not change as a result of the merger.

Background of the merger

     Brilliant Sun Industry Co.. As discussed under Brilliant Sun Industry Co. Business, Brilliant Sun Industry Co. was formed primarily to serve as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Contacts between the Parties

     In May, 1999, Mr. Yale Yu, President of ITG and Associates, the American representative of Yi Wan Group, entered into discussions with Mr. Michael T. Williams, Brilliant Sun Industry Co.'s President. After some additional discussions between the parties, Yi Wan Group indicated that it would be interested in discussing a possible business combination with Brilliant Sun Industry Co.. Thereafter, there were numerous telephone conversations between the companies relating to various aspects of the potential merger, including in-depth discussions concerning the steps that needed to be taken to close the merger.

     Following these discussions, representatives of Brilliant Sun Industry Co. and Yi Wan Group negotiated the basic structure, terms and conditions of the merger. In connection with these negotiations, Mr. Williams agreed to reduce his salary to $45,000, to be paid by Mr. Yu. Mr. Williams also agreed to give *** shares and Mr. Yu agreed to give *** shares back to us at the close of the merger. After having reached resolution on all open issues, a merger agreement was drafted and Yi Wan Group convened a special meeting of its board of directors at which the agreement of merger and the other transactions required by the merger agreement were discussed and reviewed. Thereafter, the board of directors of Yi Wan Group unanimously adopted and approved the agreement of merger and the transactions required by the merger agreement.

     On , Michael T. Williams, as the sole director of Brilliant Sun Industry Co. , approved the agreement of merger and the transactions required by the merger agreement. On , *** the agreement of merger was executed and delivered by each of the parties .

     Neither of the respective boards of Directors of Brilliant Sun Industry Co. or of Yi Wan Group requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to Brilliant Sun Industry Co. and its stockholders Yi Wan Group and its shareholders.

Reasons for the merger

     Brilliant Sun Industry Co.'s reasons for the merger.

     In considering the merger, the Brilliant Sun Industry Co. board took note of the fact that Yi Wan Group met our business plan and that the merger proposal was fair to, and in the best interests of, Brilliant Sun Industry Co. and the Brilliant Sun Industry Co.'s stockholders.

     Yi Wan Group's reasons for the merger.

o Increase the visibility in the United States of Yi Wan Group's business, which could be helpful in further developing and commercializing Yi Wan Group's products.

o Facilitate Yi Wan Group's ability to raise capital in the public markets.

o Potentially improve Yi Wan Group's shareholders' ability to sell their shares in the over-the-counter market.

Interests of certain persons in the merger

     Upon the closing of the merger, the current directors and executive officers of Yi Wan Group will become the directors and executive officers of the surviving corporation.

Material Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax consequences of the merger that are generally applicable to holders of Yi Wan Group's common stock. This discussion is based on currently existing provisions of the Internal Revenue code of 1986, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Yi Wan Group shareholders, as described herein.

     Yi Wan Group's shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks or insurance companies, are subject to the alternative minimum tax provisions of the code, are foreign persons, are tax-exempt entities, are taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to, concurrently with or after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act, whether or not such transactions are in connection with the merger. Accordingly, all shareholders are urged to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

     Neither Brilliant Sun Industry Co. nor Yi Wan Group has requested, or will request, a ruling from the Internal Revenue Service, IRS, with regard to the federal income tax consequences of the merger. It is the opinion of Williams Law Group, P.A., counsel to Brilliant Sun Industry Co., that the merger will constitute a reorganization under Section 368(a) of the code. The tax opinion is based on certain assumptions, as well as representations received from Yi Wan Group, Brilliant Sun Industry Co. and certain shareholders of Yi Wan Group and will be subject to the limitations discussed below. Of particular importance are the assumptions and representations relating to the continuity of interest requirement discussed below. Moreover, the tax opinions will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent such descriptions relates to statements of law, it is correct in all material respects.

     Subject to the limitations and qualifications referred to herein, and as a result of the merger's qualifying as a reorganization, the following federal income tax consequences should, under currently applicable law, result:

         No gain or loss will be recognized for federal income tax purposes by the holders of Yi Wan Group common stock upon the receipt of Brilliant Sun Industry Co. common stock solely in merger for such Yi Wan Group common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

         The aggregate tax basis of the Brilliant Sun Industry Co. common stock so received by Yi Wan Group shareholders in the merger will be the same as the aggregate tax basis of the Yi Wan Group common stock surrendered in merger therefore.

         The holding period of the Brilliant Sun Industry Co. common stock so received by each Yi Wan Group shareholder in the merger will include the period for which the Yi Wan Group common stock surrendered in merger therefore was considered to be held, provided that the Yi Wan Group common stock so surrendered is held as a capital asset at the closing of the merger of the merger.

     A holder of Yi Wan Group common stock who exercises dissenters' rights with respect to a share of Yi Wan Group common stock and receives a cash payment for such share generally should recognize capital gain or loss, if such share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in such share and the amount of cash received, provided that such payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code. A sale of shares under an exercise of dissenters' rights generally will not be so treated if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of capital stock of the Brilliant Sun Industry Co., either actually or constructively within the meaning of Section 318 of the code, immediately after the merger.

     Neither Brilliant Sun Industry Co. nor Yi Wan Group will recognize gain solely as a result of the merger.

     Characterizing the merger as a reorganization is dependent on certain requirements. One key requirement is that there is a continuity of interest with respect to the business of Yi Wan Group . In order for the continuity of interest requirement to be met, shareholders of Yi Wan Group must not, under a plan or intent existing at or prior to the closing of the merger of the merger, dispose of so much of their Yi Wan Group common stock in anticipation of the merger, plus the Brilliant Sun Industry Co. common stock received in the merger that the Yi Wan Group shareholders, as a group, would no longer have a significant equity interest in the Yi Wan Group business being conducted by the us after the merger .

     Yi Wan Group shareholders will generally be regarded as having a significant equity interest as long as the Brilliant Sun Industry Co. common stock received in the merger, in the aggregate, represents a substantial portion of the entire consideration received by the Yi Wan Group shareholders in the merger. This requirement is frequently referred to as the continuity of interest requirement. If the continuity of interest requirement is not satisfied, the merger would not be treated as a reorganization. The law is unclear as to what constitutes a significant equity interest or a substantial portion. The IRS ruling guidelines require eighty percent continuity, although such guidelines do not purport to represent the applicable substantive law. Accordingly, certain Yi Wan Group shareholders will be asked to execute and deliver to Yi Wan Group a continuity of interest certificates prior to the closing of the merger. The continuity of interest certificates obtained from such shareholders contemplate that the eighty percent standard will be applied. If such requirement is not satisfied, the merger will not be treated as a reorganization.

     A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Yi Wan Group would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between the sum of the fair market value, as of the closing of the merger, of the Brilliant Sun Industry Co. common stock issued in the amount of the liabilities of Yi Wan Group assumed by Brilliant Sun Industry Co. in the Yi Wan Group's basis in such assets

o Yi Wan Group shareholders would recognize gain or loss with respect to each share of Yi Wan Group common stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the closing of the merger, of the Brilliant Sun Industry Co. common stock received in merger therefore.

In such event, a shareholder's aggregate basis in the Brilliant Sun Industry Co. common stock so received would equal its fair market value and the shareholder's holding period for such stock would begin the day after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act is consummated.

     Even if the merger qualifies as a reorganization, a recipient of Brilliant Sun Industry Co. common stock would recognize income to the extent that, for example, any such shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Yi Wan Group common stock surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that Yi Wan Group shareholders were treated as receiving, directly or indirectly, consideration other than Brilliant Sun Industry Co. common stock in merger for such shareholder's common stock gain or loss would have to be recognized.

     This discussion does not address the tax consequences of the merger to holders of Yi Wan Group warrants and options, who, as a result of the merger, will receive Brilliant Sun Industry Co. warrants and options. Holders of such securities should consult their tax advisors with respect to such tax consequences.

Termination.

At any time prior to the Effective Date, the merger agreement may be terminated, and the merger abandoned under certain circumstances, including:

o        By mutual consent of Brilliant Sun Industry Co. and Yi Wan Group
o             By  either  party  if  the  other  party's   representations   and
              warranties contained in the merger agreement shall be or shall have become inaccurate, or if the other party's covenants contained in the merger agreement shall have been breached
o By either party if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger
o By Yi Wan Group if the special meeting shall have been held and the merger agreement shall not have been adopted and approved at such meeting by the required vote
o By Yi Wan Group if Yi Wan Group reasonably determines that the timely satisfaction of any condition to its obligations to consummate the merger has become impossible or unlikely.

Dissenters' Rights

The following summary of dissenters' rights under Florida law is qualified in its entirety by reference to chapter 607, Florida Statutes.

     Failure to strictly follow the procedures set forth therein may result in the loss, termination or waiver of dissenters' rights. A *your name shareholder who fails to sign and return a proxy card disapproving and withholding authorization for the merger or to attend the *your name special meeting and vote his or her shares against the merger will not have a right to exercise dissenters' rights. A *your name shareholder who desires to exercise his or her dissenters' rights must also submit a written demand for payment to *your name before the date of the *your name special meeting.

     Section 607.1303 of Florida law provides the following procedure for exercise of dissenters' rights.--

o The corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

o Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who did not vote for, or consent in writing to, the proposed action.

o Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

o Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment for dissenting and shall not be entitled to vote or to exercise any other rights of a shareholder.

In accordance with the foregoing requirement, the text of the relevant sections is set forth below:

607.1301 Dissenters' rights; definitions provides as follows:

     "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

o "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302 Right of shareholders to dissent provides as follows:

o Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

o Consummation of a plan of merger to which the corporation is a party, the shareholder is entitled to vote on the merger, or

o       If the corporation is a subsidiary that is merged with its parent under
s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

o Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

o   As provided in s. 607.0902(11), the approval of a control-share acquisition;

o Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

o Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

o Altering or abolishing any preemptive rights attached to any of his or her shares;

o Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

o Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of
o        accrued dividends or other arrearages in respect to such shares;

o Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

o Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

o Reducing the stated dividend preference of any of the shareholder's preferred shares; or

o Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

o Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

o        A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

o A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

o Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

o A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

 Accounting Treatment

     For accounting purposes, the merger will be treated as a reverse acquisition with Yi Wan Group being treated as the acquiree for financial reporting purposes.


Merger Procedures

     Unless otherwise designated by a Yi Wan Group shareholder on the transmittal letter, certificates representing shares of Brilliant Sun Industry Co. common stock issued to Yi Wan Group shareholders will be issued and delivered to the tendering Yi Wan Group shareholder at the address on record with Yi Wan Group . In the event of a transfer of ownership of shares of Yi Wan Group common Stock represented by certificates that are not registered in the transfer records of Yi Wan Group , the shares may be issued to a transferee if such certificates are delivered to the Transfer Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Transfer Agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming such certificates to be lost, mislaid or destroyed, Such bond, security or indemnity as the surviving corporation and the merger agent may reasonably require
o Any other documents necessary to evidence and effect the bona fide merger, the merger agent shall issue to holder the shares into which the shares represented by such lost, stolen, mislaid or destroyed
o        Certificates have been converted.

Neither Brilliant Sun Industry Co., Yi Wan Group , nor the Transfer Agent is liable to a holder of Yi Wan Group's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Yi Wan Group's shareholders constitutes ratification of the appointment of the Transfer Agent.

     After the closing of the merger, holders of certificates will have no rights with respect to the shares of Yi Wan Group common stock represented thereby other than the right to surrender such certificates and receive in merger the shares of Brilliant Sun Industry Co. common stock to which such holders are entitled.

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MD&A - TBPBA
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                                                        YI WAN GROUP'SBUSINESS

All of our facilities are located in the People's Republic of China and, as a result, our operations and assets are subject to significant political, economic, legal and other uncertainties.

Although the majority of productive assets in the PRC are owned by the Chinese government, in the past several years the Chinese government has implemented economic reform measures that emphasize decentralization, the utilization of market forces in the development of the PRC economy and the encouragement of private economic activity. Such economic reform measures may be inconsistent or ineffectual and we may not be able to capitalize on all such reforms. Further, there can be no assurance that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, that such policies will not be significantly altered from time to time or that business operations in the PRC would not become subject to the risk of nationalization, which could result in the total loss of investment.

Economic Reform.

Since 1978, the Chinese Government has been reforming its economic systems. Many reforms are unprecedented or experimental and are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could also lead to further readjustment of the reform measures. This refining and readjustment process may not always have a positive effect on our operations.

Although reforms to China's economic system have not adversely impacted our operations in the past and are not expected to adversely impact its operations in the foreseeable future, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in the PRC's political, economic and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad and reduction in tariff protection and other import restrictions.

Uncertain Legal System and Application of Laws.

The Chinese legal system is based on written statutes and is a system, unlike common law systems, in which decided legal cases have little presidential value. The Chinese system is similar to civil law systems in this regard. In 1979, China began the process of modernizing its legal system by undertaking to promulgate a comprehensive system of laws. On December, 1993, the National People's Congress promulgated the Company Law of the People's Republic of China, which became effective in July, 1994. In addition, China has published a number of laws and regulations governing the establishment and operations of foreign invested enterprises. In general, FIE laws encourage foreign investment in China, and provide certain preferential treatment to foreign investors, such as tax reduction or exemption. However, there can be no assurance that preferential treatment provided by FIE Laws will not change or be withdrawn. In addition, because the Company Law, FIE Laws and regulations relevant to foreign investors are relatively recent, their interpretation and enforcement involve significant uncertainty.

Government Control of Currency Conversion and Exchange Risks.

The lawful unit of currency in the PRC is the Renminbi (RMB).

We receive almost all of our revenues in Renminbi, which is not freely convertible into foreign exchange. However, we may require foreign currency to meet foreign currency obligations, such as for future purchases of certain equipment. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports.

In December 1996, Renminbi became fully convertible based on rates (previous day's PRC inter-bank foreign exchange rate and current world market exchange rates) determined by the Foreign Currency Control System for all current account transactions. Foreign exchange that is required for current account transactions can be bought freely at authorized Chinese banks so long as the procedural requirements prescribed by law are met. Payment of dividends to foreign investors holding equity interests in Chinese companies, including Foreign Investment Enterprises, is considered a current account transaction. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks. Purchase of foreign exchange for capital account transactions still requires prior approval of the State Administration for Foreign Exchange.

Although the Renminbi/United States dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the Renminbi will not be officially devalued by direction of the PRC government against the United States dollar.

Exchange rate fluctuations may adversely affect our financial performance because of our foreign currency denominated liabilities and may materially adversely affect the value, translated or converted as applicable into United States dollars, of our net fixed assets, our earnings and our declared dividends. We currently do not engage in any hedging activities in order to minimize the effect of exchange rate risks.


TELECOMMUNICATIONS

History

In September 1993, Guangdong Shunao Industry and Commerce Company and Wan Da Construction Inc. of Macao formed a new company, Shun De Yi Wan Communication Equipment Plant Co., Ltd., a limited liability corporation. We design, produce and develop telephone interconnect equipment that serves as bridges or integrators between the customers' telecommunications equipment and the public telephone network. We focus on:

o Designing and manufacturing telephone network switching component parts for use in telephone main distribution frames.

o Manufacturing and selling assembled telephone communication main distribution frames.

Initial design and production efforts focused on developing analog switching component parts and the manufacture of a series of analog main distribution frames. Recent design and production efforts have expanded to include digital switching component parts and the manufacture of digital telephone main distribution frames

Here are some of the significant events in our history:

o        In   1995,   we   earned   the   national    Ministry   of   Post   and
         Telecommunications, currently known as the Ministry of Information and Industry, award for product excellence and development.

o In 1996, we received two patent certificates for design of a switching component part and a tool used in the assembly and on-going maintenance of telephone main distribution frames.

o In the same year, we received the public verbal commendation for product excellence and contribution to the development of the nation of Vice Minister of the Ministry of Posts and Telecommunication, Mr. Xie Gaojue.

o In 1997, we produced the domestic telephone switching equipment industry's first intelligent management system software used for the monitoring and management of telephone distribution frame performance.

o
We currently produce over 1.35 million wires annually. Our four main competitors produce in the aggregate approximately 11.8 million wires annually. Wire is a unit of measurement in telephone main distribution frame industry; wires are the component parts of which distribution frames are comprised. All our products meet the ISO 9001 quality standards.

Products and Services

We have three major product lines that are multi-function telephone main distribution frames: HPX, JPX and MPX. A description of each product line's unique features and specifications as well as the common specifications to the HPX and JPX product lines follows:

o HPX Description--This product line is a telephone analog main distribution frame series consisting of 5 model variations: HPX68A, HPX68B, HPXC1, HPXC2 and HPX68D. Because of its smaller volume capacity and easy upgrade ability this series is considered entry level and is most suitable for smaller volume user requirements.

o JPX Description--This product line is a telephone analog main distribution frame series consisting of three models: JPX 131, JPX 133, JPX 136. Because of its large volume capacity, this series is considered most suitable for larger volume requirements. The product line's unique feature is the main distribution frame distribution management system. This software automatically notifies both the user and the off site managing unit of the row and column number of wire failure. The software stores user information profile and communicates this information to the managing unit and repair service technician. This is the only system of its kind in the domestic telephone switching equipment industry.

o MPX Description--This product line consists of one telephone digital main distribution frame: MPX17F. Because of its extremely large volume capacity and digital technology processing capability, this model is considered suitable for extremely large volume requirements and customers with advanced technology support infrastructures.

We produce our own component parts and assemble them into distribution frame configurations at our manufacturing facility. The component parts and peripheral frame parts are stored in inventory until an order is received. At the time an order is received, parts are drawn from inventory and assembled to meet the customers specifications within existing product line parameters. The product is then transported to the customer via third party delivery. Upon arrival at the customer's site, a sales technician will assist the customer to install the distribution main frame and review operating procedures

We experience seasonal variations in revenue from the sale of our products. The chief reason for these variations is as follows:

Since the majority of our customers are divisions of government ministries, our revenue stream closely follows the government schedule of planning and procurement. During the period of March through June, ministries plan and petition the government for funds to purchase equipment. Revenue is at the lowest point of the year during this period. During the period of July through December ministries place orders. Revenue peaks during the months of September through December. During the period of January through February, final orders are filled and revenue begins to decline.

Set forth below for each of the last three fiscal years is the percentage of total revenue which accounted for 15% or more of consolidated revenue during any such fiscal years.

Telecommunications Operations:

1996
HPX:                       36.34%
JPX 133:                   37.52%

1997
JPX 133:                   17.9%

1998
JPX 133                    14.54%

Product Research and Development

Digital Switching Components.

We are currently involved in a number of research and development projects concerning production of component parts capable of utilizing digital switching technologies and the manufacture of digital switching telephone main distribution frames. We currently produce a limited line of digital switching components and manufacture one digital switching telephone main distribution frame. We are currently working on building an expanded product line of digital switching telephone main distribution frames.

Optical Switching Components.

We are currently involved in a number of research and development projects concerning the production of component parts capable of utilizing optical switching technologies and the manufacture of optical switching telephone main distribution frames. At present we do not posses the technology to produce optical switching components or optical switching telephone main distribution frames. It may take several more years to develop these products.

Conference Language Interpretation System.

We are in the advanced stages of research, development and testing of equipment suitable for multi-lingual conference communication and audience response tabulation. The product is based on existing switching component technologies. The product is capable of five language channel simultaneous communication, audience voting tabulation and five category multi-choice response tabulation. The product utilizes touch pad technology and is capable of visually communicating information on each audience member's screen. There are two versions of this machine currently in the testing phase: one intended for audience sizes from 1-100 persons, the other intended for audiences sizes from 101-400 persons. The results of these tests have been very favorable with the results of the smaller unit showing slightly fewer required modifications than the larger unit. We are proceeding with on going testing and modification of both units.

Market

The level of telephone network development within China varies greatly between regions. Generally, the level of development is highest in the southern and coastal provinces. Consequently, this is where the majority of the market is located. At present, large portions of the country are not technologically developed to the point to be able to utilize telephone network distribution technologies. However, it is acknowledged by the national government that the central provinces are the areas where the next "wave" of economic development will occur. To this end we have targeted the northern central provinces as a secondary target market area.

In China all public telephone communication is coordinated by the Ministry of Information and Industry, formerly the Ministry of Post and Telecommunications, through a series of municipal ministry agencies. There are no private telephone service providers. Additionally, other national ministries maintain their own separate telephone communication networks.


Our primary customers are municipal agencies of the national Ministry of Post and Telecommunications, other national government ministries such as the Ministry of Rail Transportation, Ministry of Electric Power, and the People's Liberation Army, and large government and private businesses.

Our principal customers are all either local or national government entities. These customers could at any given time cancel an order or renegotiate the terms of sale. However, since all production is on a per job basis and there are no long-term production agreements, the risk of cancellation or renegotiating is no greater than with any non-government customer.

In order to sell our product to government entities, we are required to obtain a permit from the Ministry of Information and Industry. This permit is granted each year and is based on inspection to our product quality and operations. Failure to obtain this permit could adversely effect our ability to compete in the market.

We contact potential customers primarily through sales calls or visits from our sales staff. In addition, we undertake the following activities:

o Trade Shows. We promote our brand name through active participation in trade shows throughout the country. Participation often includes keynote seminar presentations.

o Advertising. We promote our brand name through on-going advertising in industry trade publications. We also maintains a listing on the Ministry of Post and Telecommunication Internet website.

o Public Relations. Our sales department promotes its brand name by maintaining an active and on-going "client focused" public relations effort. This effort includes frequent telephone communication, on-site visits and complimentary entertaining and gifts.

o Industry Trade Articles. We promote our brand name through frequently contributing to trade publications research articles highlighting trends and developments in technology.

We use no agents - only direct sales from the sales staff. The salary and commission structure for our sales staff is as follows: Sales persons can get commission based on the sales for the discount rate for the manufacture's price, as follows:

o    Sales price is less than 12% discount rate: 2% commission of sales amount
o    Sale price is high than 12% discount rate: 1.5% commission of sales amount

Licenses, Trademarks and Patents

We have registered the Shun De Yi Wan Communication Equipment Plant Co., Ltd. name and its logo with the Ministry of Administration and Trademarks

The term of our business license is from September 1993 to September 2004. Our most recent business license granted by the government allows us to operate as a company from the period of September 1993 to September 2004. Unlike in the US, Under Chinese Law business licenses are granted for a specific period of time. When the license expires, the company must reapply for a new license.

We have also received from the Ministry of Administration and Trademarks two patents: one for a component part used in the assembly of analog telephone main distribution frames, the second for a tool used by the customer to simultaneous install two wire clips into a distribution frame. These patent numbers are respectively: 235727, 213907. The trademarks and patent are registered in perpetuity provided yearly fees of $7,300 are paid to the Ministry of Administration and Trademarks.

Competition

Our business is highly competitive. Many companies provide the same products and services that we provide, and most of these companies have greater capital resources and more established reputations than us. If our competitors lower their prices or we are forced to lower ours, we will be adversely affected.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products and services than we can.

Nationwide, there are 60 companies licensed to produce telephone distribution switching equipment. Competitors compete chiefly on the basis of price and technological capabilities. Of the 60 companies licensed by the government to produce and sell telephone distribution frames, 30 have the government distinction of approved supplier. We are one of these 30. Of these 30 companies, four have a combined market share of 60%. We have a 10% market share.

We feel these four competitors are our principal competitors. These competitors are as follows: Post and Telecommunications Equipment Plant 518, Post and Telecommunications Equipment Plant 523, Shenzhen Hai Ri Telecommunication company and Guangdong post and Telecommunications United Equipment Plant. All competitors advertise in trade publications and at industry trade shows. All competitors have active sales force and agent networks.

We believe we may have difficulty competing in the market place for the following reasons:

o Entry into World Trade Organization. Because of China's admission into the World Trade Organization China is required to relinquish its monopoly of the telecommunication industry and reduce import tariffs on telecommunication products from over 10% to zero. These actions may have the effect of increasing competition in the market place and may cause us to have difficulty competing in the market place.

o        Regional  Economic  Development.  Although the national  State Planning
         Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. The absence of this economic stimulus in the region may cause us to have difficulty competing in the market place.

o Government Purchase Policy. The Ministry of Post and Telecommunication has government affiliated telephone main distribution frame production facilities. It is conceivable the government could require ministries and agencies to purchase products from government entities. This purchase requirement may cause us to have difficulty competing in the market place.

o Business Registration System. Although we have been successful in obtaining and renewing our business licenses, there can be no assurance that the extension of business license will be granted by the government. In China, business licenses are granted for a relatively short period of time and renewed based on a series of operational criteria.

o Relations with the United States. Political and trade relations between the United States and PRC within the past five years been considered volatile and may continue to be volatile in the future. Although the major causes of volatility, the United
States' considered revocation of China's Most Favored Nation trade status, illegal transshipments of textiles from China to the United States, issues surrounding the sovereignty of Taiwan and the United States' bombing of the PRC embassy in Yugoslavia have no direct connection to our operations, other on-going causes of volatility including the protection of intellectual property rights within PRC and sensitive technology transfer from the United States to PRC have closer potential connection to our operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause us to have difficulty operating in the market place.

We believe we are targeting a significant market opportunity for the following reasons:

o The national government has targeted the telecommunications industry as a favored industry in the nation's effort to develop and modernize.

o        According  to  the  China  Telecommunication   Industry  Annual  Report
         published by Ministry of Post and Telecommunications, from 1998 to 2005, the number of telephone lines will increase as follows:

o        Nationwide:  from 7.18 sets per 100 persons to 9.5 sets per 100 persons
o In major cities: from 24.3 sets per 100 persons to 35 sets per 100 persons

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, by the end of 2000, nationwide there will exist 170 million telephone lines--an increase of 70 million lines from the 1998 level.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, to accommodate the anticipated growth in the number of telephone lines, there will need to be a 20% yearly increase in the number central telephone exchange systems (uncertain translation). This will require the yearly addition of 21, 480,000 wires.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, the volume capacity of government ministry telephone networks is expected to grow dramatically as seen by the following examples:

o By the end of 2000, the Ministry of Gas and Petroleum telephone network will expand to 1,600,000 lines and require telephone distribution frame capacity of 2.8 million wires.

o By the end of 2000, the Ministry of Electric Power and Industry telephone network will increase 70% in capacity to reach 900,000 telephone lines. From the 1998 level, this increase will require a yearly addition of 570,000 wires.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, by the end of 2000, China Unit Telecom (the nation's first non-Ministry of Post and Telecommunications service provider) will have a 8 to 10% national market share and require a total increase in distribution frame capacity to 3.9 million wires.

o According to data of China Information and Industry Ministry in China there had 2.65million internet users in 1998. And until Augusta there has over 8,000,000 internet users in China. So we believe that China is the fastest growing market for Internet users in the world.

We believe we have the ability to favorably complete for a variety of reasons. These reasons are as follows:

o The patented designed tool allows the customer to install wires in 1/3 the time of the standard installation process

o The patented designed component part spring allows for between 100 and 200 draws, in and out, without a reduction in resistance, markedly higher than competitors

o The patented designed component part spring allows for longer product life

o        We enjoy a reputation within the industry for high durability products

o Our proprietary main distribution frame general alert system is the only product of its kind on the market that can be used with any vendor's product to electronically notify the off-site manager unit of the precise location, row-column, of the system failure, prints the end user's service profile and notifies the repair services

o Our JPX136 includes proprietary software known as main distribution frame distribution management system which electronically notifies the off-site manager unit of the precise location, row-column, of the system failure, prints the end user's service profile and notifies repair services

o We are the only manufacturer offering a main distribution frame alert system, main distribution frame distribution management system or similar product

o        We are one of the oldest and most experienced companies in the industry

o Our sales force is one of the most experienced and knowledgeable in the industry

o Our designed wires are smaller in size and have a longer anti-oxidation period than the competitors

o Our vacuum designed components allow stable contact resistance under a wide variety of atmospheric environmental conditions

o Our HPX product line is positioned as the most affordable entry level distribution frame in the market, allowing new users to build brand familiarity

o We offer a full range of products allowing the customer to easily increase volume capacity


Property

Our telecommunications facilities are located in Shun De city, Guangdong province, and includes:

o        1 production, management and research building, four floors
o        4 floor production facility
o        1 warehouse
o        3,000 square meter (convert to feet) production area
o        50 sets of mechanical processing equipment
o        150 sets of various mold and pressure tools
o        40 kinds of testing and inspection equipment
o        3 production lines

All land in China is owned by the national government, which grants land use permits for specific use of the land. We have a land use permit from the government for 50 years for the purpose of manufacturing electronic equipment and related products. The permit was issued ***.

Employees

We currently employ 130 people. There are no collective bargaining agreements or confidentiality agreements with any employee. The sales department plans to add an additional 12 sales representatives as part of our effort to develop the northern central province market.


AQUACULTURE

History

In September 1993, Guangdong Shunao Industry and Commerce Company and Wan Da Construction Inc. of Macao formed a new company, Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. We raise and sell specialty aquatic products, such as perch, shrimp, crab and soft-shelled turtles.

In 1997, we purchased from the Jiaozuo City government three parcels of land comprising 231 acres located near the southeastern perimeter of Jiaozuo. In 1997, and the first quarter of 1998, we spent substantial energies recruiting technical staff and constructing farming facilities. Also in 1998, we entered into several research and development and training agreements with Henan Agricultural College, Zhanjiang Sea Products College and the Shenzhen Sea Products Institute. In 1997, we also began limited cultivation of a wide variety of seasonal land-based vegetable crops.


Principal Products

We produce four major products:

o        fresh water shrimp

o        fresh water crab

o        soft-shell turtle

o        perch.

We believe that all our products are considered traditional gourmet items in the Chinese culinary palette.


Ancillary Products

We derive less than 10% total revenue from production of the following vegetables: summer squash, onions, celery, tomatoes, Dutch beans and chilies.


Operations

We consider our production technique to be among the most technologically advanced within the nation. The main features of our production technology are:

o Water Technology. Our technologies allow shrimp to be born in salt water and raised in fresh water. The mature shrimp grow to twice the size of shrimp produced in salt water, 25/500g vs. 51/500g.

o Production Space. Our technologies allow for stacked production surface areas for crab and shrimp within a single tank. This high density production technology yields increased production volume as well as production efficiencies.

o Oxygenation. Our technologies to oxygenate the water in which products are raised allow for the continual maintenance of optimum water oxygen content as well as allowing for higher density production areas.

o Water Flow. Our technologies to circulate the water in which the product is raised, known as micro-flow water circulation, allows for the continual maintenance of optimum water flow conditions as well as allowing for higher density production areas.

o Water Purification. Our organic technologies purify the water in which products are raised, which eliminates "second contamination" contaminates often associated with chemical water purification. This technology allows for better taste and helps us establish a healthier product.

o Ion Separation. Our technologies involves heavy metal ion separation from the water in which the products are raised. This creates a healthier growing environment conducive to rapid growth.

o Climate and Water Temperature Control. Our technologies to maintain optimal water and ambient air temperatures for all products during the production help the growing process and allow us to produce products in optimum conditions throughout the year regardless of seasonal weather variations.

As a result of our use of these technologies in our production of shrimp and crab, the product is not exposed to contamination from chemicals commonly used in less advanced technologies to clean the water. We believe that this results in a healthier, better tasting product.

There are several factors that could disrupt our production process, the primary of which are:

o Disease. Although we take all precautions necessary in the areas of disease prevention and disease testing, there can be no assurance that a new and potentially non-treatable disease will occur. The presence of such a disease may cause us to have difficulty competing in the market place.

o Flooding. Although the national and local governments have increased flood control efforts within the past year, there can be no assurance that our facility, due to its close proximity to the Yellow River, will not experience flooding in the future. Facility damage or destruction from flooding may cause us to have difficulty competing in the market place.

We endeavor to provide products upon customer demand. Because the inability to rush production to meet demand, we must keep a sizable volume of product in the work-in-process stage of production. The production cycle, birth to sale, for our products and the 1998 production volume is as follows:

Item                  Production Period                  1998 Production Volume
shrimp                  90 days total                               221,750 lbs
crab                    210 days total                              42,565 lbs
perch                   120 days (verify with original text)        121,870 lbs
soft-shell turtle       730 days                                    121,156 lbs

No single customer or group of customers accounts for more than 10% of consolidated revenue.


Seasonal Variations

We experience seasonal variations in revenue from the sale of our products. The reasons for these variations are as follows:

o Aquatic Products. Revenue from the sale of aquatic products peaks during the period of January through April. This is the time in the lunar calendar traditionally associated with Chinese New Year. During this period, based on our experience, demand for gourmet products is high and, because we have the only in-door production facility in the province capable of producing products in the freezing temperatures of winter, the profit margin can be increased through higher product pricing.

o Vegetable Products. Revenue from the sale of land-based vegetable products peaks during the growing season of April through November. We do not generate revenue from vegetable production during the non-growing season.


Possible Future Operations Plans

There are a number of possible future operations plans:

o Hatchling Technologies. We are currently involved in efforts to develop on-site hatchling technologies for the types of fish we currently raise. This would allow for greater production flexibility and eliminate transportation cost associated with air delivery of hatchlings from vendors.

o Increased Production Area. We plan to increase our production capacity by creating additional production pools and accompanying facilities. We currently have 131 acres of unoccupied land available for such expansion.

o Private Transpiration. We are currently researching the feasibility of purchasing a fleet of delivery vehicles, allowing for longer distance deliveries.

o Hatchling Sales and Seasonal Outsourcing. Once on-site hatchling technologies and facilities are in place, we plan to sell hatchlings to local farmers for raising during the spring and summer seasons. We would then buy back the grown fish at the end of the season for sale to our established customers.

o High Density Fish Holding Ponds. We plan to use our advanced technologies to build high-density fish holding ponds. The creation of these ponds would allow us to purchase fish from local producers during the peak production season of summer, hold the fish until the non-peak production season of winter, then sell the fish to our established customers.


Distribution Methods

We use two methods or product distribution:

o        Customer pick-up

o        Delivery

All products are produced and held at our facility until the time of sale. Customer orders are filled from drawing the available inventory. Approximately 70% of customers come to our facility with their own transportation to pick-up products. The remaining 30% of our customers require delivery of the product to their facility. For these customers, we rent delivery trucks from a local transportation company.


Market

We are located in the southern edge of Jiaozuo City, Henan province, and consider the city of Jiaozuo and all communities within a 10 mile radius to be our primary market for all products. The city of Jiaozuo has a population of 3.1 million people, occupies 1,590 square miles and spans four counties: Wenxian,
Bao'ai, Wubu and Xiwu. Jiaozuo is an industrial city dominated by power production and mining industries and is considered the business and transportation hub of the northern-central provincial region. The city is approximately 234 miles southeast of Beijing and 29 miles northeast of Zhengzhou, the provincial capital. Jiaozuo is the second largest city in the province, and Henan is the most densely populated province in the country.

According to the National Population and Census Bureau, during the period of 1998 through 2005, the population of Henan province is expect to grow yearly by 1.1%-990,000 persons. According to the National China Statistics Bureau, in 1998, the province of Henan consumed 450,000 tons of aquatic products-or 30% of the 1,500,000 tons of aquatic products consumed in the municipality of Beijing and provinces of Shannxi, Shanxi, Hebei and Henan in the same period. Our target markets are:

o        Restaurants

o        Stores

o        The Henan Department of Seafood distribution center.

The restaurants in the target market are positioned to offer medium price meals. Specialty aquatic menu items are seen as a step-up item compared to more common aquatic menu items. The stores in the target market are primarily grocery stores, both large and small, offering a wide assortment of aquatic products. The Henan Seafood Distribution Center, formerly government-owned, acts as a seafood wholesaler for restaurants and businesses in Henan province. There is no other such facility in the province.


Competition

We face varying degrees of competition. This competition varies by product line, season and geographic location. Locally, the competitors are primarily small, sole proprietorship farms that produce fish during the summer growing season using traditional methods of production. We also face non-local competition throughout the year in all product lines from many competitors, primarily large, in the southern coastal provinces who air transport their products into our primary market area.

All competitors chiefly compete on the basis of price and target the same target market of stores, restaurants and distribution center companies.

We believe we have the ability to favorably compete with these competitors for a variety of reasons:

o There are currently no competitors in the northern central provinces that possess the capability to produce products in all four seasons of the year.

o There are currently no competitors in the northern central provinces that posses the technology for high density, efficient production.

o Products produced within the primary market are fresher than imported products.

o  Products   produced   within  the  target   market  do  not  require   costly
transportation costs.

o We believe that products produced and delivered to customers within the primary area have a 30% higher survival rate from farm to customer than products air transported from southern provinces to customers in the primary area.

o Our physical location allows us to use underground, naturally heated thermal water, thus reducing the cost and maintenance for water heating and temperature control.

o Our physical location allows us to use natural underground water of low pH levels that is uniquely suited to the production of birthed salt water shrimp in fresh water.

o        Our shrimp are twice the size of shrimp raised in salt water.

o Our production technology allows shrimp and crab to grow to maturity two weeks faster than using tradition production methods.

o Our production technology allows us to produce products throughout the year.

o Our water purification technologies allow us to produce products free of contaminates often associated with traditional chemical water purification. Our technology allows for, we believe, better taste and helps us establish a healthy product sales feature.


Sources and Availability of Raw Materials

Raw materials used in aquaculture include feed for shrimp, crab, soft-shell turtle and perch. The vendor sources for feed are Zhengzhou Mingda Company in Zhengzhou City, Henan province. Additional raw materials include fertilizer and certain chemicals, which are purchased from local market with no fixed suppliers.

We also purchase hatchling perch fish to raise. The sources of these fish is are:

o        Aquatic Product Research Institute, Shenzhen City, Guangdong province

o        Gong Cheng Trading Company, Zhanjiang City, Guangdong province

o        Jian Xing Fishing Company, Shun De City, Guangdong province.

There are a number of sources of alternative vendors for all our raw materials.


Licenses

All land in China is owned by PRC, then land use permits are granted for specific use of the land. We have permits from the government for three parcels of land comprising 231 acres, with a 40-year period of validity. We also have the favorable term tax policy on from government; the period of validity is limitless. The term of our business license is from August, 1998, to August, 2009.


Property

We have a land use permit from the government for 231 acres. The land is allocated in the following way:

o        12.4 acres crab production

o        8.3 acres soft shell turtle production

o        12.4 acres fish production

o        39.6 acres shrimp production

o        27.2 acres vegetable production

o        131.2 acres idle land

Our facilities include:

o        3 production areas
o        74 production pools
o        40 pools--shrimp
o        10 pools--crab
o        10 pools--turtle
o        8 pools--fish
o        4 pools--fish incubation
o        2 pools--turtle incubation
o        2 research and management buildings

o        1 warehouse and storage facility

o        1 company dormitory, 30 beds

We paid $3,373,000 for to the government to purchase our Land Use Permit for 40 years. The permit was issued ***.

Employees

We employ 211 employees; seasonal workers are not included in this figure. There are no collective bargaining agreements.


HOTEL

History

In October 1996, Guangdong Shunao Industry and Commerce Company entered into a joint venture with Wan Da Construction Inc. of Macao for the purpose of creating, managing and operating an upscale hotel-conference-entertainment facility in Jiaozuo city, Henan province. The Jiaozuo Yi Wan Hotel Co., Ltd. focuses on providing up-scale lodging, food and beverage, entertainment and conference and meeting products and services.

Here are some of the significant events in our history:

o In September 1996, we purchased from the city government of Jiaozuo the Tengfei Hotel located in the center Jiaozuo city.

o In September 1996, we began extensive renovation and remodeling of the main building and construction of a 150,695 square foot lobby, commercial and common space addition to the main building. All renovation and construction was completed in October 1996.

o  In  1997,  we  began  recruiting   personnel  and  developing  western  style
operational and management training systems.

o In 1997, we received certification from the China National Tourism Board.

o In 1998 and 1999, we've focused our efforts on the development of the entertainment operations.


Products and Services

We have four primary product and service offerings:

o        Lodging operations
o        Food and beverage operations
o        Entertainment operations
o        Conference and meeting operations.

The hotel also has number of secondary support product and service offerings, including:

o        On-site travel agency
o        Bank
o        Business center
o        Sundries and gift store.
Lodging Operations. We operate a total of 158 guest-sleeping rooms on 22 floors--131 standard guest rooms, 29 suites. All guest rooms are have either double or queen size beds, two telephones (bedside and bathroom), remote controlled television, full mini-bar, and snack station, work station, large closets, in-room climate control, sitting area and large working desk. Bathrooms include shower and tub, western style toilet, spacious vanity and complimentary travel sundries. Suites include larger sitting areas, larger work areas, a second television and turn-down service. Executive suites feature all of the above as well as large partitioned living-room-style sitting area, two bathrooms, including one with a Jacuzzi tub, fruit baskets and two daily fresh flower arrangements.

Food and Beverage Operations. We operate four food and beverage facilities: two full service restaurants, a buffet coffee shop and a lobby bar. The combined capacity of all food and beverage service facilities is 1,500 people, which we believe to be the largest single location of food and beverage facilities in the city of Jiaozuo. All food and beverage facilities are open to the public and offer complimentary delivery to any hotel patron within the hotel facility. Our three main food and beverage facilities include:

o Main Floor Restaurant. The main floor restaurant serves 700 people. Its decor is considered traditional Chinese and it is comprised of a large main dining room with performance stage, stand-alone bar, two separate banquet rooms and 15 private suite dining rooms. All suites have deluxe stereo and karoke equipment and a private bathroom. Each banquet room has a performance stage and sound system. The restaurant specializes in serving a unique blend of Cantonese and Henan style cuisine.
         Additionally, the restaurant has a separate dining area serving 150 people with facilities for private table "hot pot" dining, a style of dining that requires a table with a center gas flame burner and overhead table exhaust fan.

o VIP Restaurant. The second floor restaurant is a VIP dining facility with 24 private suites ranging in capacity from 10 to 30 people. Each suite contains a separate sitting area, large color television, high quality stereo system, karoke equipment and private bathroom. The restaurant specializes in the creation and presentation of haute couture, gourmet cuisine that is fresh and, we believe, showcases the hotel's signature culinary style of blended Cantonese and Henan flavors. Special attention is given to artistic and theatrical presentation of each dish. Each course of the meal is presented and served to each guest individually.

o Buffet Coffee Shop. The buffet coffee shop is located on the main floor adjacent to the hotel lobby and serves 50 people. The decor is western style, with the restaurant open 24 hours a day. It offers full breakfast, lunch and dinner buffets of western and Asian style dishes for each meal. After hour meals are served ala-carte.

Entertainment Operations. We operate three entertainment facilities:

o        Night club

o        Sauna-health center

o        Bowling alley-game room

All entertainment facilities are open to the public.

o Night Club. The night club is designed in a "Las Vegas" club style format with large floor show performance area and a moveable front stage. The facility has computerized light show capabilities as well as, we believe, a state-of-the-art sound system with special effects capabilities. The floor show viewing area seats 330 people through a combination of floor seating, private booth seating and private balcony deluxe booth seating. The night club is located on the third floor of the main building and specializes in floor show entertainment as well as celebrity entertainment events which change weekly. The club also offers 19 private karoke suites suitable for 4-10 people. Each suite includes a serving area, karoke equipment and private bathroom.

o Bowling Alley-Game Room. A ten lane, Canadian hardwood bowling alley is located on the second floor. The bowling alley system is imported from Canada and has automatic computerized scoring and overhead display screens for each lane. The bowling alley sponsors corporate and public tournaments, provides lessons and items for purchase through a pro-shop. In conjunction with the bowling alley is large game room offering snooker, pool and Ping-Pong tables and a wide variety of computer simulation games. A small snack bar provides pre-package food and beverage items. The bowling alley and game room are open 24 hours a day, seven days a week.

o Sauna-Health Center. The sauna-health center is located on the second floor of the main building. It offers beauty salon, acupuncture and massage services, as well as self-guided health relaxation activities, such as soaking tubs, whirlpools, saunas, etc. The facility includes a beauty salon, waiting lounge, changing facilities, shower area, three large 15-person soaking pools, two large Jacuzzis, wet and dry multi-person saunas, 20 private resting rooms, 20 semi-private massage rooms, large quiet room, 30 private massage suites and five executive suites consisting of private toilet and shower, sauna, Jacuzzi, massage area and resting area. The sauna-health center has 100 massage beds and a total capacity of 150 people.

Conference and Meeting Operations. We have 12 rooms dedicated to meeting and conference space. These rooms service small, medium and large sized conferences and meetings and include:

o Nine small meeting rooms capable of seating up to 20 people. Seven of these rooms have multi-functional seating configurations. Two rooms have large, fixed position oval conference tables with side gallery space for individual chairs.
         All rooms have climate control and private bathrooms.

o Two conference rooms within the hotel suitable for medium sized meetings of up to 60 people. These rooms feature large fixed positioned conference tables, built-in amplification equipment and ample side gallery space for additional meeting attendees or small group break-out space. These rooms have climate control and private bathrooms.

o One large, 8,180 square foot, meeting room capable of seating 460 people. It is configured in an auditorium style with a sloping floor and large front presentation stage. The room features built-in sound system, lighting capabilities, built-in multi-lingual interpretation equipment and rear and front screen projection capability. The room also has an attached large reception room and a separate, smaller, private VIP reception room. We believe this meeting room is the largest non-government room of it's kind in the province.

Set forth below for each of the last three fiscal years is the percentage of total revenue which accounted for 15% or more of consolidated revenue during such fiscal years.

1997:
Food and Beverage Operations                                  22.17%

1998:
Food and Beverage Operations:                                 22.8%

The raw materials we use are many and varied and common to all hotel and entertainment facilities. A general sampling of these items and their sources are as follows:

Item                                Source
Seafood/vegetable          Yiwan Agricultural Advanced Technology Development
                           corporation,
Jiaozuo city
Cured meat                 Guangdong Lawei shop, Zhengzhou city
Seafood                    Wuyang Seafood wholesale shop, Zhengzhou city
Seafood                    Haiyang da shi jie shop, Jiaozuo city
Seafood                    Xingli Haiyang Seafood shop, Zhengzhou city
Wine/Beer                  Jinfeng Jiuhang Corporation Ltd., Zhengzhou city
Cigarette/beverage         Donghui wholesale shop, Jiaozuo city
Cigarette/beverage         Youyi company, Jiaozuo city
Cigarette/beverage         Zhenhua shop, Jiaozuo city
General cooking ingredients         Yongsheng ganxian shop, Jiaozuo city
Daily use Lodging items    Xinya shopping center, Jiaozuo city
Daily use Lodging items    Baolong Shiye Corporation Ltd., Henan province

We maintain a 10-day supply of common consumable goods, such as alcohol products, guest room sundries and similar products, which is considered standard industry practice.


Seasonal Variations

We experiences minor seasonal variations in overall revenue:

o Lodging Operations. Lodging revenue peaks during the period of April through October. This time coincides with peak vacation travel season and the period of April through June when, in our experience, most Chinese companies hold biannual company meetings.

o Food and Beverage Operations. Food and beverage revenues peak during the period of January through April. This is the time in the lunar calendar traditionally associated with Chinese New Year.

o Entertainment Operations. Entertainment revenues experience no seasonal variations.

o Conference and Meeting Operations. Conference and meeting revenue peak during April through June and November through December. These periods coincide with the times, in our experience, most Chinese companies hold their biannual meetings and product shows.


Potential Future Growth and Operations

We currently involved in a number or research and development projects scheduled for completion within the next two years. These projects are in the development stage and, accordingly, may never be completed. These include:

o Athletic Club. We are researching the potential of constructing within the existing space of the main building fifth floor, a full-service, state-of-the-art western-style athletic club. The club would include

o        Handball and racquetball courts
o        Indoor lap pool, locker room facilities
o        Aerobics room with shock resistant flooring
o        Resistance weight training equipment
o        Aerobic conditioning equipment
o        Training center
o        Lounge area
o        Athletic pro-shop
o        Cafe style juice bar.

o Penthouse Suite. We are researching design options for constructing within the existing space of the 21st and 22nd floors of the main building a high quality Presidential Suite. The suite would include:

o        Indoor pool
o        Atrium
o        Meeting conference room
o        Roof garden
o        Living room and dining rooms suitable for reception style entertaining
o        Deluxe kitchen
o        Jacuzzi
o        Wet and dry saunas
o        Private secured access
o        Private balcony
o        Two guest rooms.

o Restaurant Expansion. We are researching the feasibility of opening one restaurant in Zhengzhuo City and one restaurant in Beijing. The terms of site specific management and ownership (acquisition, franchise, partnership, management agreement etc.) are the subject of research and active discussions with a number of interested parties. Both restaurants would bear the Yiwan name and specialize in a unique blend of Guangdong and Henan style cuisine. Both restaurants would target up-scale, urban customers.

o Lodging Expansion. We are researching the feasibility of hotel expansion through franchising the Yiwan name and hotel-restaurant operating systems. At present, the Jiaozuo Industrial Institute is working with hotel management to draft the initial franchise offering framework. The target market for franchise operations would be formerly government owned hotel properties in the northern central provinces.

o Lodging Association. We are researching the feasibility of joining an international hotel association such as "Leading
         Luxury Hotels of the World" or similar.

o Training Center. We are researching the feasibility of creating a hotel and restaurant management and operation training center. The program would utilize the proven training techniques of the Yiwan developed training systems. The target market would be the owners of recently purchased formerly government owned hotels. Training facilities would be located within existing space of the employee dormitory and the hotel main building.


Market

We are located in the metropolitan city of Jiaozuo, Henan province, and consider the city of Jiaozuo and all communities within a 30-mile radius to be our primary market. The metropolitan area of Jiaozuo has a population of 3.13 million people, occupies 1,590 square miles, spans four counties, Wenxian, Bao'ai, Wubu and Xiwu and two smaller cities, Qin Yang, Meng Zhou. Jiaozuo is an industrial city dominated by power production and mining industries and is considered the business and transportation hub of the northern-central provincial region. The city is approximately 234 miles southeast of Beijing and 29 miles northeast of Zhengzhou, the provincial capital. Jiaozuo is the second largest city in the province, and Henan is the most densely populated province in the country.

We have two primary target markets:

o        Travelers

o        Local professionals.

The first target market, travelers, includes individual business travelers, individual leisure travelers and group professional travelers. The second market, local professionals, includes local individual business and government professionals and groups of professionals.

According to our experience and our statistical data, individual travelers, whether business, leisure or government, and individual local business and government people share several common traits. In our experience, individual travelers are comprised primarily of males between the ages of 37-55 and part of the senior-middle management and senior management cadre of business and government.

They are the decision makers in corporate and government settings, and they usually have wide latitude in the discretionary expenditures of funds. Because many in this group have traveled abroad or have frequent contact with foreigners as part of their employment, they have developed a taste and appreciation for western style luxuries and amenities.

Most are college educated, married to a college-educated, full-time working spouse and have one child under the age of 18. At home, many in this demographic segment own a luxury watch, color television, full size refrigerator, air conditioner or modern stereo equipment. Their proportion of disposable and discretionary income is well above the national average. In our experience, this group can be considered affluent.

According to our experience and our statistical data, group professional travelers and local group professionals are also relatively homogeneous, in our experience. This segment is predominantly male, but with a wider age range than those members in the individual category, usually 33-58 years of age. A portion of this category can be considered junior managers and lower middle managers. Because of their lower rank at the work place, this group does not have the purchasing power to regularly purchase western luxury items. They are more than likely to be college educated, but to a lesser percentage than their individual counter parts. Their purchasing power is, cumulatively speaking, also slightly lower than those counterparts.

We believe we are targeting a significant market opportunity for the following reasons:

National Government Considerations:

o According to the national State Planning Commission in its tenth five year plan (2001-2005), it has targeted tourism as a favored industry in the nation's effort to modernize and earn hard currency.

o According to the national government in its tenth five year plan (2001-2005) it has targeted the northern central provinces as the next area for national economic development.

City Government Considerations:

o The city government announced in its tenth five year plan (2001-2005) no plans to award permits for additional hotels.

o The city government announced in its tenth five year plan (2001-2005) the municipal economy would expand by 13%.

o The city government announced in its tenth five year plan (2001-2005) the intention to build a modern two lane highway connecting the cities of Jiaozuo and Zhengzhou.

o The city government is actively pursuing foreign investment in heavy industry and mining operations.

Travel Industry Considerations:

o According to the National Tourism Bureau forecasts, by 2010, the yearly nation-wide revenue generated from international travelers will reach $35 billion USD.

o According to the National Tourism Bureau forecasts, by 2010, the yearly nation-wide revenue generated from domestic travelers will reach $125 billion USD (1 trillion RMB).

o According to the National Tourism Bureau, in 1998, there was a 3.6% increase in domestic travel expenditures over 1997 expenditure levels (This total represents 11.6% of the yearly national per capita income).

o According to the National Tourism Bureau, in 1998, 3 million persons visited the city of Jiaozuo generating $64,000,000 USD
         (520,000,000 RMB) in revenue.

o The city is home to a number of the regions' main natural scenic tourist attractions, including China's tallest waterfall and the region's only national park.

o The city is a major point on intra-national travel routes: it is the termination point for the Xinzhang-Jiaozuo highway (under construction), the originating point of the Jiaozuo- Shanxi highway (under construction), a vicinity city to the Yellow River (within 40 miles ), a prominent marker point on the Shenzhen-Beijing highway

Local Market Considerations:

o Ours is the only four-star-rated hotel in the primary market (there are no five-star-rated facilities).

o The city of Jiaozuo has only nine hotels permitted to accept foreign travelers.

o The two hotels rated three-stars in the primary area are, we believe, in poor physical condition.

o As the economic conditions in the primary area improve, we believe a growing number of persons will have the disposable and discretionary income to be able to purchase our products and services.

o We believe Jiaozuo is positioned as the business and transportation hub of the northern central provinces.


Competition

The hotel industry is highly competitive. Within the primary market, there are nine hotels licensed by the government to accept foreign guests. We are the only four-star-rated hotel in the primary area. There are no five-star-rated hotels and two three-star-rated hotels in the primary area. Hotels are rated according to standards issued by the China national tourism bureau in the following areas: fitness, maintenance of fitness, sanitation, service level, and guest satisfaction; The highest rank is 5 stars. For example, Hilton and Holiday Inn Grand are rated as five stars, which meet the international highest standard. Three star hotels are similar to Holiday Inn Express Three star and up can accept foreign tourists.

Our two main competitors are the three-star-rated Asia hotel and the Yueji Jiaozuo hotel. Both hotels are government owned and operated and combined have approximately 130 total guest rooms. Both offer the following services and products:

o        Full service restaurant (less than 200 person capacity)

o        Beauty parlor, business center

o        Sundries and gift store

o        Night club and karoke suites (150-200 person capacity)

o        Massage service

o Small and medium sized meeting and conference rooms (less than 100 person capacity).

These competitors engage in limited advertising efforts and compete primarily for highly price sensitive, budget business, leisure and group travelers. We believe both hotels are in need of overhaul and renovation.

We believe we have the ability to favorably compete for the following reasons:

o        Higher quality guest room physical condition, due to recent renovation

o        Cleaner guest rooms

o        Higher number of in-guest room amenities

o Higher quality peripheral hotel services (restaurants, entertainment, meeting rooms)

We believe it would take substantial effort for the competition to match our lodging product.

We are the largest hotel in our primary area both in terms of guest room capacity and square footage. In addition, we have a number of other points that we believe give us a competitive advantage:

o Location. Our location is on the center round-about that marks the physical center of the city. The round-about features a visually distinctive 30 foot statue that is considered the city's symbol. Our building is the tallest building on the round-about perimeter. This landmark location is a focal reference point for directions in the city.

o Training. Service and operational training are critical components in positioning our offering as unique from competitors within the marketplace. We have invested substantial time and resources in developing staff training systems that enable the facility to operate with the standard at, or above, a western-style, five-star luxury hotel.

o Service Training. We have devoted special attention to staff service training systems that develop a professional service attitude and overall standard of conduct. We exploit this selling point widely in an on-going positioning advertising effort titled, "Four star building--Five star service!" Topics of staff training include:

o        Guest greetings
o        Appropriate interaction
o        Speech-grammar-intonation
o        Eye contact
o        Etiquette
o        Attentiveness
o        Posture
o        Smiling
o        Discretion
o        Personal hygiene
o        Dress
o        Pride
o        Understanding customers needs

o No other company in the primary area provides this type of training. We believe that because of the expense and the time necessary to develop these training programs that it would be difficult for competitors to duplicate this system.

o Operation Training. All new operational staff are required to attend a 30-day operational training program prior to beginning regular employment with us. Half of this time is spent in a structured learning environment and half of the time is spent in apprentice training. At the end of each 15-day training period, the employee must pass a proficiency test.
         Failure to pass results in employment termination. Upon completion of the 30-day training period, each new employee must receive the endorsement of his or her new department's manager. Mandatory on-going and "refresher" training is conducted twice a year for all employees. Promotion opportunities are based largely upon training evaluations. By contrast, the other two three-star hotels in the primary market require only 2-3 day staff training prior to commencing work. We do not believe our operational training system can be easily duplicated by competitors.

o Management Training. In 1999, we entered into a management training agreement with the Guangzhou Hospitality Institute to send 100 managers and junior mangers in small groups to Guangzhou for a two month intensive training and internship training in area five-star rated hotels. While this management training is easily to duplicate, because the of the duration of time away from the employee's primary work duties, we do not feel the program is likely to duplicated by our competitors.

We use the Jiaozuo Industrial Engineering College Hotel and Restaurant Management Program to help with our training efforts. We offer an internship-training program to select students. In exchange, we have first employment recruiting rights for top student talent.

Food and Beverage Operations:

In our experience, no other food service establishment offers this style of cuisine. We believe we offer a fresh and innovative fusion blend of Guangzhou and Henan style cuisines. This style has become our culinary signature and all menus in each of the three food and beverage facilities reflect this central theme.

To support this strategy, We've hired 12 chefs from Guangzhou and 16 from Henan. Two chefs are designated solely for the production of dim sum, a Guangdong specialty.

 To stimulate the generation of new menu items, we require each chef to create one new menu item each month and to daily meet and greet a specific number of guests. This program is known as the "Chef New Product Development Program." Chefs are motivated to create new menu items through a bonus system and promotion options. To our knowledge, no other competitor has a similar program.

We also place heavy emphasis on the purchase of natural raw ingredients and operate a special purchasing program to source such raw ingredients. We own the only industrial size fruit juicer machine in the primary area and is the only facility to offer a wide selection of fresh fruit juices.

Buffet Coffee Shop. We believe our Buffet Coffee Shop can favorably compete for the following reasons:

o        Prestigious location

o        Higher quality product offering

o        Unique buffet service format

o        Open 24 hours a day/ seven days a week

First Floor Restaurant. Our principal methods of competition are price, product quality, depth of product line and physical features. We believe the quality of the First Floor Restaurant is both of higher quality and a more unique offering than the competition. The number of menu choices, more than 300, and the 700-person seating capacity are the largest among competitors. The restaurant's variety of amenities, including staging area, private dining rooms and multiple banquet facilities, are, we believe, superior in the market. We believe our First Floor Restaurant has the ability to favorably compete because of the following reasons:

o        Higher product quality

o        Greater number of product offerings

o        Higher quality physical facility

o        Prestigious location

o Greater number of facility offerings, including private dining rooms, stage, banquet rooms etc.)

o        Larger physical size and largest capacity in our target area

o Points per dollar program, which allows guests to earn points for dollars spent in the facility and which can be redeemed at our store for luxury items such as home appliances, liquor, home furnishing, electronic equipment, etc.

o Special event promotions: taste of `region/country' cuisine, theme culinary promotions

o        More frequent new menu items

VIP Restaurant. We believe we have no competitors in this category in our target market, and our position in the market as a premier fine-dining establishment is, we believe, firmly established.

Entertainment Operations:

Night Club. We face competition from the other two three-star hotel night clubs, Asia hotel and Yueji Jiaozuo hotel. Both competitors are physically smaller and configured in a "social club" format featuring a center dance area. Both offer occasional live local entertainment. Neither of the competitors engage in wide promotion effort.

We believe we have the ability to favorably compete for the following reasons:

o        Higher quality lighting and special effects capabilities

o        Higher quality sound system

o Distinctive atmosphere created through internal architectural detail and decoration

o        Larger physical size

o Greater seating variations, including floor table, booth and the deluxe balcony booth

o        Unique floor show offering

o        Greater variety entertainment (weekly changing floor show programs)

o Unique "big name" celebrity entertainment events (no other entity in the province offers these events)

o        Higher quality karoke suites

Bowling Alley-Game Room. We have the only bowling alley in the primary area. The number of competitors providing snooker, pool, Ping Pong and computer simulation games in a combined environment is uncertain, but we believe it to be few. We believe we have a competitive advantage because we offer:

o        Unique bowling product

o        Higher quality game room products

o        Higher quality physical facility

o        A number of product-related programs, including:

o        City bowling league tournament, called the Yiwan Cup
o        Corporate bowling leagues
o        Bowling lessons
o        Weekly contests for bowling, pool and snooker
o Membership program that offers game room discounts, hotel restaurants discounts, promotional give-aways, priority ticket purchase options for selected entertainment events, and other bonuses

Due to the substantial investment purchase and installation cost of the bowling alley, we do not believe this product is easily duplicated.

Sauna-Health Club. We face competition from the two three-star hotels, Asia and Yueji Jiaozuo, and free standing establishments for massage and acupuncture services. We believe, however, that no other establishment offers our overall combination of services.

We believe we can favorably compete because we offer:

o        Higher quality product service

o        Higher quality physical facility

o Greater number of facility features (soaking pools, resting rooms, whirlpools, wet and dry saunas, changing facilities)

o        Prestigious location

o        A more luxurious ambiance

Meeting and Conference Operations: We have competition from the Asia and Yueji Jiaozuo hotels, which advertise meeting room facilities. We believe we can favorably compete for the following reasons:

o        Greater number of rooms

o        Higher quality room facilities

o        Higher technical in-room capabilities

o        Larger room capacity

o Competitive pricing, when guest rooms are purchased with meeting room space

We use an aggressive guest room pricing strategy to attract group meeting and conference customers. We believe we can accept a lower per guest room margin and still maintain profitability through sales of other operations products and services purchased by group members.


How We Reach Customers

We use a variety of methods to reach our customers, including advertising and promotional events.

Advertising. We do extensive product promotional advertising in several venues:

o        Local television advertising

o        Airport and train station billboards

o        City promotional materials

o        Local print media

o        On-site point-of-purchase

Promotional Events. These promotional events are chiefly coordinated through our sales department in conjunction with our entertainment and food and beverage operation portions. Primary on-going promotional events include city league bowling tournaments, corporate bowling tournaments, "big name" celebrity entertainment event ticket give-aways, regional or national cuisine tasting and other culinary events.

Charitable Giving and Sponsorship. We also promote our hotel by corporate sponsorship of charity events and donations to local philanthropic efforts.

We believe we may have difficulty competing in the marketplace for the following reasons:

o Favored Industry Status. Although the National State Planning Commission in its tenth five year plan (2001-2005) announced the tourism industry as a favored industry for national growth and development, there can be no assurance that this status will not be revoked. Revocation of this status may cause us to have difficulty competing in the market place.

o        Regional  Economic  Development.  Although the National  State Planning
         Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause us to have difficulty competing.

o Infrastructure Development. Although the provincial and local governments in their tenth five year plans (2001-2005) announced plans for extensive intra-province and inter-province infrastructure development, there can be no assurance these efforts will occur. Absence of this infrastructure development may cause us difficulty.

o Government Purchase Policy. Both hotels considered to be competition in the primary market, Yueji Jiaozuo hotel and Asia hotel are government owned and operated. It is conceivable the government could require ministries and agencies to conduct all travel, conference and entertainment related business with government owned entities. This requirement may cause us to have difficulty competing.

o Tax Status. If we were to lose our city tax exempt status, competing in the market place may become more difficult.

o Profitability. Both of the hotels considered to be competition in the primary market, Yueji Jiaozuo hotel and Asia hotel are government owned and operated. By virtue of their government ownership status, these hotels are not subject to the same profit and loss operating requirements as us, a privately owned entity. This may cause us to have difficulty competing.

o Competitor Upgrade. Although at present, the competitors', Asia hotel and Yueji Jiaozuo hotel, facilities are, we believe, in substantially lower physical condition than our hotel, there can be no assurance that the government, who owns our two competitors, will not invest in substantial physical facility renovation. Physical facility renovation of the competitor's facilities may cause us to have difficulty competing.


Government Regulations

We are subject to certain city government environmental regulations concerning the disposal of waste water and noise emission levels. For the waste water have reached 2nd class. For the noise have reached 1st class. These regulations are applicable to all hotel facilities within the primary area.

The regulations are:

A.       For the hotel water as the form:
                  1st class                 2nd class                  3rd class
COD:              100                       200                        1,000

B. For the noise(national standard No. GB 12348-90) is:

              1st class             2nd class                 3rd class                 4th class
              Day     Night         Day     Night             Day      Night               Day     Night
Laop: dB    55           45          60       50                65       55                 70     65


Trademarks and Licenses


We have registered the Jiaozuo Yi Wan Hotel Co., Ltd. name and the Yi Wan hotel operations logo with the Ministry of Administration and Trademarks. The term of the business license is from January 1997 to January 2012. The trademark is registered in perpetuity provided yearly fees are paid.

We also have a three-year special income tax status from the Jiaozuo city government, which was granted in ***. *** confirm: Under this tax status, we pay no tax to the city. When this status expires, we will pay city tax at the rate of ***. We have no special income tax consideration from the national government.

Employees

We presently employ 595 people. There are no collective bargaining agreements or confidentiality agreements with any employee.


Facilities

We have a land use permit for 2.42 acres. All our facilities are located in Jiaozuo city, Henan province. They include:

o        1 main building 22 stories/72 meters high/33,800 square meters
        (convert to feet)
o        131 standard guest rooms
o        25 guest suites
o        2 executive guest suites
o        1 (one) 500 bed employee dormitory
o        2 full service restaurants (700 person capacity)
o        1 buffet coffee shop (50 person capacity)
o        1 lobby bar (25 person capacity)
o        1 night club (334 audience capacity)
o        1 bowling alley (10 lanes) and game room
o        1 sauna-health club (150 person capacity)
o        9 small and medium size conference and meeting rooms
         (10 60 person capacity)
o        1 large conference room (460 person capacity)
o        2 tennis courts
o        1 business center
o        1 travel agency
o        1 sundries and gift store
o        1 beauty salon (four station)
o        full facility smoke detectors and water sprinklers

We have a Land Use Permit from the government for a period of 40 years to operate hotel, entertainment, and food and beverage and conference facilities. *** issued when/ provide information on the issue date of the two other permits, too We have paid to the government a one time fee $4,820,000 for this land use permit.

PRC LEGAL SYSTEM

         The PRC is still in the process of developing a comprehensive system of laws. A significant number of laws and regulations dealing, in particular, with economic matters and foreign investment, protection of intellectual property, taxation, technology transfer and trade have been promulgated since 1978 when the PRC first embarked on its economic reform policy. The Constitution was amended in December 1982 to authorize foreign investment and to guarantee the "lawful rights and interests" of foreign investors in the PRC.

         National laws in the PRC are promulgated by the National People's Congress. However, when the NPC is not in session, its Standing Committee promulgates laws and the NPC acts as a rubber stamp. The State Council, certain of the entities affiliated with the State Council and people's congresses at the provincial and municipal levels are also vested with the power to promulgate administrative measures, rules and regulations having the force of law.

         The legal system in the PRC is based on written statutes, and decided cases do not constitute binding precedents, although such cases are sometimes referred to for guidance. The main legislation governing the judicial system is The Law of the People's Republic of China concerning the Organization of the Judicial System, which came into effect on July 1, 1979 and was amended on September 2, 1983. The main legislation governing civil procedure is The Law of the People's Republic of China on Civil Procedure which came into effect on April 5, 1991.

         All foreign individuals, enterprises and other entities are given the same rights and obligations as PRC individuals, enterprises and other entities in instituting or defending proceedings in courts. If, however, the rights and obligations of PRC individuals, enterprises or other entities to institute or defend legal proceedings are subject to any restriction in any foreign jurisdiction, then reciprocal restrictions may be imposed by PRC courts on the rights and obligations of the individuals, enterprises and other entities of such jurisdictions to institute or defend legal proceedings in the PRC. Foreign individuals, enterprises and other entities who wish to retain legal counsel in instituting or defending any proceedings in a PRC court must retain lawyers qualified in the PRC.

         All civil cases are decided by the court on the basis of a majority vote and are subject to a two-tier procedure, with cases being heard by a court of first instance and then subject to appeal to an appellate court. Courts in the PRC are divided into four levels: the Supreme People's Court, the High People's Court, the Intermediate People's Court and the Elementary People's Court. At each level, there is a criminal division, a civil division, an economic division and an administrative division. Cases involving foreigners are usually first brought at the intermediate level. The PRC also has specialty courts which handle maritime military, maritime, railroad, forestry and traffic matters. The Supreme People's Court is the highest judicial establishment in the PRC. It is responsible for supervising all other courts. It has appellate jurisdiction over High People's Courts and specialty courts, and original jurisdiction in limited circumstances. It also adjudicates certain special criminal prosecutions. In case of uncertainty in relation to the interpretation of any law, rule or regulation, the Supreme People's Court may be asked to provide an opinion on the interpretation of such law, rule or regulation.

         Most judges in the PRC are members of the Chinese Communist Party, and the party expects judges to carry out its policies. In an attempt to promote judicial independence, a long-standing "examination and approval" system of review by the CCP, which was used in cases involving the death penalty, foreigners and certain important decisions, was officially abolished in 1979. However, review of decisions by the party is still common.

         If a legally binding judgment or ruling is given by a PRC court, but the party against whom such judgment or ruling is to be enforced is not present or does not have any assets in the PRC, the person seeking enforcement may apply to the appropriate foreign court for recognition and enforcement of such judgment or ruling. Alternatively, where there is an applicable judicial assistance treaty or other arrangement for reciprocal enforcement of judgments between the PRC and the country in which the PRC judgment or ruling is sought to be enforced, the PRC court may be asked to seek the enforcement of such judgment or ruling directly through the courts in such foreign country.

         Similarly, if a party requests a PRC court to recognize or enforce a judgment or ruling given by a foreign court, such judgment or ruling will be recognized and enforced only where there is an applicable judicial assistance treaty or other arrangement for reciprocal enforcement of judgments between the PRC and the country of the court by which such judgment or ruling is given. Where there is an applicable judicial assistance treaty, a foreign court may directly request a PRC court to recognize and enforce such a judgment. The enforcement of such judgment or ruling, however, must not violate the public security, state sovereignty or basic principles of the law of the PRC or contradict the public interest of the PRC. If it is necessary to enforce such judgment or ruling, the PRC court will issue an enforcement order and will proceed with enforcement in accordance with PRC law.

         To date, the PRC has concluded judicial assistance treaties with only a few countries, including Belgium, France, Poland, Mongolia, Ukraine, Romania, Spain, Italy, Russia, Cuba, Thailand, Egypt, Kazakhstan, Belarus, Turkey, Greece and Bulgaria.

         Foreign arbitral awards may be enforced in the PRC in accordance with the Civil Procedure Law, which provides that an application for enforcement shall be submitted to the Intermediate Peoples Court of the place where the party against whom enforcement is sought is domiciled or where such party's property is located. Application for enforcement shall be handled pursuant to international treaties to which the PRC is a party, most importantly the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, to which the PRC acceded in 1987. As of September 20, 1993, 129 states and territories were members of the New York Convention, including the U.S. and Hong Kong, to which Great Britain extended application of the Convention pursuant to its own accession.

         There is no express requirement in the Civil procedure Law, as in the case of foreign court judgments and rulings, that foreign arbitral awards which are brought for enforcement in the PRC must not violate the public security, state sovereignty or basic principles of the law of the PRC or contradict the public interest of the PRC. However, the New York Convention does permit a PRC court to refuse recognition and enforcement of a foreign arbitral course on the grounds that doing so would be contrary to the public policy of the PRC. Nonetheless, the Civil Procedure Law and the New York Convention allow PRC courts significantly less basis for rejecting an application or enforcement of a foreign arbitral award than exists in the case of foreign court judgments or rulings. A consistent record of enforcement of foreign arbitral awards, however, has yet to develop.

         The China International Economic and Trade Arbitration Commission, established in Beijing under the auspices of the China Council for the Promotion of International Trade, is one of two domestic arbitration organizations in the PRC charged with arbitrating foreign-related disputes. Under the new CIETAC arbitration rules, which came into effect on June 1, 1994, CIETAC has jurisdiction over any dispute arising from "international or external economic and trade transactions" with respect to which an arbitration agreement selecting CIETAC arbitration has been reached. The other arbitration organization exclusively arbitrates foreign-related maritime disputes.

         The CIETAC rules provide that an award rendered by a CIETAC tribunal shall be final and binding on the parties. The Civil Procedure Law also provides that a PRC court may only refuse to enforce a CIETAC final award in the event of procedural errors relating to the jurisdiction of CIETAC over a given dispute or the failure by an arbitration tribunal to abide by CIETAC rules, and may also deny execution of the award in the event that it determines that doing so would be against the "public interest".

         Although most arbitrations are conducted in Beijing, parties to a dispute may agree that the dispute be heard under the auspices of either of the two CIETAC sub-commissions established in Shenzhen and Shanghai. The parties may agree to appoint a single arbitrator to arbitrate a dispute, but normally three arbitrators form the arbitration panel. Each party selects one arbitrator and the chairman of CIETAC selects the third, who acts as chairman of the tribunal. Arbitrators must be selected from a panel of arbitrators maintained by CIETAC. The panel of arbitrators currently comprises 296 arbitrators, of which approximately one-third are either Hong Kong or foreign individuals. The CIETAC arbitration rules also describe grounds for challenging arbitrators.

         In deciding the substantive aspects of a dispute, the CIETAC arbitration tribunal must look to the governing law of the contract. PRC foreign economic contract law permits the parties to choose foreign or PRC law as the governing law in most cases. In the event that the parties have not chosen a governing law, PRC choice of law rules provide for the selection of the law which has the closest connection to the subject matter of the dispute.

         Also, on September 1, 1995, the Arbitration Law of the People's Republic of China became effective, allowing arbitration commissions to be established in major cities of the PRC and authorizing such commissions to arbitrate foreign-related disputes if the subject arbitration agreement submits such disputes to such commissions.

         The activities of the three Sino-Foreign Joint Ventures in China are by law subject, in some cases, to administrative review and approval by various national, provincial, and local agencies of the Chinese government. While China has promulgated an Administrative Procedure Law permitting redress to the courts with respect to certain administrative actions, this law appears to be largely untested in this context. Although the Company believes that the support of local, provincial, and national governmental entities benefits our operations in connection with administrative reviews and receiving approvals, there can be no assurance that such approvals, when necessary or advisable, will be forthcoming.


TAXES AND DIVIDENDS

        Because the three Sino-Foreign Joint Ventures in which we will have an 80% interest after the merger are controlled foreign corporations for U.S. federal income tax purposes, we may be required to include in gross income (x) those companies' "Subpart F" income, which includes certain passive income and income from certain transactions with related persons, whether or not such income is distributed to us, and (y) increases in those companies' earnings invested in certain U.S. property. Based on the current and expected income, assets and operations of the three Sino-Foreign Joint Ventures, we believe that we will not have significant U.S.
federal income tax consequences under the controlled foreign corporation rules.

        The sole funds available to us for the payment of dividends on our common stock will be the result of distributions, if any, declared and paid on our interest in the three Sino-Foreign Joint Ventures. It is the present policy of us and the three Sino-Foreign Joint Ventures to retain earnings for future growth and not to declare distributions, even funds are legally available therefor after the payment of any tax or other liabilities. ****confirm Neither we nor the three Sino-Foreign Joint Ventures has declared a dividend or distribution. Pursuant to the relevant PRC laws and regulations governing the three Sino-Foreign Joint Ventures, the earnings of the three Sino-Foreign Joint Ventures are determined in accordance with the relevant PRC accounting rules and regulations and are available for distribution to their shareholders after they
(a) satisfy all tax liabilities and (b) provide for losses in previous years.

ENVIRONMENTAL COMPLIANCE

        The three Sino-Foreign Joint Ventures are subject to the PRC's national Environmental Protection Law, which was promulgated on December 26, 1989, as well as a number of other national and local laws and regulations regulating air, water and noise pollution and setting pollutant discharge standards. Violation of such laws and regulations could result in warnings, fines, orders to cease operations and even criminal penalties, depending on the circumstances of such violation. We believes that all manufacturing and other operations of the three Sino-Foreign Joint Ventures are in compliance with all applicable laws relating to air, water and noise pollution.



                                                        YI WAN GROUP MANAGEMENT

     The names and ages of the Yi Wan Group executive officers and directors as of October 31, 1999, and their background are as follows:



Name                      Age        Position

------------------------- ---------- -----------------------------------------------------------------
Cheng WanMing             38         Chairman of board and president of Yiwan Hotel
                                     Chairman of board and president of Yiwan Farm
                                     President and Director of Yiwan Telecommunication.

------------------------- ---------- -----------------------------------------------------------------
You Yingliu               57         Vice-president of Yiwan Farm
                                     Director of all Yi Wan Companies

------------------------- ---------- -----------------------------------------------------------------
Zhang Haoyu               29         Director of all Yi Wan Companies Vice-president of Yiwan Hotel
------------------------- ---------- -----------------------------------------------------------------

Yang Huijuan              29         Director of all Yi Wan Companies
------------------------- ---------- -----------------------------------------------------------------

Luo Guanying              55         Director of all Yi Wan Companies
------------------------- ---------- -----------------------------------------------------------------

Liang Xiaogen             58         Director of all Yi Wan Companies
------------------------- ---------- -----------------------------------------------------------------

Wu Zeming                 47         Chairman of board and vice-president of Yiwan Telecommunication
                                     Director of all other Yi Wan Companies
------------------------- ---------- -----------------------------------------------------------------

Cheng Manli               36         Manager of Yi Wan Telecommunication
                                     Director of all Yi Wan Companies
------------------------- ---------- -----------------------------------------------------------------

Qin Minhong               37         Manager of Yi Wan Telecommunication
                                     Director of all Yi Wan Companies
------------------------- ---------- -----------------------------------------------------------------

Cheng Wanqing             30         Director of all Yi Wan Companies
------------------------- ---------- -----------------------------------------------------------------


Mr. Cheng Wanming, Chairman of board and Chief Executive Officer, joined us in September 1993, Before September 1993, Mr. Cheng Wanming was President at Shunao Industry & Commerce company, in Guangdong province. From September 1993 to August 1999, Mr. Cheng Wanming held various positions at Shunde Yiwan Communication Equipment Plant Company Ltd., including Board of director's member and President. From Dec.1996 to August 1999, Mr. Cheng Wanming was Chairman of Board of Directors and President of Yiwan Group Hotel. From January 1997 to August 1999, Mr. Cheng Wanming was Chairman of Board and President of Yiwan Agriculture Advanced Technology Development Corporation. Mr. Cheng Wanming received a bachelor degree from Feshan junior college in Guangdong province.

Mr. You Yingliu, joined us in September 1993, From September 1993 to August 1999, Mr. You Yingliu was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Mr. You Yingliu was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Mr. You Yingliu was a Board of Director's member and Vice-President of Yiwan Agriculture Advanced Technology Development Corporation.

Mr. Zhang Haoyu joined us in September 1993. From September 1991 to Oct.1995,Mr. Zhang Haoyu was a department manager of the Material Bureau of Qinyang city?Henan Province. From September 1993 to August 1999?Mr. Zhang Haoyu was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999?Mr. Zhang Haoyu was a Board of Director's member and Vice-President of Yiwan Group Hotel. From January 1997 to August
1999. Mr. Zhang Haoyu was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation. Mr. Zhang Haoyu received a bachelor from the Metallurgical junior college of Changsha City, Hunan province.

Ms. Yang Huijuan, joined us in September 1993. From September 1993 to August 1999, Ms. Yang Huijuan was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From June 1990 to present, Ms. Yang Huijuan works in China Agriculture Bank, Jiaozuo Branch, in Henan province. From Dec. 1996 to August 1999, Ms. Yang Huijuan was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Ms. Yang Huijuan was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation. Ms. Yang Huijuan received a bachelor from Jiaozuo University in Henan province.

Ms. Luo Guanying, joined us in September 1993.From April 1993 to right now, Ms. Luo Guanying was a Vice-president of Shunao industry & commerce company, in Guangdong province. Form September 1993 to August 1999, Ms. Luo Guanying was a board of director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Ms. Luo Guanying was a board of director's member of Yiwan Group Hotel. From January 1997 to August 1999, Ms. Luo Guanying was a board of director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Mr. Liang Xiaogen, joined us in September 1993. From March 1991 to right now, Mr. Liang Xiaogen was a President of Shunde Zhiyuan Developing company, in Guangdong province. From September 1993 to August 1999, Mr. Liang Xiaogen was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Mr. Liang Xiaogen was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Mr. Liang Xiaogen was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Mr. Wu Zeming, joined us in September 1993. From June 1991 to present, Mr. Wu Zeming was Chairman of Board of Wan Da Construction Inc. of Macao. From September 1993 to August 1999, Mr. Wu Zeming was Chairman of Board and Vice President of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Mr. Wu Zeming was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Mr. Wu Zeming was a Board of
Director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Ms. Cheng Manli, joined us in September 1993. From June 1991 to present, Ms. Cheng Manli is a Board of Director's member of Wan Da Construction Inc. of Macao. From September 1993 to August 1999, Ms. Cheng Manli was a Board of Director's member and manager of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Ms. Cheng Manli was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Ms. Cheng Manli was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Ms. Qin Minhong, joined us in September 1993. From September 1993 to August 1999, Ms. Qin Minhong was a Board of Director's member and manager of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec. 1996 to August 1999, Ms. Qin Minhong was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Ms. Qin Minhong was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation.

Mr. Cheng Wanqing, joined us in September 1993. From April 1993 to present, Mr. Cheng Wanqing was a Vice-President of Shunao Industry & Commerce Company. From September 1993 to August 1999, Mr. Cheng Wanqing was a Board of Director's member of Shunde Yiwan Communication Equipment Plant Company Ltd.. From Dec.1996 to August 1999, Mr. Cheng Wanqing was a Board of Director's member of Yiwan Group Hotel. From January 1997 to August 1999, Mr. Cheng Wanqing was a Board of Director's member of Yiwan Agriculture Advanced Technology Development Corporation. Mr. Cheng Wanqing received a bachelor degree from the Television Broadcasting College, in Guangdong province.

Board Composition

    Directors are elected annually at our annual meeting of stockholders, and serve for the one year term for which they are elected and until their successors are duly elected and qualified. Our Bylaws currently provide for a Board of Directors comprised of 11 number directors.

Employment Agreements and Compensation.

We have entered into an employment agreement with Mr. Cheng Wanming. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We paid him a salary of *** for the last fiscal year and have agreed to pay him a salary of $8,675 for the current fiscal year. No other executive officers received aggregate compensation during our last fiscal year which exceeded, or would exceed on an annualized basis, $100,000.

We have entered into an employment agreement with Mr. You Yingliu. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $2,747 for the current fiscal year.

We have entered into an employment agreement with Mr. Zhang Haoyu. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $4,337 for the current fiscal year.

We have entered into an employment agreement with Ms. Tian Xiaoqi. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $4,337 for the current fiscal year.

We have entered into an employment agreement with Mr. Wu Zeming. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $5,783 for the current fiscal year.

We have entered into an employment agreement with Ms. Cheng Manli. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $5,783 for the current fiscal year.

We have entered into an employment agreement with Mr. Qin Minhong. The term of the agreement is from September 1993 to September 2003. Under the terms of the agreement, Mr. Cheng Wanming is required to devote his full time to our business. We have agreed to pay him a base salary of $1,229 for the current fiscal year.

Board Compensation

    Our directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings. ***please verify

We have no compensation committee or other board committee performing equivalent
functions.   ***provide   names  of  officer  and  director   participation   in
compensation decisions in the following format:

Mr. Smith, our current chief executive officer, and Mr. Jones, who retired as Vice President and Director last year, participated in deliberations of our board of directors concerning executive officer compensation.

      RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

***insert from footnotes in financial statements

                     YI WAN GROUP PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 30, 1999 by:

o Each shareholder known by us to own beneficially more than 5% of the common stock o Each executive officer o Each director and all directors and executive officers as a group:


----------------------------- ---------------------- ---------------------------- ----------------------------
            Name              Number of Shares        Percentage before merger      Percentage after merger

----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     Cheng WanMing                  6,655,505             41.7                         40.1
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     You Yingliu                   1,117,231              7                            6.7
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     Zhang Haoyu                   798,022                5                            4.8
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     Yang Huijuan                  798,022                5                            4.8
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     Wu Zeming                     1,149,152              7.2                          6.8
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     Qin Minhong                   2,202,541              13.8                         13.1
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     Luo Guanying                  798,022                5                            4.8
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     Cheng Wanqing                 798,022                5                            4.8
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------
     Cheng Deqiang                 798,022                5                            4.8
----------------------------- ---------------------- ---------------------------- ----------------------------
----------------------------- ---------------------- ---------------------------- ----------------------------

     All directors and
named executive officers as
a group  (9 persons)

(1) This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 15,960,444 shares of Common Stock outstanding as of October 31,1999.

There are two married couples in the above list of principal share holders. Mr. Cheng Wanming is the husband of Ms. Qin Minhong , Mr. Zhang Haoyu is the husband of Ms. Yang Huijuan.

Furthermore,   Mr.  Cheng   Wanming  is  the  brother  of  Mr.  Cheng   Wanqing.
Additionally, the wife of Mr. Wu Zeming, Ms. Manli, not a principal shareholder, is the sister of Mr. Cheng Wanming and Mr. Cheng Wanqing.

 Mr.Cheng Deqiang is the father of  Mr. Cheng Wanming and Mr. Cheng Wanqing .

                Brilliant Sun Industry Co.'s Business

History and Organization

     We were organized under the laws of the state of Florida in March, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Operations

     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to become an SEC reporting company. We will not restrict our search to any specific business, industry or geographical location.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or loaned by management. This is based on an oral agreement between management and us.

Employees

     We presently have no employees. Our officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business will only be between five, 5, and twenty, 20, hours per person per week. It is anticipated that management will devote the time necessary each month to our affairs of until a successful business opportunity has been acquired.

Year 2000 Issues

     Because we currently have no operations, we do not anticipate incurring significant expense with regard to Year 2000 issues.

Selected Financial Data

The following information concerning our financial position and operations is as of and for the five month period ended September 30, 1999.

Total assets                                                 $  0
Total liabilities                                               0
Equity                                                          0
Sales                                                           0
Net loss                                                       79
Net loss per share                                           0.00

Management Discussion And Analysis Or Plan Of Operation

      We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses to date, all funded by a loan from management, are $79. We have agreed to pay our management a salary of $45,000 paid by Mr. Yu.

      Substantially all of our expenses that must be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has orally agreed to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of an acquisition, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

     We do not intend to seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.

     We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000.

Properties.

     We are presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost as our office. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. We at present own no equipment, and do not intend to own any.

Security Ownership of Certain Beneficial Owners and Management.

 The following table sets forth information about our current shareholders. The persons named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this information statement/prospectus:

      Shares Owned                         Percentage

 - ---------------------------------------------------------------------------
  Michael T.            400,000                              40%
  Williams
  (1)
  2503 W. Gardner
  Ct.
  Tampa FL 33611
 - ---------------------------------------------------------------------------
  Mr. Yale Yu           600,000                              60%
  1501 W Cameron Ave.
  Suite 220
 West Covina,
 California  91790
 - --------------------------------------------------------------------------
 All directors and      400,000                              40%
 officers as a
 group -
 1 persons
 - --------------------------------------------------------------------------

 (1) Owned as Tenants by the Entireties by Michael Williams and Donna Williams, his wife.

Mr. Williams and Mr. Yu may be deemed our founders, as that term is defined under the securities act of 1933.

Directors and Executive Officers.

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the acquisition transaction. Our director and executive officer was elected to his position in March, 1999.


 Name                                 Age                    Title

 Michael T. Williams                  51      President, Treasurer and Director

     Michael T. Williams responsibilities will include management of our operations as well as our administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with the U.S.
 Securities and Exchange Commission until 1980, and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

Executive Compensation.

 The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended November 19, 1999, by our other executive officers whose salary and bonus for period ended November 19, 1999, exceeded $100,000.

                                        Summary Compensation Table
                                       Long-Term Compensation Awards


Name and Principal Position                    Annual Compensation - 1999
                                             Salary, $,            Bonus, $,        Number of Shares Underlying Options, #,
Michael T. Williams, President                  None                  None                           None

     We have agreed orally to pay Michael T. Williams $45,000 of salary for all services rendered and to be rendered from the date of our incorporation until the acquisition closes. This debt will be assumed and paid by Mr. Yu.

Certain Relationships and Related Transactions.

In connection with the merger negotiations, Mr. Williams agreed to reduce his salary to $45,000, to be paid by Mr. Yu. Mr. Williams also agreed to give *** shares and Mr. Yu agreed to give *** shares back to us at the close of the merger.

Legal Proceedings.

  We not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers.

      Our director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

     We have agreed to indemnify our director, meaning that we will pay for damages they incur for properly acting as director. The SEC believes that this indemnification may not be given for violations of the securities act of 1933.

     Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

Provisions With Possible Anti-Takeover Effects

     Section 607.0902 of Florida law restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares, the control shares, will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an acquiring person's statement submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or Bylaws provide otherwise, all shareholders of the corporation will be able to exercise dissenter's rights in accordance with Florida law.

        A corporation may, by amendment to its articles of incorporation or bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

        The statute does not alter the voting rights of any stock of the corporation acquired in the following manners:, i, under the laws of intestate succession or under a gift or testamentary transfer;, ii, under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute;, iii, under either a merger or merger if the corporation is a party to the agreement or plan of exchange or merger;, iv, under any savings, employee stock ownership or other benefit plan of the corporation or, v, under an acquisition of shares specifically approved by the board of directors of the corporation.

                DESCRIPTION OF BRILLIANT SUN INDUSTRY CO.'S CAPITAL STOCK


  ----------------------------------------------------- --------------------------------------------------
       Authorized  Capital  Stock Under Your  Articles       Shares Of Capital Stock Outstanding
  Of Incorporation
  ----------------------------------------------------- --------------------------------------------------
  ----------------------------------------------------- --------------------------------------------------
  50,000,000 shares of common stock                     1,000,000 shares of common stock
  ----------------------------------------------------- --------------------------------------------------
  ----------------------------------------------------- --------------------------------------------------
  20,000,000 shares of preferred stock                  0 shares of preferred stock
  ----------------------------------------------------- --------------------------------------------------

Common Stock

    As of November 19, 1999, there were 1,000,000 shares of common stock outstanding held of record by 2 stockholders. There will be *number shares of common stock outstanding after giving effect to the issuance of the shares of common stock to the public under this prospectus.

    The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

    There are no shares of preferred stock outstanding. issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. As of the closing of the merger, we currently have no plans to issue any additional shares of preferred stock.

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

Florida Atlantic Stock Transfer will be the transfer agent and registrar for our common stock.

                DESCRIPTION OF THE YI WAN COMPANIES CAPITAL STOCK


  ----------------------------------------------------- --------------------------------------------------
       Authorized  Capital  Stock Under Your  Articles       Shares Of Capital Stock Outstanding
  Of Incorporation
  ----------------------------------------------------- --------------------------------------------------
  ----------------------------------------------------- --------------------------------------------------
  50,000,000 shares of common stock                     15,960,444 shares of common stock
  ----------------------------------------------------- --------------------------------------------------


Common Stock

    As of November 19, 1999, there were 15,960,444 shares of common stock outstanding held of record by **** stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

    There are no shares of preferred stock outstanding. issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. As of the closing of the merger, we currently have no plans to issue any additional shares of preferred stock.

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

    We are the transfer agent and registrar for our common stock.

  COMPARISON OF RIGHTS OF BRILLIANT SUN INDUSTRY CO. STOCKHOLDERS
                 AND YI WAN GROUP SHAREHOLDERS


     Because Brilliant Sun Industry Co. and Yi Wan Group have the same state of incorporation, articles of incorporation and by-laws, the rights of shareholders of Yi Wan Group will not change as a result of the merger.

                                                         AVAILABLE INFORMATION

     Yi Wan Group is not and, until the effectiveness of the registration statement, Brilliant Sun was not, subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, proxy statements or other information with the Commission. Under the rules and regulations of the Commission, the solicitation of proxies from the shareholders of Yi Wan Group to approve the merger constitutes an offering of Brilliant Sun common stock to be issued in connection with the merger. Accordingly, Brilliant Sun has filed with the Commission a registration statement on Form S-4 under the Securities Act, with respect to such offering from time to time, the registration statement. This proxy statement/prospectus constitutes the prospectus of Brilliant Sun that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and may be available at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                                                EXPERTS
The financial statements of Brilliant Sun Industry Co. as of and for the period May 6, 1999 through September 30, 1999, also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Kingery Crouse & Hohl P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing. The financial statements of Jiaozuo Yi Wan Hotel Co., Ltd., Shun De Yi Wan Communication Equipment Plant Co., Ltd. and Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. as of December 31, 1998 and for the one year ended December 31, 1998, also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Moore Stephens Frazer and Torbet, LLP independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                             LEGAL MATTERS

     The validity of the shares of Brilliant Sun Industry Co. common stock being offered by this information statement/prospectus and certain federal income tax matters related to the exchange are being passed upon for Brilliant Sun Industry Co. by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and owns 400,000 shares pre merger and ***00,000 shares post merger of the stock of Brilliant Sun Industry Co..

PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

     Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Articles and Bylaws. Our Articles of Incorporation and our Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

         At present, there is no pending litigation or proceeding involving a Director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Item 2

1     *Agreement and Plan of Merger and Reorganization

Item 3

1    Articles of Incorporation of the Registrant.(1)
2     Bylaws of the Registrant (1)
3 *Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger. 4. *Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger.

Item 4*

1     Form of Common Stock Certificate of the Registrant.(1)

Item 5

1     Legal Opinion of Williams Law Group, P.A.

Item 8*

1     Tax Opinion of Williams Law Group, P.A.

Item 10*

Item 23

1  Consent of KINGERY, CROUSE & HOHL, P.A..
2  Consent of MOORE STEPHENS FRAZER AND TORBET, LLP
3  Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).

* To Be Provided By Amendment

 All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

 Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

          (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on .

                                          Brilliant Sun Industry Co.

                                          By: /s/  MICHAEL T. WILLIAMS.

                                            ------------------------------------
                                                  President and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                  TITLE                                     DATE


/s/ Michael T. Williams    President and Treasurer            December 29, 1999

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                               TABLE OF CONTENTS






Independent Auditors' Report                                                                         F-2

Financial   Statements   as  of  and  for  the  period  May  6,  1999  (date  of
    incorporation) to September 30, 1999:

    Balance Sheet                                                                                    F-3

    Statement of Operations                                                                          F-4

    Statement of Stockholders' Equity                                                                F-5

    Statement of Cash Flows                                                                          F-6

    Notes to Financial Statements                                                                    F-7




[Letterhead of Kingery Crouse & Hohl P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Brilliant Sun Industry Co.:

We have audited the accompanying balance sheet of Brilliant Sun Industry Co.(the "Company"), a development stage enterprise, as of September 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the period May 6, 1999 (date of incorporation) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1999, and the results of its operations and its cash flows for the period May 6, 1999 (date of incorporation) to September 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery Crouse & Hohl P.A.

December 28, 1999
Tampa, FL.

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                     BALANCE SHEET AS OF SEPTEMBER 30, 1999



TOTAL ASSETS                                                                                $           0
                                                                                            === ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
     Preferred stock - no par value - 20,000,000
        shares authorized; 0 shares issued and outstanding                                  $           0
    Common stock - no par value - 50,000,000 shares
        authorized; 1,000,000 shares issued and outstanding                                            79
    Deficit accumulated during the development stage                                                  (79)
                                                                                            --- -----------

         Total stockholders' equity                                                                     0
                                                                                            --- -----------

TOTAL                                                                                       $           0
                                                                                            === ===========

         SEE NOTES TO FINANCIAL STATEMENTS

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
               For the period May 6, 1999 (date of incorporation)
                              to September 30, 1999




EXPENSES -
   Organizational costs                                                                 $               79
                                                                                        -- ----------------

NET LOSS                                                                                $               79
                                                                                        == ================

NET LOSS PER SHARE:
Basic                                                                                   $                0
                                                                                        == ================
Weighted average number of shares - basic                                                        1,000,000
                                                                                        == ================



         SEE NOTES TO FINANCIAL STATEMENTS

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS'EQUITY
               For the period May 6, 1999 (date of incorporation)
                              to September 30, 1999



                                                                                                Deficit
                                                                                               Accumulated
                                                                                               During the
                                               Common                      Preferred             Development
                                       Shares           Value        Shares        Value       Stage           Total
                                    -------------     -----------  ------------    ----------  ------------   ---------

Balances, May 6, 1999 (date of                 0    $          0             0   $         0    $        0    $         0
incorporation)

Proceeds from the issuance
  of common stock                      1,000,000              79                                                       79

Net loss for the period,
  May 6, 1999
  (date of incorporation)
  to September 30, 1999                                                                               (79)           (79)
                                    -------------  --------------  ------------    ----------  ------------   ------------

Balances September 30, 1999            1,000,000   $          79             0   $         0   $      (79)              0
                                    =============  ==============  ============    ==========  ============   ============









         SEE NOTES TO FINANCIAL STATEMENTS

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
               For the period May 6, 1999 (date of incorporation)
                              to September 30, 1999



CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                                                $        (79)
                                                                                              -- -----------

NET CASH USED IN OPERATING ACTIVITIES                                                                  (79)
                                                                                              -- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Issuance of common stock                                                                           79
                                                                                              -- -----------

NET CASH PROVIDED BY FINANCIANG ACTIVITIES                                                               79
                                                                                              -- -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                                   0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                            0
                                                                                              -- -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                      $           0
                                                                                              == ===========


      Interest paid                                                                           $           0
                                                                                              == ===========

      Taxes paid                                                                              $           0
                                                                                              == ===========










         SEE NOTES TO FINANCIAL STATEMENTS

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS




NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Brilliant Sun Industry Co. (the "Company") was incorporated under the laws of the state of Florida on May 6, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to investigate and, if such investigation warrants, engage in business combinations. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.
Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a merger and a subsequent public offering of its common stock, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

NOTE C - INCOME TAXES

During the period May 6, 1999 (date of incorporation) to September 30, 1999, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

NOTE D - RELATED PARTY TRANSACTIONS

During the period May 6, 1999 (date of incorporation) to September 30, 1999, the Company's president provided start-up services and a portion of his home for office space for no consideration. The value of such services and office space provided are not considered significant and as such no expenses have been recorded.

NOTE E - COMMITMENTS

The company agreed orally to pay Michael T. Williams $45,000 for all services rendered through the closing of an acquisition or merger. This debt will be assumed and paid by the acquisition or merger candidate or its agent.

                                                     YIWAN GROUP, INC.
                                               Combined  FINANCIAL STATEMENTS

                                                 DECEMBER 31, 1998

                                                     YIWAN GROUP, INC.
                                               Combined  FINANCIAL STATEMENTS

                                                 DECEMBER 31, 1998



                                                           TABLE OF CONTENTS

                                                                Page

Balance Sheet as of December 31, 1998                              2

Statement of Income for the year ended
     December 31, 1998                                             3

Statement of Owners' Equity for the
     year ended December 31, 1998                                  4

Statement of Cash Flows for the year ended
     December 31, 1998                                             5

Notes to the Financial Statements                             6 - 10

                             COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1998



                                                     A S S E T S

                                                                                        RMB                     US $
CURRENT ASSETS:
    Cash                                                                     (Y)     8,842,099         $    1,068,028
     Accounts receivable, net of allowance for
        doubtful accounts of RMB(Y)30,879 and $3,730                                 8,052,097                972,605
      Related party receivable                                                         873,481                105,507
      Other receivable                                                               2,987,079                360,807
     Inventories                                                                     7,730,335                933,740
     Prepaid expenses                                                                   56,800                  6,861
     Deposits                                                                        4,745,471                573,199
                                                                                   -----------         --------------
                 Total current assets                                         (Y)   33,287,362         $    4,020,747



BUILDINGS, EQUIPMENT AND AUTOMOBILES:
    Buildings and improvements                                                (Y)  156,287,364         $  18,877,793
    Furniture and equipment                                                         42,944,838             5,187,264
    Automobiles                                                                      1,664,272               201,026
                                                                                  ------------         --------------
                 Totals                                                       (Y)  200,896,474         $  24,266,083
    Less accumulated depreciation                                                   24,190,859             2,921,990
                                                                                  ------------         --------------
                 Total buildings, equipment
                     and automobiles, net                                     (Y)  176,705,615         $  21,344,093



OTHER ASSETS:
    Intangible asset, net of accumulated
        amortization of RMB(Y)1,770,000 and $213,796                          (Y)  39,230,000          $  4,738,552
    Organization costs, net                                                            18,462                 2,230

                                                                                  ------------         --------------
                  Total other assets                                          (Y)  39,248,462          $  4,740,782
                                                                                  ------------         --------------
                     Total assets                                             (Y) 249,241,439          $ 30,105,622
                                                                                  ============         ==============




The accompanying notes are an integral part of this statement.

L I A B I L I T I E S    A N D    O W N E R S'   E Q U I T Y


                                                                                        RMB                     US $
 CURRENT LIABILITIES:
    Accounts payable                                                          (Y)        5,215,897      $         630,023
    Accounts payable - related party                                                       119,889                 14,481
    Customer deposits                                                                    1,443,085                174,309
    Accrued liabilities                                                                  3,649,655                440,838
    Wage and benefits payable                                                            1,705,554                206,012
    Sales tax payable                                                                    5,705,122                689,115
    Income tax payable                                                                   4,787,192                578,240
    Distribution payable to owners                                                      18,860,912              2,278,190
    Note and contracts payable                                                          25,752,477              3,110,616
                                                                                   -----------         --------------
                 Total current liabilities                                    (Y)       67,239,783      $       8,121,824



COMMITMENTS AND CONTINGENCIES                                                 (Y)                       $



OWNERS' EQUITY:
    Owners' equity                                                            (Y)     152,693,124      $       18,443,650
    Statutory reserve       29,308,532                                                  3,540,148
                                                                                     ------------      ------------------
                 Total owners' equity                                         (Y)     182,001,656      $       21,983,798
                                                                                     ------------      ------------------
                       Total liabilities and owners' equity                   (Y)     249,241,439      $       30,105,622
                                                                                     ============      ==================

                                                     YIWAN GROUP, INC.
                                               Combined INCOME STATEMENT
                                               FOR THE YEAR ENDED 12/31/1998

                                             AUDITED         AUDITED         AUDITED           AUDITED          AUDITED
                                                                                              COMBINED          COMBINED
                                        YIWAN  HOTEL      YIWAN  MFT     YIWAN  FARM        TOTAL (RMB)*       TOTAL ($)*

 NET SALES                                     63,836,494     36,981,580       15,814,018       116,166,795    $  14,031,670

COST OF SALES                                  14,556,757     18,843,154        8,149,479        41,549,390        5,018,709

NET COST OF SALES                              14,556,757     18,843,154        8,149,479        41,084,093        4,962,506
                                        -------------------------------------------------------------------------------------

GROSS PROFIT                                   49,279,737     18,138,426        7,664,539        75,082,702        9,069,164
                                        -------------------------------------------------------------------------------------

OPERATING EXPENSES                             20,250,829      8,181,182        2,111,651        30,543,662        3,689,338
                                        -------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                         29,028,908      9,957,244        5,552,888        44,539,040        5,379,826
                                        -------------------------------------------------------------------------------------

OTHER EXPENSE                                      42,253                                            42,253           5,104

OTHER INCOME                                    (167,499)       (56,586)         (23,532)         (247,617)         (29,909)
                                        ------------------------------------------------------------------------------------

TOTAL OTHER EXPENSE (INCOME)
                                                (125,246)       (56,586)         (23,532)         (205,364)         (24,806)
                                        -------------------------------------------------------------------------------------

INCOME BEFORE TAXES                            29,154,154     10,013,830        5,576,420        44,744,404       5,404,632


INCOME TAXES                                            0     (1,802,489)               0        (1,802,489)        (217,721)
                                        -------------------------------------------------------------------------------------

NET INCOME                                     29,154,154      8,211,341        5,576,420        42,941,915        5,186,911
                                           ====================================================================-----------------

*   Weighted-average conversion rate for 1998 was U.S.$1.00 to 8.2789 Y based on calculation from historical currency table by OANDA, Inc.

                             YI WAN GROUP

                      COMBINED STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998




                     OWNERS' EQUITY                                        RMB                     US $

Combined Owners' Equity - Beginning                                      (Y) 161,041,564        $   19,451,701

     Distributions                                                           (23,333,645)           (2,818,447)

     Net Income, Exhibit B                                                    42,941,915             5,186,911

     Adjustment to Statutory Reserve                                         (27,956,710)           (3,376,862)

     Adjustment to Currency Translation                                                                    347
                                                                          ---------------        --------------
Combined Owners' Equity - Ending                                         (Y) 152,693,124         $  18,443,650
                                                                          ===============        ==============



                   STATUTORY RESERVE                                       RMB                     US $

Combined Statutory Reserve - Beginning of year

                                                                         (Y)   1,351,922         $     163,286

     Adjustment to Statutory Reserve                                     (Y)  27,956,710             3,376,862

                                                                           --------------        --------------
Combined Statutory Reserve -
     End of year
                                                                         (Y)  29,308,532         $   3,540,148
                                                                           =============         =============









The accompanying notes are an integral part of this statement.

                                  YI WAN GROUP


                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                    RMB                       US $
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                               (Y)   42,941,915          $   5,186,911
     Adjustments to reconcile net income to net cash
         provided by net cash provided by operating
         activities:
           Depreciation                                                             11,615,159              1,402,984
           Amortization                                                              1,101,852                133,092
           Increase in accounts receivable                                          (3,634,644)              (439,025)
           Increase in accounts receivable-related party                              (873,481)              (105,507)
           Decrease in other receivable                                              1,199,454                144,880
           Decrease in inventories                                                   1,954,162                236,040
           Decrease in prepaid expenses                                                975,352                117,812
           Increase in deposits                                                     (4,745,471)              (573,201)
           Decrease in accounts payable                                             (2,531,227)              (305,744)
           Increase in accounts payable-related party                                   84,249                 10,176
           Increase in distribution payable to owners                               18,833,645              2,274,897
           Increase in customer deposits                                               433,772                 52,395
           Increase in accrued liabilities                                           1,740,496                210,234
           Increase in wage and benefit payable                                        381,655                 46,099
           Increase in income tax payable                                            1,802,489                217,721
           Increase in sales taxes payable                                           2,536,627                306,397
                                                                               ---------------           ------------
              Net cash provided by operating activities                       (Y)   73,816,004           $  8,916,161
$      6,943,487                                                               ---------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of improvements and automobiles                                 (Y)     (185,256)          $    (22,376)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on note payable                                       (Y)   (7,000,000)          $   (845,523)
     Principal payments on contracts payable                                       (40,200,001)            (4,855,717)
     Distributions to owners                                                       (23,333,645)            (2,818,449)
                                                                               ----------------          -------------
              Net cash used in financing activities                           (Y)  (70,533,646)          $ (8,519,689)

NET INCREASE IN CASH                                                          (Y)    3,097,102           $    374,096

CASH, beginning of year                                                              5,744,997                693,932
                                                                               ----------------          -------------
CASH, end of year                                                             (Y)    8,842,099           $  1,068,028
                                                                               ================          =============



The accompanying notes are an integral part of this statement.

                                                        YI WAN GROUP

                                    NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                                         - 14 -


1.       Summary of significant accounting policies

         a.       The reporting entity

                  The financial statements of Yi Wan Group (the Group) reflect the activities and financial transactions of three separate companies known as Jiaozuo Yiwan Hotel Co. Ltd (the Hotel), Yiwan Maple Leaf High Technology Agriculture Developing Ltd Co. (the Farm) and Yiwan Telecommunication Equipment Manufacture (the Manufacture), which are under common ownership and management control.

                  The Hotel, Farm and Manufacture are foreign investment joint ventures with eleven to fifteen year terms and with registered capital of approximately $11,958,000 (RMB (Y)99,000,000), $2,416,000 (RMB (Y)20,000,000)
and $1,588,000 (RMB(Y)13,146,000), and were established under the law of People's Republic of China on December 25, 1996, December 4, 1996, and September 3, 1993, respectively. The Hotel's income sources include income from rooms, restaurants, sauna, bowling center and nightclub. The Farm's income sources include income from the sales of seafood raised and produced in the constructed ponds in the farm. The Manufacture's income sources include income from the manufacturing of communication equipment systems.

         b.       Basis of accounting

                  The combined financial statements are prepared in accordance with generally accepted accounting principles of the United States of America, which include the accounts of the Hotel, Farm and Manufacture. All significant inter-company accounts and transactions have been eliminated in combination. The main reason for the combined presentation is due to the common ownership as described in 1a. above. The combined financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China
(PRC).

                  The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

         c.       Buildings, equipment, and automobiles

                  Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1998 amounted to $1,402,984 (RMB(Y)11,615,159). Estimated useful lives of the assets is as follows:

                                               Estimated Useful Life (in years)

                  Buildings                                                20
                  Machinery and equipment                                  10
                  Computer, office equipment and furniture                  5
                  Automobiles                                               5




1.       Summary of significant accounting policies (continued)

         c.       Business, equipment, and automobiles (continued)

                    Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

         d.       Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.       Revenue recognition

                  The Manufacture recognizes revenue when the risk of loss for the products sold passes to the customers which is generally when goods are installed at customers' premises and testing of the product is completed and accepted by the customers.

f.       Cash and concentration of risk

                  Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1998 amounted to $988,946 (RMB(Y)8,187,383) of which no deposits are covered by insurance. The Group has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

         g.       Inventories

                    Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Hotel's inventory consists of food products, alcohol and beverages, and supplies. The Farm's inventory consists of fish, shrimp, turtles, crab, feed, seeds, and supplies. Included as part of the inventoried costs on seafood are direct labor and applicable overhead incurred over time to raise the seafood product until taken to market. The Manufacture's inventory consists of raw materials, work in process, and finished goods.










1.       Summary of significant accounting policies (continued)

h.            Intangible assets

         The Hotel has purchased the right to use the hotel's land for 40 years from the government for a fee in the amount of $1,570,256 (RMB(Y)13,000,000). The Hotel's land use rights has been registered under the name of one of the shareholders.
The land use rights have assigned to the Hotel by the shareholder.

                   All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Farm has purchased the Right to use the farmland for 50 years from the government for a fee in the amount of $3,382,092 (RMB(Y)28,000,000).

     One of the shareholders of the Manufacture purchased the Right from the government for a fee and neither the title or the Right has been transferred to Manufacture nor the Manufacture is being charged for using the land. The shareholder has assigned the Right to the Manufacture for the remaining 46 years.

                  These Rights have been classified as an intangible asset on the accompanying financial statements and are being amortized using the straight-line method over the life of the Rights. Amortization expense for the year ended December 31, 1998, amounted to $133,092 (RMB(Y)1,101,900).
Accumulated amortization at December 31, 1998, amounted to $213,796 (RMB(Y)1,770,000).

i.       Taxes

                  Certain revenues of the Hotel and Farm operations are subject to sales and cultural taxes ranging from 3% to 10%. The Manufacture's income is subject to a 17% value added tax (VAT).

                  One of the partners of each of these companies are foreign investors, which results in these companies to be considered as foreign investment joint ventures by the government and receives special income tax treatment. The Hotel and Farm are exempted from central and provincial government income tax for a period of two years (year ended December 31, 1997 and 1998), followed by 50% reduction in central government income tax for a period of three years (years ended December 31, 1999, 2000 and 2001). The Manufacture is exempted from central and provincial government income tax for years ended December 31, 1994 and 1995, followed by 50% reduction in central government income tax for the years ended December 31, 1996, 1997 and 1998.







1.       Summary of significant accounting policies (continued)

j.             Foreign currency translation and transactions

                    The financial position and results of operations of the Group's companies are determined using United States dollars as the functional currency. Assets and liabilities of the Group's companies are translated at the prevailing exchange rate of 8.2789 Renminbi per U.S. dollar in effect at December 31, 1998. Income statement accounts are translated at the weighted-average rate of exchange during the year also at 8.2789 Renminbi per U.S. dollar. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity. There are no gains and losses resulting from foreign currency transactions.

         k.       Comprehensive Income

                  Financial Accounting Standards Board's (FASB) Statement No. 130 "Reporting Comprehensive Income" establishes new rules for the reporting and display of comprehensive income and its components. It requires the Group's foreign currency translation adjustments to be included in other comprehensive income. However, since the amount on foreign currency translation adjustment at December 31, 1998 was immaterial, the statement of comprehensive income is not presented.

         l.       New Authoritative Pronouncements

                  The Financial Accounting Standards Board has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Group's financial statements or financial reporting.


2.       Inventories

                  Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1998:

                                                                       RMB                              US $

                  Raw materials                              (Y)  1,675,842                         $  202,423
                  Work in process                                   503,837                             60,858
                  Finished goods                                  5,473,244                            661,108
                  Operating supplies                                 77,412                              9,351
                                                                 ----------                         ----------
                       Totals                                (Y)  7,730,335                         $  933,740
                                                                 ==========                         ==========




3.       Year 2000 Issue

                  The Group recognizes the potential implications of the Year 2000 (Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Group has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Group is also ongoing. There can be no assurance that there will not be a material adverse effect on the Group if its actions and/or those of related third parties fail to address all significant issues in a timely manner.
         The costs of the Group's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Group's financial position or the results of their operations in any given period.

         Time and cost estimates are based on currently available information. Actual results could differ from those estimated.


4.       Note and contracts payable

                  Note and contracts payable at December 31, 1998, consist of the following:

                                                                                    RMB            US $

                  Note payable, JiaoZuo local
                      government, unsecured, payable
                      monthly, balance due September,
                      1999                                               (Y)   6,000,000   $   724,734

                  Contracts payable, various vendors,
                       unsecured, due on demand                               19,752,477     2,385,882
                                                                              ----------   -----------
                           Totals                                        (Y)  25,752,477   $ 3,110,616
                                                                              ==========   ===========

5.       Supplemental disclosure of cash flow information

                  There are no cash paid for interest expense and income taxes for the year ended December 31, 1998.



6. Accounts receivable, concentration of credit risk and customers concentration

                  The Group's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Group extends unsecured credit to its customers located in the provinces of HeNan and QuangDong. Management reviews its account receivables on a regular basis to determine if bad debt allowance is adequate at each year-end. At December 31, 1998, Manufacture's accounts receivable included $56,480 (RMB(Y)467,600) of balances over two years old. According to government regulations with respect to enterprise financial affairs, the enterprise may write off bad debts of accounts receivable that remain uncollectible after three years. Management believes that the accounts are collectible and no allowance for bad debts has been provided for these accounts as of December 31, 1998. Approximately 51% of the Manufacture's and Farm's sales are made to a small number of customers on an open account basis and generally no collateral is required.


7.             Fair Value of Financial Instruments

                  The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.


8.             Pension contribution

                  Regulations in the People's Republic of China require the Group to contribute to a defined contribution retirement plan for all permanent employees. All of its permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Group pays an annual contribution of 18% to 24% of the city's standard salary of its employees to an insurance company, which is responsible for the entire pension obligation payable to the retired employees. For the year ended December 31, 1998, pension contribution for the Hotel and Manufacture was $18,836 (RMB (Y)155,938) and $14,656 (RMB
(Y)121,338) respectively. There were no contribution for Farm's employees due to their non-permanent status.


9.             Related party transactions

                  During the year, the Hotel and Manufacturing had transactions with one of the joint venture partner of the Hotel. At December 31, 1998, amounts receivable from and payable to this related party were $105,507 (RMB
(Y)873,481) and $14,481 (RMB (Y)119,989) respectively. In addition, the Hotel also buys seafood from the Farm during the year. Intercompany accounts receivable and payable of $53,283 (RMB (Y)441,128) at December 31, 1998 and intercompany sales and cost of sales of $56,203 (RMB (Y)465,297) for the year ended December 31,1998 have been eliminated in combination.




9.       Related party transactions (continued)

                  During the year, the Hotel and Manufacturing advanced cash to certain owners. These advances are unsecured and provide no set repayment terms. Owners advances at December 31, 1998 was $58,669 (RMB (Y)485,717).


10.            Commitments and contingencies

                  On January 23, 1997, the Farm leased delivery automobiles and certain refrigerators from two unrelated companies in the city of JiaoZuo. The leases are classified as non-cancelable operating leases. Future minimum rents for the ensuing five years follow:

                  December 31        RMB            US $

                      1999    (Y) 396,000      $  47,832
                      2000        396,000         47,832
                      2001        396,000         47,832
                      2002        396,000         47,832
                      2003        396,000         47,832

                  Rental expense for the year ended December 31, 1998, amounted to $47,832 (RMB(Y)396,000).


11.            Subsequent Events

                  As of December 31, 1998, the Hotel, Farm and Manufacture had no property insurance in place. However, property insurance was purchased in July and September of 1999 which covers all fixed assets and inventory of the Hotel and Manufacture respectively. There was no insurance coverage in 1999 for Farm's fixed assets and inventory which worth approximately $1,076,716 (RBM
(Y)8,914,020) at December 31, 1998.

12.            Segment information

                  Yi  Wan   Group  has  three   principal   businesses:   Hotel,
Manufacture and Farming. Each of these is a business segment and separate company with its respective financial performance detailed below.

                  Accounting Policies - Operating income for each segment is calculated as revenues less cost of products sold, depreciation and amortization, and the segment's selling and administrative expenses. The sales between segments are made at market prices. Cost of products sold reflects current costs.




12.      Segment information (continued)

                  Assets for each segment include receivables, inventories (based on the FIFO method), property, plant and equipment, and other assets directly associated with the segment's operations.

                  Current liabilities for each segment includes trade payables, accrued compensation and related amounts and other current liabilities.


         Business Segment Net Revenues and Profit


      U.S. Dollars                Hotel               Manufacture               Farming                 Total

Customer sales                     US$7,710,746            US$4,466,968           US$1,853,956          US$14,031,670
Operating
income                                3,506,373               1,202,725                670,728              5,379,826
Depreciation
and
amortization                          1,137,426                 327,210                110,696              1,575,332


        Renminbi                  Hotel               Manufacture               Farming                 Total

Customer sales                    (Y)63,836,494           (Y)36,981,580          (Y)15,348,721         (Y)116,166,795
Operating
income                               29,028,908               9,957,244              5,552,888             44,539,040



Depreciation
and
amortization                          9,091,637               2,492,086                356,436             11,940,159



            Business Segment Assets and Current Liabilities

      U.S. Dollars                Hotel               Manufacture               Farming                 Total

Assets                            US$20,505,724            US$5,064,318           US$4,588,863          US$30,158,905
Current
liabilities                           3,229,377               1,263,957              1,055,583              5,548,917





12.      Segment information (continued)


         Business Segment Assets and Current Liabilities (continued)

        Renminbi                  Hotel               Manufacture               Farming                 Total

Assets                           (Y)169,764,842           (Y)41,926,985          (Y)37,990,740         (Y)249,682,567
Current
liabilities                          26,735,692              10,464,171              8,739,069             45,938,932


13.      Distribution of Income and Statutory Reserve

                  Applicable PRC laws and regulations require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income as reported prepared in accordance with PRC GAAP. Combined statutory reserve at December 31, 1998 was $980,208 (RMB
(Y)8,115,048). Distribution declared to owners for the twelve months ended December 31, 1998 was $1,268,762 (RMB (Y)10,503,952). A portion of the amount payable to owner of $230,239 (RMB (Y)1,906,125) at December 31, 1998 was paid in May 1999.

                                           JIAOZUO YI WAN HOTEL CO., LTD.

                                                FINANCIAL STATEMENTS
                                                         AND
                                            INDEPENDENT AUDITORS' REPORT

                                                 DECEMBER 31, 1998

                         JIAOZUO YI WAN HOTEL CO., LTD.
                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                DECEMBER 31, 1998



                                 TABLE OF CONTENTS

                                                                          Page

Independent Auditors' Report                                               1

Balance Sheet as of December 31, 1998                                      2

Statement of Income for the year ended
     December 31, 1998                                                     3

Statement of Owners' Equity for the
     year ended December 31, 1998                                          4

Statement of Cash Flows for the year ended
     December 31, 1998                                                     5

Notes to the Financial Statements                                     6 - 10

Jiaozuo Yi Wan Hotel Co., Ltd.



                                            Independent Auditors' Report

                  We have audited the accompanying balance sheet of Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) as of December 31, 1998, and the related statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiaozuo Yi Wan Hotel Co., Ltd. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Moore Stephens Frazer and Torbet, LLP
Certified Public Accountants


July 30, 1999
Walnut, CA

                         JIAOZUO YI WAN HOTEL CO., LTD.


                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1998




                                                     A S S E T S

                                                                                        RMB                     US
CURRENT ASSETS:
     Cash                                                                     (Y)  $  1,795,783         $     216,911
     Accounts receivable, net of allowance for
        doubtful accounts of $470 (RMB(Y)3,891)                                         924,401               111,657
     Other receivable                                                                   732,220                88,444
     Inventories                                                                        694,333                83,868
     Prepaid expenses                                                                    43,000                 5,194
                                                                                   -------------        --------------
                 Total current assets                                         (Y)  $  4,189,737         $     506,074



BUILDINGS, EQUIPMENT AND AUTOMOBILES:
    Buildings and improvements                                                (Y)   142,817,055         $  17,250,728
    Furniture and equipment                                                          25,496,609             3,079,710
    Automobiles                                                                         476,230                57,523
                                                                                   -------------        --------------
                 Totals                                                       (Y)   168,789,894         $  20,387,961
    Less accumulated depreciation                                                    15,564,789             1,880,055
                                                                                   -------------        --------------
                 Total buildings, equipment
                     and automobiles, net                                     (Y)   153,225,105         $  18,507,906




OTHER ASSETS:
    Intangible asset                                                          (Y)    13,000,000         $  1,570,257
    Less accumulated amortization                                                       650,000               78,513
                                                                                   -------------        --------------
                 Total other assets                                           (Y)    12,350,000         $  1,491,744
                                                                                   -------------        --------------
                     Total assets                                             (Y)   169,764,842         $ 20,505,724
                                                                                   =============        ==============




The accompanying notes are an integral part of this statement.

                         JIAOZUO YI WAN HOTEL CO., LTD.


                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1998


L I A B I L I T I E S    A N D    O W N E R S'   E Q U I T Y


                                                                                        RMB                     US $
 CURRENT LIABILITIES:
    Accounts payable                                                          (Y)     747,423           $      90,280
    Accounts payable - related party                                                  476,768                  57,588
    Accrued liabilities                                                             2,459,682                 297,103
    Sales tax payable                                                               3,299,342                 398,524
    Distribution payable to owners                                                 16,954,787               2,047,952
    Contracts payable                                                              19,752,477               2,385,882
                                                                                 -------------          -------------
                 Total current liabilities                                    (Y)  43,690,479           $   5,277,330


COMMITMENTS AND CONTINGENCIES                                                 (Y)                       $


OWNERS' EQUITY (EXHIBIT C):
    Owners' equity                                                            (Y) 104,880,880           $  12,668,455
    Statutory reserve                                                              21,193,483               2,559,939
                                                                                  -----------           -------------
                 Total owners' equity                                         (Y) 126,074,363           $  15,228,394
                                                                                  -----------           -------------
                       Total liabilities and owners' equity                   (Y) 169,764,842           $  20,505,724
                                                                                  ===========           =============

                    JIAOZUO YI WAN HOTEL CO., LTD.

                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                                               RMB                       US $

NET SALES                                                                 (Y)   63,836,494           $   7,710,746

COST OF SALES                                                                   14,556,757               1,758,296
                                                                                ----------           -------------
GROSS PROFIT                                                              (Y)   49,279,737           $   5,952,450

SELLING, GENERAL AND  ADMINISTRATIVE
     EXPENSES                                                                   20,250,829               2,446,077
                                                                                ----------           -------------
INCOME FROM OPERATIONS                                                    (Y)   29,028,908           $   3,506,373
                                                                                ----------           -------------
OTHER INCOME (EXPENSE):
     Interest income                                                      (Y)      167,499           $      20,232
     Other expense                                                                 (42,253)                 (5,104)
                                                                                ----------           -------------
              Total other income (expense)                                (Y)      125,246           $      15,128

INCOME BEFORE PROVISION FOR
     INCOME TAXES                                                         (Y)   29,154,154           $   3,521,501

PROVISION FOR INCOME TAXES                                                         -                            -
                                                                                ----------           -------------
NET INCOME                                                                (Y)   29,154,154           $   3,521,501
                                                                                ==========           =============














The accompanying notes are an integral part of this statement.

                         JIAOZUO YI WAN HOTEL CO., LTD.

                           STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998




                     OWNERS' EQUITY                                            RMB                            US $

Owners' Equity - Beginning of year                                     (Y)113,874,996                     $ 13,754,845

     Distributions                                                        (16,954,787)                      (2,047,952)

     Net Income, Exhibit B                                                 29,154,154                        3,521,501

     Adjustment to Statutory Reserve                                      (21,193,483)                      (2,559,939)
                                                                         -------------                    -------------
Owners' Equity - End of year                                           (Y)104,880,880                     $ 12,668,546
                                                                         =============                    =============






                   STATUTORY RESERVE                                           RMB                            US $

Statutory Reserve - Beginning of year                                 (Y)                                $

     Adjustment to Statutory Reserve                                  (Y)  21,193,483                    $  2,559,939
                                                                        -------------                    --------------
Statutory Reserve - End of year                                       (Y)  21,193,483                    $  2,559,939
                                                                        =============                    ==============









The accompanying notes are an integral part of this statement.

                    JIAOZUO YI WAN HOTEL CO., LTD. EXHIBIT D

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                         RMB                        US $
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                               (Y)      29,154,154           $     3,521,501
     Adjustments to reconcile net income to net cash
         provided by net cash provided by operating
         activities:
           Depreciation                                                                 8,766,637                 1,058,913
           Amortization                                                                   325,000                    39,256
           Increase in accounts receivable                                               (170,383)                  (20,580)
           Increase in other receivable                                                  (177,999)                  (21,500)
           Decrease in inventories                                                         42,808                     5,171
           Increase in prepaid expenses                                                   (40,000)                   (4,832)
           Increase in accounts payable                                                    50,937                     6,153
           Increase in accounts payable-related party                                     311,544                    37,630
           Increase in distribution payable to owners                                  16,954,787                 2,047,952
           Increase in accrued liabilities                                              1,481,122                   178,903
           Increase in sales taxes payable                                              1,928,065                   232,889
                                                                                 ----------------            --------------
              Net cash provided in operating activities                                58,626,672            $    7,081,456
                                                                                 ----------------            --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of improvements and automobiles                                 (Y)        (185,256)           $     (22,376)
                                                                                 ----------------            --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on contracts payable                                          (40,200,001)              (4,855,717)
     Distribution to owners                                                           (16,954,787)              (2,047,952)
                                                                                 ----------------            --------------
              Net cash used in financing activities                           (Y)     (57,154,788)           $  (6,903,669)
                                                                                 ----------------            --------------
NET INCREASE IN CASH                                                          (Y)       1,286,628            $     155,411

CASH, beginning of year                                                                   509,155                   61,500
                                                                                 ----------------            --------------
CASH, end of year                                                             (Y)       1,795,783            $     216,911
                                                                                 ================            ==============











The accompanying notes are an integral part of this statement.

1.       Summary of significant accounting policies

         a.       The reporting entity

                  The financial statements reflect the activities and financial transactions of Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) also known as Yi Wan Hotel.

                  The Hotel is a foreign investment joint venture with a fifteen-year term and with registered capital of approximately $11,958,000 (RMB
(Y)99,000,000) established under the laws of the People's Republic of China on December 25, 1996. The Hotel's income sources include income from rooms, restaurants, sauna, bowling center and nightclub.

         b.       Basis of accounting

                  The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

                  The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

         c.       Buildings, equipment and automobiles

                  Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1998 amounted to $1,058,913 (RMB(Y)8,766,637). Estimated useful lives of the assets is as follows:

                                               Estimated Useful Life (in years)

                  Buildings                                            20
                  Machinery and equipment                              10
                  Computer, office equipment and furniture              5
                  Automobiles                                           5

                    Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

d.       Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.


1.       Summary of significant accounting policies (continued)

e.       Cash and concentration of risk

        Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1998 amounted to $149,135 (RMB(Y)1,234,674) of which no deposits are covered by insurance. The Hotel has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

f.  Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Hotel's inventory consists of food products, alcohol and beverages, and supplies.

g. Intangible assets

All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Hotel has purchased the Right to use the land for 40 years from the government for a fee in the amount of $1,570,257 (RMB(Y)13,000,000). The Hotel's Right has been registered under the name of one of the joint venture partners. The Hotel is in the process of applying for a name change of the Right which has not been finalized as of the date of this report.

The Right has been classified as an intangible asset on the accompanying financial statements and are being amortized using the straight-line method over the life of the Right. Amortization expense for the year ended December 31, 1998 amounted to $39,256 (RMB(Y)325,000). Accumulated amortization at December 31, 1998 amounted to $78,513 (RMB(Y)650,000).

h.             Taxes

     Certain revenues of the Hotel operations are subject to sales and cultural taxes ranging from 3% to 10%. This tax is shown as a reduction of sales.

        A partner of the Hotel is a foreign company, which results in the Hotel being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Hotel is exempt from central and provincial government income tax for a period of two years (years ended December 31, 1997 and 1998), followed by a 50% reduction in the central government income tax for a period of three years (years ended December 31, 1999, 2000 and 2001).






    1.  Summary of significant accounting policies (contined)

i.             Foreign currency translation and transactions

                        The financial position and results of operations of the Hotel is determined using United States dollars as the functional currency. Assets and liabilities of the Hotel is translated at the prevailing exchange rate of 8.2789 Renminbi per U.S. dollar in effect at December 31, 1998. Income statement accounts are translated at the weighted-average rate of exchange during the year also at 8.2789 Renminbi per U.S. dollar. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity. There are no gains and losses resulting from foreign currency transactions.

        j.  Comprehensive Income

        Financial Accounting Standards Board's (FASB) Statement No. 130 "Reporting Comprehensive Income" establishes new rules for the reporting and presentation of comprehensive income and its components. It requires the Hotel's foreign currency translation adjustments to be included in other comprehensive income. However, since the amount on foreign currency translation adjustment at December 31, 1998 was immaterial, the statement of comprehensive income is not presented.

             k.  New Authoritative Pronouncements

        The Financial Accounting Standards Board has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Hotel's financial statements or financial reporting.


2.       Inventories

                  Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1998:

                                                                       RMB                              US $


                  Supplies inventory                       (Y)     268,003                        $    32,372
                  Food, cigarettes and liquor                      426,330                             51,496
                                                               -----------                        -----------
                       Totals                              (Y)     694,333                        $    83,868
                                                               ===========                        ===========







3.       Year 2000 Issue

        The Hotel recognizes the potential implications of the Year 2000 (Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Hotel has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Hotel is also ongoing. There can be no assurance that there will not be a material adverse effect on the Hotel if its actions and/or those of related third parties fail to address all significant issues in a timely manner.

         The costs of the Hotel's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Hotel's financial position or the results of their operations in any given period.

                  Time and cost estimates are based on currently available information. Actual results could differ from those estimated.


4.       Contracts payable

                  Contracts payable at December 31 consist of the following:

                                                                                    RMB            US $
                  Contracts payable, various vendors,
                      unsecured, due on demand,
                      no interest                                        (Y) 19,752,477   $ 2,385,882


5.       Supplemental disclosure of cash flow information

                  There are no cash paid for interest expense and income taxes for the year ended December 31, 1998.


6. Accounts receivable, concentration of credit risk and customers concentration

                  The Hotel's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Hotel extends unsecured credit to its customers. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end.

7.             Fair Value of Financial Instruments

                  The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.


8.       Pension contribution

                  Regulations in the People's Republic of China require the Hotel to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Hotel pays an annual contribution of 24% of the city's standard salary of its employees to an insurance company which is responsible for the entire pension obligation payable to the retired employees. For the year ended December 31, 1998, the Hotel made pension contributions in the amount of $18,836 (RMB (Y)155,938).

9.       Related party transactions

                  During the year,  the Hotel had borrowed  and  advanced  money with one of the partners of the Hotel. At December 31, 1998, amounts payable to this related party amounted to $4,305 (RMB (Y)35,640). In addition, the Hotel also purchases seafood from a related party through common ownership. Intercompany accounts payable amounted to $53,283 (RMB (Y)441,128) at December 31, 1998 and intercompany cost of sales amounted to $56,203 (RMB (Y)465,297) for the year ended December 31,1998.

10.            Subsequent Events

                  As of December 31, 1998, the Hotel had no property insurance in place. However, property insurance was purchased in July of 1999, which covers all buildings, equipment and inventories of the Hotel.


11.      Distribution of Income and Statutory Reserve

                  The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Statutory reserves at December 31, 1998, amounted to $2,559,939 (RMB (Y)21,193,483). Distributions declared to owners for the year ended December 31, 1998 amounted to $2,047,952 (RMB (Y)16,954,787) and was paid in August of 1999.

                          SHUN DE YI WAN COMMUNICATION
                            EQUIPMENT PLANT CO., LTD.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                DECEMBER 31, 1998

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                DECEMBER 31, 1998



                                 TABLE OF CONTENTS

                                                                          Page

Independent Auditors' Report                                               1

Balance Sheet as of December 31, 1998                                      2

Statement of Income for the year ended
     December 31, 1998                                                     3

Statement of Owners' Equity for the
     year ended December 31, 1998                                          4

Statement of Cash Flows for the year ended
     December 31, 1998                                                     5

Notes to the Financial Statements                                     6 - 11

Shun De Yi Wan Communication Equipment Plant Co., Ltd.




                                            Independent Auditors' Report

                  We have audited the accompanying balance sheet of Shun De Yi Wan Communication Equipment Plant Co., Ltd. as of December 31, 1998, and the related statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

                  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Shun De Yi Wan Communication Equipment Plant Co., Ltd. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Moore Stephens Frazer and Torbet, LLP
Certified Public Accountants


July 30, 1999
Walnut, CA

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.


                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1998




                                                     A S S E T S

                                                                                        RMB                     US $
CURRENT ASSETS:
     Cash                                                                     (Y)     5,680,483         $     686,140
     Accounts receivable, trade                                                       6,240,188               753,746
      Related party receivable                                                          873,481               105,507
      Other receivable                                                                2,053,537               248,045
     Inventories                                                                      4,894,563               591,209
     Deposits                                                                         4,745,471               573,201
                                                                                  --------------        --------------
                 Total current assets                                         (Y)    24,487,723         $   2,957,848



BUILDINGS, EQUIPMENT AND AUTOMOBILES:
    Buildings and improvements                                                (Y)    7,383,933          $    891,898
    Furniture and equipment                                                         16,886,024             2,039,646
    Automobiles                                                                      1,064,042               128,525
                                                                                  --------------        --------------
                 Totals                                                       (Y)   25,333,999          $  3,060,069
    Less accumulated depreciation                                                    7,913,199               955,827
                                                                                  --------------        --------------
                 Total buildings, equipment
                     and automobiles, net                                     (Y)   17,420,800          $  2,104,242



OTHER ASSETS:
    Organization costs, net of accumulated
        amortization of $131,568 (RMB(Y)1,089,242)                            (Y)      18,462           $    2,230
                                                                                  --------------        --------------
                 Total other assets                                           (Y)      18,462           $    2,230
                                                                                  --------------        --------------
                     Total assets                                             (Y)  41,926,985           $ 5,064,320
                                                                                  ==============        ==============







The accompanying notes are an integral part of this statement.

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.


                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1998

L I A B I L I T I E S    A N D    O W N E R S'   E Q U I T Y


                                                                                        RMB                     US $
 CURRENT LIABILITIES:
    Accounts payable                                                          (Y)  3,803,114            $     459,374
    Accounts payable - related party                                                  84,249                   10,176
    Customer deposits                                                              1,443,085                  174,309
    Accrued liabilities                                                            1,150,555                  138,974
    Wage and benefits payable                                                      1,650,314                  199,340
    Sales tax payable                                                              1,549,381                  187,148
    Income tax payable                                                             4,787,192                  578,240
    Distribution payable to owners                                                   783,473                   94,636
                                                                                ------------           --------------
                 Total current liabilities                                    (Y) 15,251,363           $    1,842,197
                                                                                ------------           --------------

COMMITMENTS AND CONTINGENCIES                                                 (Y)                       $


OWNERS' EQUITY (EXHIBIT C):
    Owners' equity                                                            (Y) 19,769,585            $   2,387,949
    Statutory reserve                                                              6,906,037                  834,174
                                                                                ------------           --------------
                 Total owners' equity                                         (Y) 26,675,622            $   3,222,123
                                                                                ------------           --------------
                       Total liabilities and owners' equity                   (Y) 41,926,985            $   5,064,320
                                                                                ============           ==============


              SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD

                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                                               RMB                       US $

NET SALES                                                               (Y)    36,981,580      $      4,466,968

COST OF SALES                                                                  18,843,154             2,276,046
                                                                            -------------      -----------------
GROSS PROFIT                                                            (Y)    18,138,426      $      2,190,922

SELLING, GENERAL AND  ADMINISTRATIVE
     EXPENSES                                                                   8,181,182               988,197
                                                                            -------------      -----------------
INCOME FROM OPERATIONS                                                  (Y)     9,957,244      $      1,202,725
                                                                            -------------      -----------------
OTHER INCOME:
     Interest income                                                    (Y)        56,586      $          6,836
                                                                            -------------      -----------------
INCOME BEFORE PROVISION FOR
     INCOME TAXES                                                       (Y)    10,013,830      $      1,209,561

PROVISION FOR INCOME TAXES                                                      1,802,489               217,721
                                                                            -------------      -----------------
NET INCOME                                                             (Y)      8,211,341      $        991,840
                                                                            =============      =================














The accompanying notes are an integral part of this statement.

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                           STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998




                     OWNERS' EQUITY                                           RMB                        US $

Owners' Equity - Beginning of year                                       (Y) 22,368,664               $ 2,701,794

     Distributions                                                          (5,256,205)                  (634,891)

     Net Income, Exhibit B                                                   8,211,341                    991,840

     Adjustment to Statutory Reserve                                        (5,554,215)                  (670,888)

     Adjustment to Currency Translation                                                                        94
                                                                         --------------             --------------
Owners' Equity - End of year                                         (Y)    19,769,585              $   2,387,949
                                                                         ==============             ==============



                   STATUTORY RESERVE                                        RMB                        US $

Statutory Reserve - Beginning of year                                 (Y)    1,351,822              $     163,286

     Adjustment to Statutory Reserve                                  (Y)    5,554,215                    670,888
                                                                         --------------             --------------
Statutory Reserve - End of year                                       (Y)    6,906,037              $     834,174
                                                                         ==============             ==============










The accompanying notes are an integral part of this statement.

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                          RMB                         US $
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                   (Y)   8,211,341             $     991,840
     Adjustments to reconcile net income to net cash
         provided by net cash provided by operating
         activities:
           Depreciation                                                                 2,492,086                   301,017
           Amortization                                                                   216,852                    26,193
           Increase in accounts receivable                                             (2,954,487)                 (356,870)
           Increase in accounts receivable-related party                                 (873,481)                 (105,507)
           Decrease in other receivable                                                 1,424,461                   172,059
           Decrease in inventories                                                      1,428,644                   172,564
           Decrease in prepaid expenses                                                   876,527                   105,875
           Increase in deposits                                                        (4,745,471)                 (573,201)
           Decrease in accounts payable                                                (2,694,064)                 (325,413)
           Increase in accounts payable-related party                                      84,249                    10,176
           Increase in distribution payable to owners                                     756,206                    91,341
           Increase in customer deposits                                                  433,772                    52,395
           Increase in accrued liabilities                                                238,042                    28,753
           Increase in wage and benefit payable                                           299,526                    36,179
           Increase in income tax payable                                               1,802,489                   217,722
           Increase in sales taxes payable                                                223,803                    27,033
                                                                                     ------------            ---------------
              Net cash provided in operating activities                       (Y)       7,220,495            $      872,156
                                                                                     ------------            ---------------
CASH FLOWS USED IN FINANCING ACTIVITIES:
     Distributions to owners                                                  (Y)      (5,256,205)           $     (634,891)

NET INCREASE IN CASH                                                          (Y)       1,964,290            $      237,265

CASH, beginning of year                                                                 3,716,193                   448,875
                                                                                     ------------            ---------------
CASH, end of year                                                             (Y)       5,680,483            $      686,140
                                                                                     ============            ===============






The accompanying notes are an integral part of this statement.

1.       Summary of significant accounting policies

         a.       The reporting entity

                  The financial statements of Shun De Yi Wan Communication Equipment Plant Co., Ltd. reflects the activities and financial transactions of the company also known as Yi Wan Manufacture (the Company).

                  The Company is a foreign investment joint venture with an eleven-year term and with registered capital of approximately $1,588,000 (RMB(Y)13,146,000) established under the laws of the People's Republic of China on September 3, 1993. The Company's income sources include income from the manufacturing of communication equipment systems.

         b.       Basis of accounting

                  The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

                  The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

         c.       Buildings, equipment and automobiles

                  Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1998 amounted to $301,017 (RMB(Y)2,492,086). Estimated useful lives of the assets are as follows:

                                              Estimated Useful Lives (in years)

                  Buildings                                         20
                  Machinery and equipment                           10
                  Computer, office equipment and furniture          5
                  Automobiles                                       5

         Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

1.       Summary of significant accounting policies (continued)

         d.       Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.       Revenue recognition

                  The Company recognizes revenue when the risk of loss for the product sold passes to the customers which is generally when goods are installed at the customers' premises and testing of the product is completed and accepted by the customers.

f.       Cash and concentration of risk

                  Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1998 amounted to $685,355 (RMB
(Y)5,673,982) of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

g.       Inventories

     Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Company's inventory consists of raw materials, work in process, and finished goods.

h.            Intangible assets

     All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. One of the partners of the Company purchased the Right and neither the title or the Right has been transferred to the Company nor is the Company being charged for using the land. However, the owner has assigned the Right to the Company for the remaining 46 years.

i.       Taxes

                  The  Company's  income is  subject  to a 17%  value  added tax
(VAT).

                  A partner of the Company is a foreign company, which results in the Company being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Company is subject to central government income tax at a rate of 30% and 3% provincial government income tax. However, the Company is exempt from central and provincial government income tax for two years starting from the first year of profitable operations (years ended December 31, 1994 and 1995), followed by 50% reduction in the central government income tax for the next three years (years ended December 31, 1996, 1997 and 1998).

j.             Foreign currency translation and transactions

                    The financial position and results of operations of the Company is determined using United States dollars as the functional currency. Assets and liabilities of the Company are translated at the prevailing exchange rate of 8.2789 Renminbi per U.S. dollar in effect Company at December 31, 1998. Income statement accounts are translated at the weighted-average rate of exchange during the year also at 8.2789 Renminbi per U.S. dollar. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity. There are no gains and losses resulting from foreign currency transactions.

         k.        Comprehensive income

                  Financial Accounting Standards Board's (FASB) Statement No. 130 "Reporting Comprehensive Income" establishes new rules for the reporting and presentation of comprehensive income and its components. It requires the Company's foreign currency translation adjustments to be included in other comprehensive income. However, since the amount on foreign currency translation adjustment at December 31, 1998 was immaterial, the statement of comprehensive income is not presented.

        l.        New Authoritative Pronouncements

                  The Financial Accounting Standards Board (SFAS) has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Company's financial statements or financial reporting.






2.       Inventories

                  Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1998:

                                                                       RMB                              US $

                  Raw materials                              (Y)  1,675,842                         $  202,423
                  Work in process                                   503,837                             60,858
                  Finished goods                                  2,664,213                            321,807
                  Operating supplies                                 50,671                              6,121
                                                                 -----------                        ----------
                       Totals                                (Y)  4,894,563                         $  591,209
                                                                 ===========                        ==========


3.       Year 2000 Issue

                  The Company recognizes the potential implications of the Year 2000 (Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Company has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Company is also ongoing. There can be no assurance that there will not be a material adverse effect on the Company if its actions and/or those of related third parties fail to address all significant issues in a timely manner.

         The costs of the Company's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Company's financial position or the results of their operations in any given period.

         Time and cost estimates are based on currently available information. Actual results could differ from those estimates.


4.       Supplemental disclosure of cash flow information

                  There was no interest expense or income taxes paid for the year ended December 31, 1998.









5. Accounts receivable, concentration of credit risk and customers and suppliers concentration

                  The Company's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers located in the province of QuangZhou. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1998, the Company's accounts receivable included $56,480 (RMB(Y)467,600) of balances over two years old. According to government regulations with respect to enterprise financial affairs, the enterprise may write off bad debts of accounts receivable that remain uncollectible after three years. Management believes that the accounts are collectible and no allowance for bad debts has been provided for these accounts as of December 31, 1998. Approximately 51% and 29% of the Company's sales are made to a small number of customers and suppliers on an open account basis and generally no collateral is required.


6.       Fair Value of Financial Instruments

                  The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.


7.             Pension contribution

                  Regulations in the People's Republic of China require the Company to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Company pays an annual contribution of 18% of the city's standard salary of its employees to an insurance company, which is responsible for the entire pension obligation payable to the retired employees. For the year ended December 31, 1998, the Company made a pension contribution which amounted to $14,656 (RMB (Y)121,338) .

8.             Related party transactions

                  During the year, the Company had borrowed and advanced money with one of the joint venture's partner of YiWan Hotel. At December 31, 1998, amounts receivable from and payable to this related party amounted to $105,507 (RMB (Y)873,481) and $10,176 (RMB (Y)84,249) respectively.









9.             Subsequent Events

                  As of December 31, 1998, the Company had no property insurance in place. However, property insurance was purchased in September of 1999 which covers all buildings, equipment, automobiles and inventories of the Company.


10.      Distribution of Income and Statutory Reserve

                  The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Combined statutory reserve at December 31, 1998 amounted to $834,174 (RMB (Y)6,906,037). Distribution declared to owners for the year ended December 31, 1998 amounted to $634,892 (RMB (Y)5,256,206). At December 31, 1998, $94,636 (RMB (Y)783,473)
remained unpaid and was paid in May, 1999.

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                DECEMBER 31, 1998

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.
                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                DECEMBER 31, 1998



                                 TABLE OF CONTENTS

                                                                          Page

Independent Auditors' Report                                               1

Balance Sheet as of December 31, 1998                                      2

Statement of Income for the year ended
     December 31, 1998                                                     3

Statement of Owners' Equity for the
     year ended December 31, 1998                                          4

Statement of Cash Flows for the year ended
     December 31, 1998                                                     5

Notes to the Financial Statements                                     6 - 11

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.



                                            Independent Auditors' Report

                  We have audited the accompanying balance sheet of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. (the Farm) as of December 31, 1998, and the related statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Farm's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Moore Stephens Frazer and Torbet, LLP
Certified Public Accountants


July 30, 1999
Walnut, CA

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1998


                                                     A S S E T S

                                                                                        RMB                     US $
CURRENT ASSETS:
    Cash                                                                      (Y)        1,365,833      $         164,978
     Accounts receivable, net of allowance for
        doubtful accounts of $3,260 (RMB(Y)26,988)                                         887,508                107,201
      Related party receivable                                                             441,128                 53,283
      Other receivable                                                                     201,322                 24,317
     Inventories                                                                         2,141,439                258,662
     Prepaid expenses                                                                       13,800                  1,667
                                                                                      ------------      -----------------
                 Total current assets                                         (Y)       5,051,030       $         610,108



BUILDINGS, EQUIPMENT AND AUTOMOBILES:
    Buildings and improvements                                                (Y)       6,086,376       $         735,167
    Furniture and equipment                                                               562,205                  67,908
    Automobiles                                                                           124,000                 14,978
                                                                                      ------------      -----------------
                 Totals                                                       (Y)        6,772,581       $        818,053
    Less accumulated depreciation                                                         712,871                  86,107
                                                                                      ------------      -----------------
                 Total buildings, equipment
                     and automobiles, net                                     (Y)       6,059,710       $         731,946



OTHER ASSETS:
    Intangible asset, net of accumulated
        amortization of $135,284 (RMB(Y)1,120,000)                             (Y)      26,880,000       $       3,246,808
                                                                                      ------------      -----------------
                 Total other assets                                           (Y)      26,880,000       $       3,246,808
                                                                                      ------------      -----------------
                     Total assets                                             (Y)      37,990,740       $       4,588,862
                                                                                      ============      =================






The accompanying notes are an integral part of this statement.

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1998

L I A B I L I T I E S    A N D    O W N E R S'   E Q U I T Y


                                                                                        RMB                     US $
 CURRENT LIABILITIES:
    Accounts payable                                                          (Y)         665,360        $         80,368
    Accrued liabilities                                                                    39,418                   4,760
    Wage and benefits payable                                                              55,240                   6,672
    Sales tax payable                                                                     856,399                 103,444
    Distribution payable to owners                                                      1,122,652                 135,604
    Note payable                                                                        6,000,000                 724,734
                                                                                      ------------      -----------------
                 Total current liabilities                                    (Y)       8,739,069       $       1,055,582
                                                                                      ------------      -----------------


COMMITMENTS AND CONTINGENCIES                                                 (Y)                       $



OWNERS' EQUITY (EXHIBIT C):
    Owners' equity                                                            (Y)     28,042,660        $       3,387,245
    Statutory reserve                                                                  1,209,011                  146,035
                                                                                      ------------      -----------------
                 Total owners' equity                                         (Y)      29,251,671       $       3,533,280
                                                                                      ------------      -----------------
                       Total liabilities and owners' equity                   (Y)      37,990,740       $       4,588,862
                                                                                      ============      =================




















The accompanying notes are an integral part of this statement.

                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                                               RMB                       US $
NET SALES                                                               (Y) 15,814,018     $          1,910,159

COST OF SALES                                                                8,149,479                  984,367
                                                                           -----------     --------------------
GROSS PROFIT                                                            (Y)  7,664,539     $            925,792

SELLING, GENERAL AND  ADMINISTRATIVE
     EXPENSES                                                                2,111,651                  255,064
                                                                           -----------     --------------------
INCOME FROM OPERATIONS                                                  (Y)  5,552,888      $           670,728
                                                                           -----------     --------------------
OTHER INCOME:
     Interest income                                                     (Y)    23,532      $             2,842
                                                                           -----------     --------------------
INCOME BEFORE PROVISION FOR
     INCOME TAXES                                                        (Y) 5,576,420      $           673,570

PROVISION FOR INCOME TAXES                                                        -                         -
                                                                           -----------     --------------------
NET INCOME                                                               (Y) 5,576,420      $           673,570
                                                                           ===========     ====================
















The accompanying notes are an integral part of this statement.

                   YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                           STATEMENT OF OWNERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998




              OWNERS' EQUITY                                          RMB                      US $


Owners' Equity - Beginning of the year                     (Y)        24,797,903      $          2,995,061

Distributions                                                         (1,122,652)                 (135,604)

Net Income, Exhibit B                                                  5,576,420                   673,570

Adjustment to Statutory Reserve                                       (1,209,011)                 (146,035)

Adjustment for Currency Translation                                                                    253
                                                                    --------------    ----------------------
Owners' Equity - End of the year                             (Y)      28,042,660      $          3,387,245
                                                                    ==============    ======================



              STATUTORY RESERVE                                       RMB                      US $

Statutory Reserve - Beginning of the year                     (Y)                     $

Adjustment to Statutory Reserve                                        1,209,011                   146,035
                                                                    --------------    ----------------------
Statutory Reserve - End of the year                           (Y)      1,209,011      $            146,035
                                                                    ==============    ======================















The accompanying notes are an integral part of this statement.

                   YI WAN MAPLE LEAF HIGH TECHNOLOGY
                         AGRICULTURE DEVELOPING LTD. CO.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                           RMB                       US $
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                           (Y)           5,576,420        $           673,570
     Adjustments  to  reconcile  net  income  to net cash  provided  by net cash provided by operating activities:
           Depreciation                                                                   356,436                    43,054
           Amortization                                                                   560,000                    67,642
           Increase in accounts receivable                                               (509,774)                  (61,575)
           Increase in accounts receivable-related party                                 (311,544)                  (37,631)
           Increase in other receivable                                                   (47,008)                   (5,678)
           Decrease in inventories                                                        482,710                    58,306
           Decrease in prepaid expenses                                                   138,825                    16,769
           Increase in accounts payable                                                   111,900                    13,516
           Increase in distribution payable to owners                                   1,122,652                   135,604
           Increase in accrued liabilities                                                 21,331                     2,577
           Increase in wage and benefit payable                                            82,129                     9,920
           Increase in sales tax payable                                                  384,759                    46,474
                                                                                  ----------------        ------------------
               Net cash provided in operating activities                      (Y)       7,968,836         $         962,548
                                                                                  ----------------        ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on note payable                                       (Y)      (7,000,000)        $        (845,523)
     Distributions to owners                                                           (1,122,652)                 (135,604)
                                                                                  ----------------        ------------------
               Net cash used in financing activities                          (Y)      (8,122,652)        $        (981,127)
                                                                                  ----------------        ------------------
NET DECREASE IN CASH                                                          (Y)        (153,816)        $         (18,579)

CASH, beginning of year                                                                 1,519,649                   183,557
                                                                                  ----------------        ------------------
CASH, end of year                                                             (Y)       1,365,833         $         164,978
                                                                                  ================        ==================











The accompanying notes are an integral part of this statement.

1.       Summary of significant accounting policies

         a.       The reporting entity

                  The financial statements reflect the activities of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd Co., also known as Yi Wan Farm (the Farm).

                  The Farm is a foreign investment joint venture with a twelve year term and with registered capital of approximately $2,416,000 (RMB
(Y)20,000,000), established under the laws of the People's Republic of China on December 4, 1996. The Farm's income sources include income from the sales of seafood raised and produced in constructed ponds.

         b.       Basis of accounting

                  The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in U.S. dollars and Renminbi (RMB), the currency of the People's Republic of China.

                  The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

         c.       Buildings, equipment and automobiles

                  Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the year ended December 31, 1998 amounted to $43,054 (RMB(Y)356,436). Estimated useful lives of the assets are as follows:

                                               Estimated Useful Life (in years)

                  Buildings                                              20
                  Machinery and equipment                                10
                  Computer, office equipment and furniture               5
                  Automobiles                                            5

                    Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

1.       Summary of significant accounting policies  (continued)

         d.       Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

e.       Cash and concentration of risk

        Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1998 amounted to $154,456 (RMB(Y)1,278,727) of which no deposits are covered by insurance. The Farm has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in back accounts.

f.                                                   Inventories

     Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Farm's inventories consist of fish, shrimp, soft-shelled turtles, crab, feed, seeds, and supplies. Included as part of the inventoried costs on seafood are direct labor and applicable overhead incurred over time to raise the seafood product until taken to market.

g.                                              Intangible assets

     All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Farm has purchased the Right to use the farmland for 50 years from the government for a fee in the amount of $3,382,092 (RMB(Y)28,000,000). The Farm's Right has been registered under a related party's (through common ownership) name. The Farm is in the process of applying for a name change which has not been finalized as of the date of the report.

     These  Rights  have  been   classified  as  an  intangible   asset  on  the
accompanying financial statements and are being amortized using the straight-line method over the life of the Rights. Amortization expense for the year ended December 31, 1998, amounted to $67,642 (RMB(Y)560,000). Accumulated amortization at December 31, 1998, amounted to $135,284 (RMB(Y)1,120,000).

1.                 Summary of significant accounting policies (continued)

h.             Taxes

        Revenues of the Farm operation are subject to an 8% sales tax, and is shown as a reduction of sales.

        A partner of the Farm is a foreign company, which results in the Farm being considered as foreign investment joint venture by the government, receiving special income tax treatment. The Farm is subject to a central government income tax at a rate of 30% and 3% provincial government income tax. However, the Farm is exempt from central and provincial government income tax for two years, starting with the first year of profitable operations (years ended December 31, 1997 and 1998), followed by a 50% reduction in central government income tax for the next three years (years ended December 31, 1999, 2000 and 2001).

i.             Foreign currency translation and transactions

                        The financial position and results of operations of the Farm is determined using United States dollars as the functional currency. Assets and liabilities of the Farm are translated at the prevailing exchange rate of 8.2789 Renminbi per U.S. dollar in effect at December 31, 1998. Income statement accounts are translated at the weighted-average rate of exchange during the year, also at 8.2789 Renminbi per U.S. dollar. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in owners' equity. There are no gains and losses resulting from foreign currency transactions.

j.            Comprehensive income

        Financial Accounting Standards Board's (FASB) Statement No. 130 "Reporting Comprehensive Income" establishes new rules for the reporting and presentation of comprehensive income and its components. It requires the Farm's foreign currency translation adjustments to be included in other comprehensive income. However, since the amount on foreign currency translation adjustment at December 31, 1998 was immaterial, the statement of comprehensive income is not presented.

k.             New Authoritative Pronouncements

        The Financial Accounting Standards Board (SFAS) has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Farm's financial statements or financial reporting.

2.       Inventories

                  Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1998:

                                                                       RMB                              US $

                  Raw Material - Feeds                     (Y)     276,303                        $    33,374
                  Raw Material - Others                             21,405                              2,586
                  Work in process                                1,843,731                            222,702
                                                               -----------                        ------------
                       Totals                              (Y)   2,141,439                        $   258,662
                                                               ===========                        ============


3.       Year 2000 Issue

         The Farm recognizes the potential implications of the Year 2000 (Y2K) issue on systems that may contain date-related transactions, data, embedded chips, etc. The Farm has assessed the impact of the Y2K issue on its operations and is now in the process of renovating or replacing, as necessary, the computer applications and business processes to provide for continued services in the new millennium. An assessment of the preparedness of external entities that interface with the Farm is also ongoing. There can be no assurance that there will not be a material adverse effect on the Farm if its actions and/or those of related third parties fail to address all significant issues in a timely manner.
                  The costs of the Farm's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. At this time, the costs of these efforts are not expected to be material to the Farm's financial position or the results of their operations in any given period.

                  Time and cost estimates are based on currently available information. Actual results could differ from those estimates.


4.       Note payable

                  Note payable at December 31 consist of the following:

                                                                                 RMB                 US $
                  Note payable, JiaoZuo local
                      government, unsecured, variable
                      amount payable monthly, balance
                      due September,1999, no interest (Y)                  6,000,000       $       724,734


5.       Supplemental disclosure of cash flow information

                  There was no interest expense or income taxes paid for the year ended December 31, 1998.


6. Accounts receivable, concentration of credit risk and customers and suppliers concentration

                  The Farm's operations are conducted mainly in the People's Republic of China. During the normal course of business, the Farm extends unsecured credit to its customers located in the province of HeNan. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1998, the Farm's allowance for bad debts was reserved for $3,260 (RMB (Y)26,988). Approximately 35% and 72% of the Farm's sales and purchases are made to a small number of customers and suppliers on an open account basis and generally no collateral is required.


7.             Fair value of financial instruments

                  The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.


8.             Pension contribution

                  Regulations in the People's Republic of China require the Farm to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. There were no contributions for the Farm's employees due to their non-permanent status.


9.             Related party transactions

                  The Farm sells seafood to a related party (through common ownership). Intercompany accounts receivable amounted to $53,283 (RMB
(Y)441,128) at December 31, 1998 and intercompany sales amounted to $56,203 (RMB
(Y)465,297) for the year ended December 31,1998.

10.            Commitments and contingencies

                  On January 23, 1997, the Farm leased delivery automobiles and certain refrigerators from two unrelated companies in the city of JiaoZuo. The leases are classified as non-cancelable operating leases. Future minimum rents for the ensuing five years are as follows:

                  December 31       RMB            US $

                      1999    (Y  396,000      $  47,832
                      2000        396,000         47,832
                      2001        396,000         47,832
                      2002        396,000         47,832
                      2003        396,000         47,832
                  Thereafter    -                                      -

                  Rental expense for the year ended December 31, 1998, amounted to $47,832 (RMB(Y)396,000).


11.            Property Insurance

     There was no insurance coverage in 1998 for the Farm's assets and inventories which amounted to approximately $1,076,715 (RBM(Y)8,914,020) at December 31, 1998.


12.      Distribution of Income and Statutory Reserve

                  The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve to a general reserve fund, an enterprise expansion fund and a staff welfare and employee bonus fund based on the net income. Combined statutory reserve at December 31, 1998 amounted to $146,035 (RMB (Y)1,209,011). Distributions declared to the partners for the year ended December 31, 1998 amounted to $135,604 (RMB (Y)1,122,652) and was not paid as of the report date.

                                YIWAN GROUP, INC.
                          Combined FINANCIAL STATEMENTS

                                OCTOBER 31, 1999

                                YIWAN GROUP, INC.
                          Combined FINANCIAL STATEMENTS

                                OCTOBER 31, 1999


                                TABLE OF CONTENTS

                                                                         Page

Balance Sheet                                                               2

Statement of Income for the ten months ended
     October 31, 1998                                                       3

                                   YIWAN GROUP
                             COMBINED BALANCE SHEET
                                OCTOBER 31, 1999

                                                                                                 COMBINED        COMBINED
ASSETS                                                       HOTEL        MFR         FARM     TOTAL (RMB)*     TOTAL ($)**
------------------------------------------------------------------------------------------------------------------------------
CASH
                                                           3,965,362   6,623,735     661,577      11,250,675     1,359,138.27
ACCOUNTS RECEIVABLE
                                                           1,749,624     907,363     673,077       3,330,065       402,288.61
ACCOUNTS RECEIVABLE - RELATED PARTY
                                                             500,000   5,313,248                   5,813,248       702,269.73
OTHER RECEIVABLE
                                                           3,519,777   7,739,069      56,671      11,315,516     1,366,971.48
PREPAID EXPENSES
                                                             126,168                                 126,168        15,241.79
DEPOSIT
                                                                       4,745,471                   4,745,471       573,276.84
INVENTORY
                                                             719,921   5,850,201   2,748,742       9,318,864     1,125,765.78
                                                        ----------------------------------------------------------------------

     TOTAL CURRENT ASSETS
                                                          10,580,852  31,179,088   4,140,067      45,900,008     5,544,952.48
                                                        ----------------------------------------------------------------------


                                                                                                                            -
FIXED ASSETS
                                                                                                           -                -
BUILDING & IMPROVEMENT
                                                         142,817,055   7,383,933   6,286,376     156,487,364    18,904,463.06
FURNITURE AND EQUIPMENT
                                                          26,425,690  16,886,023     562,205      43,873,919     5,300,190.69
AUTOS
                                                             476,230   1,064,042     124,000       1,664,272       201,052.47
ACCUMULATED DEPRECIATION
                                                        (23,461,454) (9,989,937) (1,009,900)    (34,461,292)   (4,163,097.88)
                                                        ----------------------------------------------------------------------

     TOTAL FIXED ASSETS
                                                         146,257,521  15,344,062   5,962,681     167,564,263    20,242,608.34
                                                        ----------------------------------------------------------------------

INTANGIBLE ASSET
                                                          12,350,000              25,693,333      38,043,333     4,595,826.59
                                                        ----------------------------------------------------------------------

            TOTAL ASSETS
                                                         169,188,373  46,523,149  35,796,082     251,507,604    30,383,387.41
                                                        ======================================================================

                                   YIWAN GROUP
                             COMBINED BALANCE SHEET
                                OCTOBER 31, 1999

                                                                                                 COMBINED        COMBINED
LIABILITIES                                                  HOTEL        MFR         FARM     TOTAL (RMB)*     TOTAL ($)**
------------------------------------------------------------------------------------------------------------------------------
ACCOUNTS PAYABLE
                                                             651,062   4,755,580     813,060       6,219,702       751,371.42
ACCOUNTS PAYABLE - RELATED PARTY
                                                             257,076                 500,000         757,076        91,458.64
CUSTOMER DEPOSIT
                                                                       1,443,085                   1,443,085       174,331.95
OTHER PAYABLE
                                                             811,120   1,667,989                   2,479,108       299,488.80
ACCRUED LIABILITIES
                                                                         519,009     563,629       1,082,639       130,788.20
EMPLOYEE BENEFIT PAYABLE
                                                           2,010,967   1,210,321     131,450       3,352,737       405,027.54
DIVIDEND PAYABLE TO PARTNERS
                                                           9,254,787               2,187,740      11,442,527     1,382,314.96
SALES TAX PAYABLE
                                                           4,925,922   1,355,958   1,123,268       7,405,148       894,579.27
EDUCATION FUND PAYABLE
                                                             298,451                 758,449       1,056,900       127,678.81
NOTE PAYABLE
                                                             572,478               1,000,000       1,572,478       189,963.26
INCOME TAX PAYABLE
                                                             293,849   6,114,453                   6,408,302       774,155.26
                                                        ----------------------------------------------------------------------

    TOTAL CURRENT LIABILITIES
                                                          19,075,711  17,066,395   7,077,596      43,219,703     5,221,158.11
                                                        ----------------------------------------------------------------------

OWNERS' EQUITY
                                                         128,919,179  22,358,180  26,822,363     178,099,721    21,515,344.83
SATUTORY RESERVE
                                                          21,193,483   7,098,574   1,896,123      30,188,179     3,646,884.35

    TOTAL OWNER'S EQUITY
                                                         150,112,662  29,456,753  28,718,486     208,287,901    25,162,229.18
                                                        ----------------------------------------------------------------------

           TOTAL LIABILITIES AND OWNERS' EQUITY
                                                         169,188,373  46,523,149  35,796,082     251,507,603    30,383,387.29
                                                        ======================================================================


**   Conversion rate at 10/31/99 was U.S. $1.00 to 8.2778 Y per historical currency table by OANDA, Inc.

                                                     YIWAN GROUP, INC.
                                                      INCOME STATEMENT
                                            FOR THE TEN MONTHS ENDED 10/31/1999

                                            UNAUDITED        UNAUDITED       UNAUDITED        UNAUDITED         UNAUDITED
                                                                                               COMBINED         COMBINED
                                        YIWAN  HOTEL       YIWAN  MFT     YIWAN  FARM        TOTAL (RMB)*      TOTAL ($)*
-----------------------------------------------------------------------------------------------------------------------------

 NET SALES                                      59,349,315     32,340,962      11,372,968        103,063,245      12,450,018

COST OF SALES                                   23,207,870     15,410,614       6,695,750         45,314,235      5,473,950

NET COST OF SALES                               23,207,870     15,410,614       6,695,750         45,314,235      5,473,950
                                        -------------------------------------------------------------------------------------

GROSS PROFIT                                    36,141,445     16,930,347       4,677,217         57,749,010       6,976,068
                                        -------------------------------------------------------------------------------------

OPERATING EXPENSES                              11,452,356      6,446,495       2,386,865         20,285,716       2,450,510
                                        -------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                          24,689,089     10,483,852       2,290,352         37,463,294       4,525,558
                                        -------------------------------------------------------------------------------------

OTHER EXPENSE                                       30,750                                            30,750           3,715
OTHER INCOME
                                                   (1,886)                                           (1,886)           (228)
                                        -------------------------------------------------------------------------------------

TOTAL OTHER EXPENSE (INCOME)
                                                    28,864              -               -             28,864           3,487
                                        -------------------------------------------------------------------------------------

INCOME BEFORE TAXES                             24,660,225     10,483,852       2,290,352         37,434,430       4,522,071

INCOME TAXES                                      -621,927
                                                              (1,327,261)                        (1,949,189)       (235,462)
                                        -------------------------------------------------------------------------------------

NET INCOME                                      24,038,298      9,156,591       2,290,352
                                                                                                  35,485,241    4,286,609.71
                                        =====================================================================================

*   Weighted-average conversion rate for 1999 was U.S.$1.00 to 8.27816 Y based on calculation from historical currency table by OANDA, Inc.